As filed with the Securities and Exchange Commission on July 26, 1996

                                                 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------
                         MARATHON FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        Virginia                           6712                   54-1560968
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                                4095 Valley Pike
                           Winchester, Virginia 22602

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             ---------------------
                                DONALD L. UNGER
                     President and Chief Executive Officer
                         MARATHON FINANCIAL CORPORATION
                                4095 Valley Pike
                           Winchester, Virginia 22602
                                 (540) 869-6600
           (Names, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                           -------------------------
                                With Copies to:

                              JODY M. WAGNER, ESQ.
                               Kaufman & Canoles
                                 P.O. Box 3037
                          Norfolk, Virginia 23514-3037
                                 (804) 624-3294

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                             Proposed Maximum    Proposed Maximum       Amount of
    Title of Each Class of                  Amount to be      Offering Price         Aggregate         Registration
  Securities to be Registered                Registered         Per Unit(1)      Offering Price(1)        Fee
======================================================================================================================
Common Stock, par value $1.00 per share    575,000 shares          $5.75          $3,306,250.00        $1,140.09
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (e)

                             ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                         MARATHON FINANCIAL CORPORATION

                             Cross Reference Sheet

            (Pursuant to Rule 404(a) of the Securities Act of 1933,
                  as amended, and Item 501 of Regulation S-K)


             Item No. and Caption in Form S-1                                 Location or Caption in Prospectus
1.   Forepart of the Registration Statement and Outside
     Front Cover Page of Prospectus...............................   Facing Page of Registration Statement; Cross Reference
                                                                     Sheet; Outside Front Cover Page of Prospectus.

2.   Inside Front and Outside Back Cover Pages of
     Prospectus...................................................   Inside Front and Outside Back Cover Pages of
                                                                     Prospectus.

3.   Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges....................................   Prospectus Summary; Investment Considerations.

4.   Use of Proceeds..............................................   Use of Proceeds.

5.   Determination of Offering Price..............................   Outside Front Cover Page of Prospectus; Investment
                                                                     Considerations; Underwriting.

6.   Dilution.....................................................   Not Applicable.

7.   Selling Security Holders.....................................   Not Applicable.

8.   Plan of Distribution.........................................   Outside Front Cover Page of Prospectus; Prospectus
                                                                     Summary; Offering to Stockholders; Underwriting.

9.   Description of Securities to be Registered...................   Description of Capital Stock.

10.  Interests of Named Experts and Counsel.......................   Legal Matters; Experts.

11.  Information with Respect to the Registrant...................   Outside Front Cover Page of Prospectus; Prospectus
                                                                     Summary; Investment Considerations; Use of
                                                                     Proceeds; The Corporation; Capitalization;
                                                                     Selected Consolidated Financial Data;
                                                                     Management's Discussion and Analysis of
                                                                     Financial Condition and Results of
                                                                     Operations of Marathon Financial
                                                                     Corporation; Business; Management;
                                                                     Description of Capital Stock;
                                                                     Consolidated Financial Statements.

12.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...............   Not Applicable.


      PRELIMINARY PROSPECTUS DATED ______ __, 1996, SUBJECT TO COMPLETION

                                 500,000 Shares

                         MARATHON FINANCIAL CORPORATION

                                  Common Stock

     Prior to this offering, there has been no public market for the Common Stock of Marathon Financial Corporation, a Virginia corporation (the "Corporation"). See "Market Price and Dividend Data." The Corporation has applied to have its Common Stock approved for listing on the NASDAQ SmallCap Market under the symbol "MFCV." It is currently anticipated that the public offering price will be between $4.75 and $5.75 per share. See "Underwriting" for information regarding the factors considered in determining the offering price.

     Of the 500,000 shares of Common Stock described herein (the "Shares"), 100,000 Shares will be offered first to the Corporation's stockholders of record on June 24, 1996 at $5.00 per Share, on the basis of one Share for each 12 shares of Common Stock owned on such date (the "Subscription Offering"). See "Offering to Stockholders." All Shares not subscribed for in the Subscription Offering, together with 400,000 additional Shares, will be offered to the public ("Public Offering"). The Corporation reserves the right to increase the total number of Shares offered in the Public Offering by not more than 75,000 Shares.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL
            RESERVE BANK, THE VIRGINIA STATE CORPORATION COMMISSION
            OR ANY OTHER STATE OR FEDERAL AGENCY, NOR HAS ANY STATE
             OR FEDERAL AGENCY PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS
      DEPOSITS, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
              CORPORATION OR BY ANY OTHER STATE OR FEDERAL AGENCY.

                                ---------------

                            Public         Broker/Dealer    Proceeds to
                        Offering Price    Commission (1)  Corporation (2)
                        --------------    --------------  ---------------

Per Share............   $                 $               $

Total (3)............   $                 $               $


(1) Payable to McKinnon & Company, Inc. (the "Underwriter"), as selling agent for the Corporation. The Corporation has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

(2)      Before deducting expenses payable by the Corporation estimated at
         approximately $          .

(3)      Assumes the sale of the entire       Shares offered hereby.  In the
         Corporation's prior Subscription Offering, it sold      Shares at $5.00
         per share for a total of $          , paid a financial advisory/standby
         fee of $ to the Underwriter, and incurred expenses of approximately $
         , ultimately yielding net proceeds of $     .

         The Shares are offered by the Underwriter, as selling agent for the Corporation, subject to prior sale, on a best efforts basis, and subject to certain other conditions, including the right to reject any order in whole or in part. This offering will close on or about , 1996, and is not subject to the sale of any minimum number of Shares. Funds received by the Underwriter will be deposited at, and held by, Crestar Bank (the "Escrow Agent") in a noninterest bearing escrow account in Richmond, Virginia. It is expected that delivery of
the Shares will be made on or about    , 1996.

                            McKinnon & Company, Inc.

                 The date of this Prospectus is ______ , 1996.

         [MAP of Northern Virginia with branch locations indicated]

                             AVAILABLE INFORMATION

         The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete, and reference is made to the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement and each such statement shall be deemed qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which are available for inspection without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fees.

         The Corporation is subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended. Such reports may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                            REPORTS TO STOCKHOLDERS

         The Corporation will furnish annual reports to its stockholders containing audited financials of the Corporation and any subsidiaries on a consolidated basis, as well as quarterly reports containing unaudited financial information.

                               PROSPECTUS SUMMARY

             The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus.

                         Marathon Financial Corporation

             Marathon Financial Corporation (the "Corporation") is a bank holding company headquartered in Frederick County, Virginia. Its banking subsidiary, The Marathon Bank (the "Bank"), began operations in December 1988 in Frederick County, and opened additional branches in Front Royal, Virginia, in 1993 and in Winchester, Virginia in 1995. At June 30, 1996, the Corporation had $41.611 million in assets, $31.596 million in net loans, $37.866 million in deposits, $2.963 million in stockholders' equity, and an operating tax loss carryforward of $3.226 million. During the year ended December 31, 1995, the Corporation's net income grew 32.39% to $421 thousand from $318 thousand in 1994. For the six months ended June 30, 1996, the Corporation's net income increased 71.75% to $304 thousand from $177 thousand for the comparable period in 1995, while total assets increased 28.96% to $41.611 million at June 30, 1996 over the June 30, 1995 level. The annualized return on average assets and average equity for the six months ended June 30, 1996 were 1.61% and 21.55%, respectively. Improvements in the Bank's earnings and size have been consistent since the employment by the Corporation of the current chief executive officer in 1992.

             The Corporation experienced significant losses in its first four years of the Bank's operation, including net losses of $529 thousand in 1989, $381 thousand in 1990, $2.748 million in 1991, and $474 thousand in 1992. In late 1991, two significant loans with overdrafts and unusual extensions of credit aggregating approximately $2.1 million were written off, without any subsequent recovery. At December 31, 1991 the Corporation had a negative net worth of $828 thousand, total assets of $15.883 million and a ratio of non-performing assets and past due loans to total loans of 5.85%, which ratio peaked at 10.39% at June 30, 1992. The Corporation was placed under a Memorandum of Understanding by regulatory authorities in 1992 and the Board of Directors of the Corporation accepted the resignations of the president, the chief lending officer and the treasurer of the Corporation in February, April and May 1992, respectively.

             In April 1992, the Corporation's Board of Directors recruited Donald L. Unger, a local, well respected banker, to take over as chief executive officer of the Bank. Mr. Unger, with over 25 years of senior banking experience in the Winchester and surrounding markets, had served as chief executive officer and a director of The Peoples Bank of Front Royal, Front Royal, Virginia ("The Peoples Bank"). Under Mr. Unger's leadership, the net income of The Peoples Bank steadily increased from approximately $75 thousand in 1980 to $801 thousand in 1991 while, during the same period, assets increased from approximately $10 million to $60 million. Over the 1981-1991 period, the average annual return on equity and average annual return on assets of The Peoples Bank were 17.40% and 1.59%, respectively. This period included the recession years of 1988-1991, when the average annual return on equity and average annual return on assets were 15.72% and 1.40%, respectively. The Peoples Bank was sold to a large statewide bank holding company in 1992.

             Prior to hiring Mr. Unger, the Corporation's primary focus was on commercial lending, which was largely unsecured. Under new management, the Corporation's loan portfolio, deposit base and general operations were diversified with the goal of reducing the volatility of assets and liabilities, collateralizing the loan portfolio, and transforming the institution into a full service community bank. From December 31, 1991 to June 30, 1996 consumer installment loans increased 882.70% and loans secured by real estate increased 134.44%. The Corporation's loan portfolio stabilized, and at June 30, 1996 the loan mix consisted of 52.24% consumer installment and real property loans and 47.76% commercial loans, a significant portion of which commercial loans were secured by real estate, deposits and marketable securities. The Corporation also began to originate and sell loans in the secondary mortgage market in September 1993, and production and sale has steadily increased from $2.237 million in 1994, to $3.502 million in 1995, and $2.389 million during the first six months of 1996. The Bank emphasized diversifying its deposit base by increasing consumer and commercial deposits and eliminating brokered deposits, which prior to 1991 exceeded the Corporation's non-interest bearing deposits. Average non-interest bearing deposits increased from $909 thousand, representing 6.14% of the Corporation's total deposits at December 31, 1991, to $5.203 million, representing 15.21% of the Corporation's total deposits, at June 30, 1996. This shift substantially impacted the Corporation's cost of funds. As a result of this successful turnaround, the Memorandum of Understanding was terminated on November 23, 1994.

             In the first three full years under Mr. Unger's leadership, the Corporation's net income steadily increased to $80 thousand in 1993, $318 thousand in 1994 and $421 thousand in 1995. For the first six months of 1996, net income was $304 thousand. These figures include expenses associated with the opening of two additional branches -

August 1993 in Front Royal and February 1995 in Winchester. Total assets increased from $15.883 million at December 31, 1991 to $41.611 million at June 30, 1996. Non-performing assets to period end loans and other real estate owned declined from 2.94% at December 31, 1991 to 0.93% at June 30, 1996. Additionally, the Corporation has signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%. The net interest margin increased from 3.67% in 1991 to 6.04% in 1994, was 5.81% in 1995, and for the first six months of 1996 on an annualized basis was 6.14%. Over the same period, the return on average equity increased from negative 175.2% at December 31, 1991 to positive 21.55% on an annualized basis in the first six months of 1996. The return on average assets increased from negative 16.40% to positive 1.61%; the ratio of nonperforming assets to period end loans and other real estate owned decreased from 2.94% to .93%; while net chargeoffs to average loans declined from 16.91% to .01%. The Corporation has significantly more interest rate sensitive assets than liabilities adjustable within 90 days, and, therefore, the net interest margin would be expected to benefit from an increase in interest rates during this 90-day period.

             As part of the recapitalization of the Corporation in 1992, the Corporation, in private placements, issued two rounds of Common Stock at $5.00 per share, Convertible Preferred Stock convertible into Common Stock at $5.00 per share (which was mandatorily converted in July 1995) and warrants to purchase Common Stock at $5.00 per share. At June 30, 1996, 200,688 of such warrants were outstanding and exercisable through June 30, 1997.

             The Corporation is the only independent community bank headquartered in the City of Winchester or Frederick County, Virginia. The Corporation's primary market is the Northern Shenandoah Valley, which includes Frederick County, where, based on total financial institution deposits at June 30, 1995, it was the fourth largest financial institution with approximately 11% of the market, Warren County, including the Town of Front Royal, where, based on total financial institution deposits at June 30, 1995, it was the ninth largest financial institution with approximately 4% of the market, and the City of Winchester, the largest market in the four county area of Frederick, Warren, Shenandoah and Clarke Counties. Winchester and Front Royal are located at or near the intersections of I-81 and I-66 on the western fringe of the greater Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

             Seventeen Fortune 500 companies have major manufacturing facilities in the Northern Shenandoah Valley. In addition, Warren County is becoming a significant center, in the Mid-Atlantic region, for manufacturing and distribution due to its proximity to the Virginia Inland Port, a state sponsored facility to expedite truck and rail shipments to the Hampton Roads Port. Pen-Tab Inc. opened a manufacturing and distribution center in the first quarter of 1996 which employs over 270 persons. Toray, Inc. recently broke ground on a $120 million full service manufacturing plant which anticipates employing 120 persons in 1997 and over 500 persons by the year 2000. Major employers in the four county area include Valley Health Systems, Inc., National Fruit Products, Inc., Crown Cork and Seal, Automotive Industries Inc., Rubbermaid Commercial Products, General Electric, AT&T Communications, duPont, Inc. and O'Sullivan Corporation.

                                  The Offering


Shares offered........................      A total of 500,000 Shares, of which 100,000 (the "Subscription Shares")
                                            will be initially offered in a subscription offering (the "Subscription
                                            Offering") to the Corporation's stockholders of record on June 24, 1996 on the basis of one Share for each 12 shares of Common Stock then beneficially owned.  The Shares not subscribed for in the Subscription
                                            Offering, together with 400,000 additional Shares (collectively, the "Public
                                            Offering Shares"; the Subscription Shares and the Public Offering Shares
                                            are sometimes collectively referred to herein as the "Shares"), will be offered in a public offering on a best efforts basis by the Underwriter as selling agent for the Corporation, at a price currently anticipated to be between $4.75 and $5.75 per Share.  The Corporation reserves the right to increase the total number of Shares offered in the Public Offering by not more than 75,000 Shares.  See "Offering to Stockholders" and
                                            "Underwriting."


Common Stock outstanding.............       1,306,303 shares at June 30, 1996;
                                            1,806,303 after completion of the
                                            Offerings, assuming the sale of all 500,000
                                            Shares and excluding the 75,000 additional
                                            Shares that may be offered at the
                                            election of the Corporation.

Use of proceeds.......................      To support future growth of the Corporation's assets, including the potential opening of new branches, and for general corporate purposes.  See "Use of
                                            Proceeds."

Market area...........................      The Corporation's three banking offices, located in Frederick County, the
                                            Town of Front Royal and the City of Winchester, operate along the western fringe of Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

Proposed NASDAQ symbol................      The Corporation has applied to
                                            have its Common Stock approved for listing on the
                                            NASDAQ SmallCap Market under the symbol "MFCV."

Dividends.............................      The Corporation has never declared or paid cash dividends and does not anticipate doing so in the foreseeable future.  See "Market Price and
                                            Dividend Data," "Business - Supervision and Regulation," and "Description
                                            of Capital Stock."

Risk Factors..........................      Prospective investors should carefully consider certain factors before purchasing any of the Shares offered in the Offerings.  See "Investment
                                            Considerations."

                                       6

                             SUMMARY FINANCIAL DATA

         The year-end income statement data, the year-end per share data, and the year-end balance sheet data regarding net income contained in the following summary financial data for the five years ended December 31, 1995 are derived from the audited historical consolidated financial statements of the Corporation. The financial data for the six months ended June 30, 1996 and 1995 are derived from unaudited consolidated financial statements. The summary financial data should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Corporation included elsewhere in this Prospectus.


                                                Six months ended
                                                    June 30,                               Years ended December 31,
                                              1996         1995        1995        1994         1993        1992         1991
                                              ----         ----        ----        ----         ----        ----         ----
                                                                            (Dollars in thousands, except per share data)
Income Statement Data:
  Net interest income...................   $  1,038     $    777     $  1,688    $  1,402    $    908     $    593     $    566
  Provision for loan losses.............         73           16          113         151          12          (88)       2,458
  Noninterest income....................        194          101          281         242          93          111          180
  Noninterest expense...................        855          685        1,435       1,175         909        1,266        1,036
  Income tax expense....................        103           59          143         101           -            -            -
  Benefit of net operating loss(1)......       (103)         (59)        (143)       (101)          -            -            -
  Net income (loss).....................   $    304     $    177     $    421    $    318    $     80     $   (474)    $ (2,748)
                                           =========     ========    ========    ========    ========     =========    =========
Per Share Data:
  Net income (loss).....................   $    .23     $    .16     $    .35    $    .30    $    .08     $   (.40)    $  (4.51)
  Cash dividends........................         --           --           --          --          --           --           --
  Book value at period end..............       2.27         1.90         2.05        1.75        1.52         1.25        (1.36)
  Tangible book value at period end.....       2.27         1.90         2.05        1.75        1.52         1.25        (1.36)
Balance Sheet Data:
  Total assets..........................   $ 41,611     $ 32,266     $ 36,070    $ 27,682    $ 22,379     $ 16,111     $ 15,883
  Loans, net............................     31,596       26,606       28,774      22,618      18,149       10,828       11,545
  Securities............................      1,691        1,506        1,699       1,490       1,517        2,168        2,572
  Deposits..............................     37,866       29,045       32,622      24,604      19,606       13,678       16,391
  Stockholders' equity (deficit)........      2,963        2,434        2,678       2,244       1,934        1,497         (828)
  Average shares outstanding(2).........      1,306        1,091        1,192       1,083       1,055          743          615
Performance Ratios(3):
  Return on average assets..............       1.61%        1.18%        1.31%       1.23%        .42%       (3.10)%     (16.40)%
  Return on average equity..............      21.55        15.13        16.96       15.28        4.51       (90.00)     (175.20)
  Net interest margin(4)................       6.14         6.21         5.81        6.04        5.38         4.31         3.67
  Efficiency(5).........................      69.40        78.02        72.88       71.47       90.81       179.83       138.87
Asset Quality Ratios:
  Allowance for loan losses to period
    end loans...........................       1.45%        1.15%        1.35%       1.31%       1.22%        1.78%        3.85%
  Allowance for loan losses to
   nonaccrual loans.....................     725.00       107.27       873.33      111.11    1,184.21         0.00       130.51
  Nonperforming assets to period end
    loans and other real estate owned(6)       0.93(7)      1.07         0.96        1.18        0.10         0.00         2.94
  Net charge-offs (recoveries) to
    average loans.......................        .01          .04          .07         .37       (0.12)        1.63        16.91
Capital and Liquidity Ratios:
  Leverage..............................       7.88%        8.10%        8.32%       8.69%       9.99%        9.38%       (5.21)%
  Risk based:
    Tier I capital......................       9.20         9.19         9.40       10.04       10.67        11.71        (5.45)
    Total capital.......................      10.45        10.37        10.60       11.29       11.92        13.30        (3.33)
  Average loans to average deposits.....      90.33%       92.07%       91.57%      91.79%      87.79%       77.70%       84.80%

- ------------------

(1) At June 30, 1996, the Corporation had available approximately $3.226 million of an operating tax loss carryforward which could be offset against future income.
(2) All periods have been restated to reflect the stock dividend declared in 1995.
(3)  Annualized for the six months ended June 30, 1996 and 1995.
(4) Net interest margin is calculated as net interest income divided by average earning assets and represents the Corporation's net yield on its earning assets.
(5) Computed by dividing noninterest expense by the sum of net interest income and noninterest income, net of securities gains or losses.
(6) Nonperforming assets consist of nonaccrual loans and foreclosed properties.
(7) The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

                                THE CORPORATION

         Marathon Financial Corporation (the "Corporation") is a bank holding company headquartered in Frederick County, Virginia. Its banking subsidiary, The Marathon Bank (the "Bank"), began operations in December 1988 in Frederick County, and opened additional branches in Front Royal, Virginia, in 1993 and in Winchester, Virginia in 1995. At June 30, 1996, the Corporation had $41.611 million in assets, $31.596 million in net loans, $37.866 million in deposits, $2.963 million in stockholders' equity, and an operating tax loss carryforward of $3.226 million. During the year ended December 31, 1995, the Corporation's net income grew 32.39% to $421 thousand from $318 thousand in 1994. For the six months ended June 30, 1996, the Corporation's net income increased 71.75% to $304 thousand from $177 thousand for the comparable period in 1995, while total assets increased 28.96% to $41.611 million at June 30, 1996 over the June 30, 1995 level. The annualized return on average assets and average equity for the six months ended June 30, 1996 were 1.61% and 21.55%, respectively. Improvements in the Bank's earnings and size have been consistent since the employment by the Corporation of the current chief executive officer in 1992.

         The Corporation experienced significant losses in its first four years of the Bank's operation, including net losses of $529 thousand in 1989, $381 thousand in 1990, $2.748 million in 1991, and $474 thousand in 1992. In late 1991, two significant loans with overdrafts and unusual extensions of credit aggregating approximately $2.1 million were written off, without any subsequent recovery. At December 31, 1991 the Corporation had a negative net worth of $828 thousand, total assets of $15.883 million and a ratio of non-performing assets and past due loans to total loans of 5.85%, which ratio peaked at 10.39% at June 30, 1992. The Corporation was placed under a Memorandum of Understanding by regulatory authorities in 1992 and the Board of Directors of the Corporation accepted the resignations of the president, the chief lending officer and the treasurer of the Corporation in February, April and May 1992, respectively.

         In April 1992, the Corporation's Board of Directors recruited Donald L. Unger, a local, well respected banker, to take over as chief executive officer of the Bank. Mr. Unger, with over 25 years of senior banking experience in the Winchester and surrounding markets, had served as chief executive officer and a director of The Peoples Bank of Front Royal, Front Royal, Virginia ("The Peoples Bank"). Under Mr. Unger's leadership, the net income of The Peoples Bank steadily increased from approximately $75 thousand in 1980 to $801 thousand in 1991 while, during the same period, assets increased from approximately $10 million to $60 million. Over the 1981-1991 period, the average annual return on equity and average annual return on assets of The Peoples Bank were 17.40% and 1.59%, respectively. This period included the recession years of 1988-1991, when the average annual return on equity and average annual return on assets were 15.72% and 1.40%, respectively. The Peoples Bank was sold to a large statewide bank holding company in 1992.

         Prior to hiring Mr. Unger, the Corporation's primary focus was on commercial lending, which was largely unsecured. Under new management, the Corporation's loan portfolio, deposit base and general operations were diversified with the goal of reducing the volatility of assets and liabilities, collateralizing the loan portfolio, and transforming the institution into a full service community bank. From December 31, 1991 to June 30, 1996 consumer installment loans increased 882.70% and loans secured by real estate increased 134.44%. The Corporation's loan portfolio stabilized, and at June 30, 1996 the loan mix consisted of 52.24% consumer installment and real property loans and 47.76% commercial loans, a significant portion of which commercial loans were secured by real estate, deposits and marketable securities. The Corporation also began to originate and sell loans in the secondary mortgage market in September 1993, and production and sale has steadily increased from $2.237 million in 1994, to $3.502 million in 1995, and $2.389 million during the first six months of 1996. The Bank emphasized diversifying its deposit base by increasing consumer and commercial deposits and eliminating brokered deposits, which prior to 1991 exceeded the Corporation's non-interest bearing deposits. Average non-interest bearing deposits increased from $909 thousand, representing 6.14% of the Corporation's total deposits at December 31, 1991, to $5.203 million, representing 15.21% of the Corporation's total deposits, at June 30, 1996. This shift substantially impacted the Corporation's cost of funds. As a result of this successful turnaround, the Memorandum of Understanding was terminated on November 23, 1994.

         In the first three full years under Mr. Unger's leadership, the Corporation's net income steadily increased to $80 thousand in 1993, $318 thousand in 1994 and $421 thousand in 1995. For the first six months of 1996, net income was $304 thousand. These figures include expenses associated with the opening of two additional branches - August 1993 in Front Royal and February 1995 in Winchester. Total assets increased from $15.883 million at December 31, 1991 to $41.611 million at June 30, 1996. Non-performing assets to period end loans and other real estate owned declined from 2.94% at December 31, 1991 to 0.93% at June 30, 1996. Additionally, the Corporation has signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%. The net interest margin increased from 3.67% in 1991 to 6.04% in 1994, was 5.81% in 1995, and for the first six months of 1996 on an annualized basis was 6.14%. Over the same period, the return on average equity increased from negative 175.2% at December 31, 1991 to positive 21.55% on an annualized basis in the first six months of 1996. The return on average assets increased from negative 16.40% to positive 1.61%; the ratio of nonperforming assets to period end loans and other real estate owned decreased from 2.94% to
 .93%; while net chargeoffs to average loans declined from 16.91% to .01%. The Corporation has significantly more interest rate sensitive assets than liabilities adjustable within 90 days, and, therefore, the net interest margin would be expected to benefit from an increase in interest rates during this 90-day period.

         As part of the recapitalization of the Corporation in 1992, the Corporation, in private placements, issued two rounds of Common Stock at $5.00 per share, Convertible Preferred Stock convertible into Common Stock at $5.00 per share (which was mandatorily converted in July 1995) and warrants to purchase Common Stock at $5.00 per share. At June 30, 1996, 200,688 of such warrants were outstanding and exercisable through June 30, 1997.

         The Corporation is the only independent community bank headquartered in the City of Winchester or Frederick County, Virginia. The Corporation's primary market is the Northern Shenandoah Valley, which includes Frederick County, where, based on total financial institution deposits at June 30, 1995, it was the fourth largest financial institution with approximately 11% of the market, Warren County, including the Town of Front Royal, where, based on total financial institution deposits at June 30, 1995, it was the ninth largest financial institution with approximately 4% of the market, and the City of Winchester, the largest market in the four county area of Frederick, Warren, Shenandoah and Clarke Counties. Winchester and Front Royal are located at or near the intersections of I-81 and I-66 on the western fringe of the greater Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

         Seventeen Fortune 500 companies have major manufacturing facilities in the Northern Shenandoah Valley. In addition, Warren County is becoming a significant center, in the Mid-Atlantic region, for manufacturing and distribution due to its proximity to the Virginia Inland Port, a state sponsored facility to expedite truck and rail shipments to the Hampton Roads Port. Pen-Tab Inc. opened a manufacturing and distribution center in the first quarter of 1996 which employs over 270 persons. Toray, Inc. recently broke ground on a $120 million full service manufacturing plant which anticipates employing 120 persons in 1997 and over 500 persons by the year 2000. Major employers in the four county area include Valley Health Systems, Inc., National Fruit Products, Inc., Crown Cork and Seal, Automotive Industries Inc., Rubbermaid Commercial Products, General Electric, AT&T Communications, duPont, Inc. and O'Sullivan Corporation.

         The directors of the Corporation have agreed with the Underwriter to a standard requirement not to sell or otherwise dispose of any shares of Common Stock for a period of 120 days after the commencement of the Offerings without the prior written consent of the Underwriter. It is anticipated that the Underwriter will not give its consent to any sales or dispositions during this period that, in its opinion, may have an adverse effect on the market price of the Common Stock. After the expiration of the 120 day period, sales of Common Stock by these individuals may have an adverse effect on the market price. Officers of the Bank who are not directors have not entered into any agreements restricting sales of their Common Stock in the Bank. See "Underwriting."

         The Bank is chartered under the laws of the Commonwealth of Virginia and is a member of the Federal Reserve System. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), and the

Bank is subject to the supervision, examination, and regulation of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Virginia Bureau of Financial Institutions.

         The Corporation's headquarters is located at 4095 Valley Pike, Winchester, Virginia 22602 and its telephone number is (540) 869-6600.

                           INVESTMENT CONSIDERATIONS

         In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors before purchasing shares of Common Stock offered hereby.

         Dependence on Key Personnel. The Corporation is substantially dependent upon the services of Donald L. Unger, its President and Chief Executive Officer. The loss of the services of Mr. Unger could have a material adverse effect upon the future prospects of the Corporation. The Corporation has entered into an employment agreement with Mr. Unger and maintains a "key" man insurance policy insuring his life in the amount of $1 million. See "Management - Chief Executive Officer Employment Agreement and Incentive Bonus Plan."

         Competition. The banking business in the area served by the Corporation (the Counties of Frederick, Clarke, Shenandoah, and Warren (including the Town of Front Royal), Virginia and the City of Winchester) is highly competitive with respect to both loans and deposits. In the Corporation's primary service area, there are approximately eleven commercial banks and savings and loans (including seven large, Virginia-wide banks with multiple offices) offering services ranging from deposits and real estate loans to full service banking. The Bank is the newest and smallest commercial bank in its service area, in addition, there can be no assurance that other financial institutions, with substantially greater resources than the Corporation, will not establish operations in the Corporation's service area.

         Governmental Regulation. The Corporation is subject to extensive governmental supervision, regulation, and control, and future legislation and governmental policy could adversely affect the banking industry and the operations of the Bank. Regulations affecting the banking industry may be changed at any time, and the interpretation of those regulations by examining authorities of the banking industry is also subject to change. There can be no assurance that future changes in legislation and administrative regulations or government policies will not adversely affect the banking industry and the business of the Bank. See "Business - Supervision and Regulation."

         No Assurance of Established Public Trading Market. The Corporation has applied to have its Common Stock approved for listing on the NASDAQ SmallCap Market; however, there can be no assurance that an active trading market for the Corporation's Common Stock will develop after the Offerings, or if developed, that such a market will be sustained. The market price of the Common Stock may fluctuate substantially and may be adversely affected by factors that may or may not be related to the Corporation's performance. Such factors may include interest rates and conditions in the banking industry, the stock market, and the economy in general.

         Geographic Concentration of Loans. The vast majority of the Bank's loans are made to borrowers within Winchester, Front Royal and Frederick County, Virginia, and adjacent areas. Accordingly, a major downturn in the local economy could adversely affect the Corporation's loan portfolio.

         Uncertainties Regarding Growth. The Corporation has experienced substantial growth in the last few years. Although the Corporation plans to continue growing at a significant rate in the future, there can be no guarantee that the recent rate can be maintained. If such anticipated growth does occur, management will have to continue administering the Corporation's operations in an efficient and productive manner consistent with its recent past practices.

         Payment of Cash Dividends. The Corporation has never paid any cash dividends. The ability of the Corporation to pay cash dividends is subject to both federal and state banking regulations. The Bank will not be able to and does not intend to pay any dividends in the foreseeable future. See "Market Price and Dividend Data" and "Business - Supervision and Regulation - Limits on Dividends and Other Payments."

         Determination of Offering Price. The offering price of the Shares has been determined in large part by negotiation between the Corporation and the Underwriter based upon certain factors, including an evaluation of assets, earnings, and other established criteria of value, as well as the comparisons of the relationships between market prices and book values of other banking institutions of a similar size and asset quality. There can be no assurance that the Shares can be resold at the offering price. See "Market Price and Dividend Data" and "Underwriting."

         No Minimum Offering. The Underwriter is selling the Shares on a best efforts basis, which means that it may sell all, none or only some of the Shares. As there is no minimum number of Shares that must be sold, a closing of the Offerings could occur even if only a small number of Shares is sold.

         No Independent Counsel. The Corporation and the Underwriter are both represented by Kaufman & Canoles, and, accordingly, neither the Corporation nor the Underwriter has the benefit of independent representation. In the event the interests of the Corporation and the Underwriter diverge, each of them will be required to obtain other legal counsel. See "Legal Matters."

                            OFFERING TO STOCKHOLDERS

         The Bank is offering 100,000 Shares in the Subscription Offering until September __, 1996, to the holders of its Common Stock of record on June 24, 1996 (the "Record Date") at the price of $5.00 per Share. Stockholders of record at the close of business on the Record Date may purchase Shares on the basis of one Share for each 12 shares of Common Stock beneficially owned by them on such date. Fractional Shares will not be sold, but stockholders may round any such fraction up to a full Share, and stockholders may oversubscribe. Stockholders also may subscribe for less than the maximum number of Shares allocated to them.

                                USE OF PROCEEDS

         The net proceeds to be received by the Corporation from the offering, after deduction of underwriting fees and commissions and estimated expenses, will be used to support future asset growth, including the potential opening of new branches, and for general corporate purposes.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Corporation at June 30, 1996. The table should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                 June 30, 1996
                                                                  (Dollars in
                                                                   thousands)

Stockholders' equity:

Preferred stock, Series A, 5% noncumulative, no par                   $     -
   value; 1,000,000 shares authorized; no shares issued and outstanding(1)

   Common Stock, $1.00 par value, 20,000,000
   shares authorized, 1,306,303 shares issued and outstanding(2).....   1,306

   Capital surplus...................................................   5,110

   Retained Earnings (Deficit).......................................  (3,443)

   Unrealized gain (loss) on securities available for sale...........     (10)
                                                                      --------

         Total stockholders' equity.................................. $ 2,963
                                                                      ========


(1) In July 1995, all of the Corporation's then outstanding convertible preferred stock was mandatorily converted into Common Stock.

(2) In addition, there are outstanding warrants to purchase 200,688 shares of the Corporation's Common Stock at $5.00 per share exercisable through June 30, 1997.

                         MARKET PRICE AND DIVIDEND DATA

         The Corporation has applied to have the Common Stock approved for listing on the NASDAQ SmallCap Market under the symbol "MFCV" effective upon the closing of the Offerings; however, there can be no assurance that an active trading market for the Corporation's Common Stock will develop after the Offerings, or if developed, that such a market will be sustained. There is no recognized market for the Corporation's common stock. There are occasional transactions in the stock and the Corporation's management has assisted in matching persons interested in buying and selling common stock. In July 1995, all of the Corporation's convertible preferred stock was mandatorily converted to Common Stock at the conversion price of $5.00 per share. The sporadic trades in the Common Stock during the past year and a half have been at or about $5.00 per share. At June 30, 1996 the Corporation had approximately 792 stockholders of record.

         The book value of the Corporation's Common Stock at June 30, 1996 was $2.27 per share. At June 30, 1996, Corporation's operating tax loss carryforward was $3.226 million.

         The Corporation has paid no cash dividends to date. Holders of the Corporation's Common Stock will be entitled to dividends at such rate as may be determined from time to time by the Board of Directors of the Corporation. The Virginia Stock Corporation Act provides that a corporation may pay a cash dividend to its shareholders so long as, after giving effect to such dividend, the corporation will be able to pay its debts as they become due and the value of the Corporation's assets exceeds its liabilities (plus the amount, if any, necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those shareholders receiving the dividend). The Corporation's future dividends will depend on its earnings and those of the Bank, general economic conditions, and other factors affecting dividend policy.

         Under state law, without the consent of the Bureau of Financial Institutions, the Bank may not pay dividends until it has restored any deficit in its capital funds as originally paid in. Further, a regulation promulgated by the Board of Governors of the Federal Reserve System requires approval of two-thirds of the holders of the Corporation's shares prior to payment of a dividend until any deficit in the Bank's capital account has been restored.

         While the Corporation has not been permitted to pay cash dividends, it did issue one stock dividend. On December 19, 1995, the Corporation declared a stock dividend for holders of Common Stock for year-end 1995. The stock dividend declared was 15% of 1995 profits, which was $.04873 per share. The dividend was paid in the first quarter of 1996. The stock dividend assumed a value of $5.00 per share. The Corporation obtained approval from the regulators prior to issuing said shares in compliance with Virginia Code Section 6.1-56, which requires prior approval because of impaired capital.

                            SELECTED FINANCIAL DATA

                  The year-end income statement data, the year-end per share data, and the year-end balance sheet data regarding net income contained in the following selected financial data for the five years ended December 31, 1995 are derived from the audited historical consolidated financial statements of the Corporation. The financial data for the six months ended June 30, 1996 and 1995 are derived from unaudited consolidated financial statements. The selected financial data should be read in conjunction with the consolidated financial statements of the Corporation included elsewhere in this Prospectus.



                                              Six months ended
                                                  June 30,                                         Years ended December 31,
                                            -------------------         ------------------------------------------------------------
                                            1996         1995            1995          1994       1993         1992         1991
                                            ----         ----            ----          ----       ----         ----         ----
                                                                            (Dollars in thousands, except per share data)
Income Statement Data:
  Interest income.......................   $  1,778     $  1,343        $  2,940     $  2,251    $  1,625    $  1,361     $  1,580
  Interest expense......................        740          566           1,252          849         717         768        1,014
                                           --------     --------          ------     --------    --------    --------     --------
  Net interest income...................      1,038          777           1,688        1,402         908         593          566
  Provision for loan losses.............         73           16             113          151          12         (88)       2,458
                                           --------     --------          ------     --------    --------    --------     --------
  Net interest income after provision
    for loan losses.....................        965          761           1,575        1,251         896         681       (1,892)
  Noninterest income....................        194          101             281          242          93         111          180
  Noninterest expense...................        855          685           1,435        1,175         909       1,266        1,036
                                           --------     --------           ------    --------    --------    --------     --------
  Income (loss) before income taxes.....        304          177             421          318          80        (474)      (2,748)
  Income tax expense....................        103           59             143          101          --          --           --
  Benefit of net operating loss(1)......       (103)         (59)           (143)        (101)         --          --           --
                                           --------     --------         --------    --------    --------    --------     --------
  Net income (loss).....................   $    304     $    177       $     421     $    318    $     80    $   (474)    $ (2,748)
                                           ========     ========       =========     =========   ========    ========     ========

Per Share Data:
  Net income (loss).....................   $    .23     $    .16       $     .35     $    .30    $    .08    $   (.40)    $  (4.51)
  Cash dividends........................         --           --              --           --          --          --           --
  Book value at period end..............       2.27         1.90            2.05         1.75        1.52        1.25        (1.36)
  Tangible book value at period end.....       2.27         1.90            2.05         1.75        1.52        1.25        (1.36)
Balance Sheet Data:
  Total assets..........................   $ 41,611     $ 32,266        $ 36,070     $ 27,682    $ 22,379    $ 16,111     $ 15,883
  Loans, net............................     31,596       26,606          28,774       22,618      18,149      10,828       11,545
  Securities............................      1,691        1,506           1,699        1,490       1,517       2,168        2,572
  Deposits..............................     37,866       29,045          32,622       24,604      19,606      13,678       16,391
  Stockholders' equity (deficit)........      2,983        2,434           2,678        2,244       1,934       1,497         (828)
  Average shares outstanding(2).........      1,306        1,091           1,192        1,083       1,055         743          615
Performance Ratios(3):
  Return on average assets..............       1.61%        1.18%           1.31%        1.23%        .42%      (3.10)%     (16.40)%
  Return on average equity..............      21.55        15.13           16.96        15.28        4.51      (90.00)     (175.20)
  Net interest margin(4)................       6.14         6.21            5.81         6.04        5.38        4.31         3.67
  Efficiency(5).........................      69.40        78.02           72.88        71.47       90.81      179.83       138.87
Asset Quality Ratios:
  Allowance for loan losses to period
    end loans...........................       1.45%        1.15%           1.35%        1.31%       1.22%       1.78%        3.85%
  Allowance for loan losses to
   nonaccrual loans.....................     725.00       107.27          873.33       111.11    1,184.21        0.00       130.51
  Nonperforming assets to period end
    loans and other real estate owned(6)       0.93(7)      1.07            0.96         1.18        0.10        0.00         2.94
  Net charge-offs (recoveries) to
    average loans.......................        .01          .04             .07          .37       (0.12)       1.63        16.91
Capital and Liquidity Ratios:
  Leverage..............................       7.88%        8.10%           8.32%        8.69%       9.99%       9.38%       (5.21)%
  Risk based:
    Tier I capital......................       9.20         9.19            9.40        10.04       10.67       11.71        (5.45)
    Total capital.......................      10.45        10.37           10.60        11.29       11.92       13.30        (3.33)
  Average loans to average deposits.....      90.33%       92.07%          91.57%       91.79%      87.79%      77.70%       84.80%


- ------------------
(1) At June 30, 1996, the Corporation had available approximately $3.226 million of an operating tax loss carryforward which could be offset against future income.
(2) All periods have been restated to reflect the stock dividend declared in 1995.
(3)  Annualized for the six months ended June 30, 1996 and 1995.
(4) Net interest margin is calculated as net interest income divided by average earning assets and represents the Corporation's net yield on its earning assets.
(5) Computed by dividing noninterest expense by the sum of net interest income and noninterest income, net of securities gains or losses.
(6)  Nonperforming assets consist of nonaccrual loans and foreclosed properties.
(7) The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MARATHON FINANCIAL CORPORATION

         The following discussion is intended to assist readers in understanding and evaluating the financial condition and results of operations of the Corporation. This review should be read in conjunction with the Corporation's financial statements and accompanying notes included elsewhere herein. This analysis provides an overview of the significant changes that occurred during the periods presented.

Overview

         The Corporation's performance for the first six months of 1996 showed an improvement over the same period a year ago. Net income increased 71.75% in the first half of 1996 to $304 thousand compared to $177 thousand during the same period of 1995. This increase in earnings was primarily due to higher net interest income resulting from increased loan growth.

         Return on average equity on an annualized basis during the first six months of 1996 increased to 21.55%, up from 15.13% for the same period in 1995. Return on average assets on an annualized basis was 1.61% during this period compared to 1.18% for the first six months of 1995. These performance figures had been at extremely low levels in 1991 and 1992 due to a provision for loan losses of $2.1 million related primarily to two unsecured loans in 1991, and increases in nonperforming assets in the first half of 1992, as a result of prior management's lending practices, before beginning to improve in the second half of 1992 under a new management team. Return on average assets was negative 16.40% and negative 3.10% in 1991 and 1992, respectively, and increased steadily thereafter to positive 0.42% in 1993, to 1.23% in 1994, and to 1.31% in 1995. Return on average equity, likewise, was negative 175.20% and negative 90.0% in 1991 and 1992, respectively, before increasing steadily to 4.51% in 1993, 15.28% in 1994 and 16.96% in 1995.

         The Corporation experienced limited loan growth from 1990 through 1992 until, under a new chief executive officer and management team, improvement began in 1993. In 1991, average total assets increased 18.15% to $16.723 million from $14.154 million in 1990, and declined in 1992 to $15.439 million, a 7.68% decrease from the prior year. Average total assets increased to $19.184 million in 1993, up 24.26%, and continued to increase in 1994 to $25.869 million, up 34.85% from the prior year, and in 1995 to $32.090 million, up 24.05% from the prior year, and, for the first six months of 1996 to $37.739 million, up 26.03% over the comparable period of 1995. This increase in average assets subsequent to 1992 was, under the new chief executive officer, the result of new branches opened in 1993 and 1995 in Front Royal and Winchester, Virginia, respectively, and an emphasis on consumer and secured commercial loan growth. Average loans were also relatively flat in the 1990-1992 period, with an increase of 26.33% in 1991 to $12.454 million from $9.858 million in 1990 and a subsequent decline to $10.948 million in 1992, down 12.09% from the prior year. Average total earning assets increased 22.83% in 1993 to $16.890 million from the prior year, and to $23.225 million in 1994, up 37.51% over 1993, and to $29.040 million in 1995, up
25.04% over 1994, and, for the first six months of 1996 to $33.776 million, up 34.98% over the comparable period of 1995. Average installment loans increased steadily from $1.403 million at December 31, 1993 to $6.902 million at June 30, 1996, an increase of 391.95%. Both commercial and real estate loans also escalated over the same period. Average commercial loans increased to $13.940 million for the six months ended June 30, 1996, a rise of 68.99% over the average amount of commercial loans in 1993. Similarly, average real estate loans grew to $10.055 million for the six months ended June 30, 1996, an increase of 106.72% over the average amount of real estate loans in 1993.

         Non-performing assets and past due loans to total loans peaked at 10.39% at June 30, 1992, and net charge-offs peaked in 1991 at $2.106 million, primarily from the charge-off of two loans. Non-performing assets at June 30, 1996, were $300 thousand, or 0.93% of period end loans and other real estate owned, and the allowance for loan losses was $464 thousand. The allowance for loan losses to period end loans at June 30, 1996 was 1.45% and net charge-offs to average loans in the first six months of 1996, annualized, was 0.01%. The provision for loan losses in the first six months of 1996 was $73 thousand, up 356.25% from $16 thousand in the comparable period of 1995, while net charge-offs were $2 thousand versus $5 thousand in the first half of 1995. In November 1994, the Corporation was released from the Written Agreement that it entered into in 1992 with the Federal Reserve and the Virginia Bureau of Financial Institutions.

         On an annualized basis, the Corporation's net interest margin declined slightly to 6.14% in the first half of 1996, from 6.21% during the same period of 1995. Net interest margin had increased to 6.04% in 1994 from 5.38% in 1993 and 4.31% in 1992. In a period of declining market interest rates, as a result of the Corporation's increased loan demand, a decline in its average cost of interest bearing liabilities, an increase in its non-interest bearing deposits and a shift from securities into higher yielding loans, the Corporation's net interest margin increased in 1994 over the 1993 level. In 1995 the net interest margin declined slightly to 5.81% from 6.04% in 1994 under rising interest rates, as the cost of interest bearing liabilities rose more than the increase in yields on interest earning assets. In the first six months of 1996 an increase in average loan volume was partially offset by an increase in the average cost of funds required to support this growth and a decline in the average yield in earning assets.

Recent Developments

         The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

Net Interest Income

         Net interest income is the major component of the Corporation's earnings and is equal to the amount by which interest income exceeds interest expense. Earning assets are composed primarily of loans and securities, while deposits and short-term borrowings represent the major portion of interest-bearing liabilities. Changes in volume and mix in assets and liabilities, as well as changes in the yields and rates paid, determine changes in net interest income. Net interest margin is calculated by dividing net interest income by average earning assets and represents the Corporation's net yield on earning assets.

         Net interest income was $1.037 million in the first half of 1996, 33.59% greater than the $777 thousand reported during the comparable period of 1995. The improvement in net interest income was primarily due to volume increases in the loan portfolio, as the loan demand, continued to increase. The average balance of the loan portfolio was $30.897 million for the first six months ended June 30, 1996, up $6.391 million, or 26.08%, over the same period in 1995. The average balances of installment and commercial loans were $6.902 million and $13.940 million, respectively, for the six months ended June 30, 1996, up 60.51% and 13.98% respectively, over the same period of 1995. The average balance of the securities portfolio was $1.627 million for the six months ended June 30, 1996, up 7.68% over the comparable 1995 period. Despite lower interest rates in the first half of 1996 than in the comparable period of 1995, the average yield on loans increased 50 basis points from 10.48% in 1995 to 10.98% in 1996 with an increase of 107 basis points on real estate loan yields and an increase of 48 basis points in the average yields on commercial loans offsetting a decline of 48 basis points in the average yields on installment loans. However, an increase in average federal funds sold of 142.17% to $1.252 million coupled with a decline in average yields on federal funds sold of 108 basis points to 5.11% produced a slight decline of 20 basis points in the average yield on total interest earning assets to 10.53% from 10.73% in 1995. The average level of interest earning assets increased 34.98% to $33.776 million. Despite the decline of interest rates the average cost of funds to support the growth in interest increased. Total interest bearing liabilities increased 27.20% to $29.637 million led by a 35.28% increase in certificates of deposit under $100,000 to $15.162 million and a 29.47% increase in money market savings to $3.185 million and a 33.96% increase in interest checking accounts to $2.154 million. The average costs of interest bearing liabilities increased 14 basis points to 5.00% from 4.86%. This increase was led by a 6 basis point rise in the average cost of certificates of deposit under $100,000 and a 49 basis point increase in the average cost of money market certificates to 3.58%. A 28.34% increase in non interest bearing deposits to $5.203 million partially mitigated the rise in the costs of interest bearing deposits but the net interest margin declined from 6.21% in 1995's first half to 6.14% in 1996's comparable period. The increase in the average costs of interest bearing deposits and the decline in the yield on interest earning assets offset the volume gains in loans, particularly commercial and installment loans.

         Net interest income was $1.688 million in 1995, 20.40% greater than the $1.402 million reported in 1994. The improvement in net interest income was primarily due to volume and interest rate increases in the loan portfolio, particularly installment and real estate loans. The average balance of loans increased 25.56%, led by a 74.69% increase in installment loans and a 36.68% increase in real estate loans. The average balance of the securities portfolio declined 1.19%. Average balances of interest earning assets increased 25.04% to $29.040 million. The average yields on interest earning assets increased 43 basis points from 9.69% in 1994 to 10.12% in 1995 led by a 46 basis point increase in the average yield on loans to 10.57% which offset a 92 basis point decline in the average yield on securities. Commercial, real estate and installment loan yields increased 36, 79 and 43 basis points, respectively. Total interest bearing liabilities increased 26.53% to $25.411 million while the average rates paid on interest bearing liabilities increased 70 basis points to 4.93%, with the cost of interest bearing deposits increasing 73 basis points. The greater increase in the rates paid for interest bearing deposits than in the yields earned on interest earning assets produced a decline in the net interest margin from 6.04% in 1994 to 5.81% in 1995.

         Net interest income in 1994 compared to 1993 increased $494 thousand, or 54.41%, to $1.402 million. This increase in net interest income was due primarily to volume increases in the loan portfolio. The average balance of loans increased 44.65% to $20.997 million, with commercial loans up 42.81%, real estate loans up 30.53% and installment loans up 104.42%. The average balance of the securities portfolio declined 12.68% to $1.515 million. The average yield earned on interest earning assets increased 7 basis points to 10.11% despite generally declining interest rates. The yield on loans increased 2 basis points to 9.69% led by a 21 basis point increase in the yields on real estate loans while yields on commercial and installment loans declined. The average yield on the securities portfolio declined 145 basis points which was somewhat offset by an increase of 68 basis points in the yields earned on federal funds sold. Total interest bearing liabilities increased 32.39% to $20.083 million while the average rates paid on interest earning assets declined 50 basis points to 4.23%. The decline in the rates paid on interest earning assets coupled with the actual increase in the average rate earned on interest earning assets and the higher relative growth in interest earning assets over the increase in interest bearing liabilities produced an increase in the net interest margin from 5.38% in 1993 to 6.04% in 1994.

         The following table illustrates average balances of total interest earning assets and total interest bearing liabilities for the periods indicated, showing the distribution of assets, liabilities, stockholder's equity, and the related income, expense, and corresponding weighted average yields and costs. The average balances used for the purpose of these tables and other statistical disclosures were calculated by using the daily average balances. Due to the net operating loss carryforwards available, the Corporation currently does not pay income taxes; therefore, income and yields are not reflected on a tax equivalent basis.

  Average Balances, Interest Income and Expenses, and Average Yields and Rates

                                           Six months Ended
                                               June 30,                                  Years Ended December 31,
                                   ------------------------------------------------------------------------------------------------
                                                 1996                             1995                            1994
                                  -------------------------------------------------------------------------------------------------
                                              Interest   Average                Interest   Average              Interest   Average
                                    Average    income/    yield/      Average    income/    yield/    Average    income/   yield/
                                    balance    expense     rate       balance    expense     rate     balance    expense    rate
                                  -------------------------------------------------------------------------------------------------
                                                                     (Dollars in thousands)
Assets:
Interest bearing assets:
  Securities....................     $ 1,627    $   50      6.15%      $ 1,497    $   87     5.81%    $ 1,515    $  102     6.73%
  Loans(1):
    Commercial..................      13,940       772     11.08        12,676     1,386    10.93      11,780     1,245    10.57
    Real estate.................      10,055       544     10.82         8,678       872    10.05       6,349       588     9.26
    Installment.................       6,902       380     11.01         5,010       528    10.54       2,868       290    10.11
                                      ------     ------                 ------     -----               ------     -----
      Total Loans...............      30,897     1,696     10.98        26,364     2,786    10.57      20,997     2,123    10.11
  Federal funds sold............       1,252        32      5.11         1,179        67     5.68         713        26     3.65
                                     ------     ------                 ------     ------               ------     -----
      Total earning assets......      33,776     1,778     10.53        29,040     2,940    10.12      23,225     2,251     9.69
    Less:  Allowance for loan losses    (423)                             (324)                          (260)
Total noninterest earning assets       4,386                             3,374                          2,904
                                     ------                            ------                          ------
Total Assets....................     $37,739                           $32,090                        $25,869
                                     =======                           =======                        =======
Liabilities and stockholders equity:
Interest bearing liabilities:
  Interest bearing deposits:
    Interest checking...........     $ 2,154    $   30      2.79%      $ 1,756    $   48     2.73%    $ 1,375    $   39     2.84%
    Regular savings.............       4,823        80      3.32         5,009       158     3.15       6,543       212     3.24
    Money market savings........       3,185        57      3.58         2,661        93     3.49       2,356        86     3.65
    Certificates of deposit:
      $100,000 and over.........       3,679       105      5.71         2,843       166     5.84       1,277        46     3.60
      Under $100,000............      15,162       446      5.88        12,488       738     5.91       7,870       419     5.32
                                      ------     -----                  ------     -----               ------     ------
      Total interest bearing
        deposits................      29,003       718      4.95        24,757     1,203     4.86      19,421       802     4.13
  Short-term borrowings.........          28         1      7.14            25         1     4.00          83         4     4.82
  Mortgage payable..............         502        18      7.17           519        39     7.51         539        40     7.42
  Capital lease payable.........         104         4      7.69           110         9     8.18          40         3     7.50
                                      ------     ------                 ------     ------             -------    ------
  Total interest bearing
    liabilities.................      29,637       741      5.00        25,411     1,252     4.93      20,083       849     4.23
  Non interest bearing liabilities:

    Demand deposits.............       5,203                             4,034                          3,455
    Other liabilities...........          78                               165                            250
                                      ------                            ------                         ------
      Total noninterest
        liabilities.............       5,281                             4,199                          3,705
  Total liabilities.............      34,918                            29,610                         23,788
  Stockholders' equity..........       2,821                             2,480                          2,081
                                      ------                            ------                         ------
  Total Liabilities and
    Stockholders' equity........     $37,739                           $32,090                        $25,869
                                      =======                          =======                        =======


  Net interest income...........                $1,037                            $1,688                         $1,402
                                                ======                            ======                         ======
  Interest rate spread (2)......                            5.53%                            5.19%                          5.46%
  Interest expense as a percent of
    average earning assets......                            4.39%                            4.31%                          3.66%
  Net interest margin (3).......                            6.14%                            5.81%                          6.04%

                                                      1993
                                      ---------------------------------------
                                                    Interest   Average
                                          Average    income/    yield/
                                          balances   expense     rate
                                      ---------------------------------------
Assets:
Interest bearing assets:
  Securities....................          $ 1,735     $  142     8.18%
  Loans(1):
    Commercial..................            8,249        877    10.63
    Real estate.................            4,864        440     9.05
    Installment.................            1,403        147    10.48
                                           ------      -----
      Total Loans...............           14,516      1,464    10.09
  Federal funds sold............              639         19     2.97
                                           ------      -----
      Total earning assets......           16,890      1,625     9.62
    Less:  Allowance for loan losses         (212)
Total noninterest earning assets            2,506
                                           ------
Total Assets....................          $19,184
                                          =======
Liabilities and stockholders equity:
Interest bearing liabilities:
  Interest bearing deposits:
    Interest checking...........          $   814     $   24     2.95%
    Regular savings.............            4,721        193     4.09
    Money market savings........            2,471         81     3.28
    Certificates of deposit:
      $100,000 and over.........              773         43     5.56
      Under $100,000............            5,846        321     5.49
                                           ------      -----
      Total interest bearing
        deposits................           14,625        662     4.53
  Short-term borrowings.........                -          -     0.00
  Mortgage payable..............              545         55    10.09
  Capital lease payable.........                -          -     0.00
                                          -------     ------
  Total interest bearing
    liabilities.................           15,170        717     4.73
  Non interest bearing liabilities:

    Demand deposits.............            1,909
    Other liabilities...........              333
                                           ------
      Total noninterest
        liabilities.............            2,242
  Total liabilities.............           17,412
  Stockholders' equity..........            1,772
                                           ------
  Total Liabilities and
    Stockholders' equity........          $19,184
                                          =======


  Net interest income...........                      $  908
                                                      ======
  Interest rate spread (2)......                                 4.89%
  Interest expense as a percent of
    average earning assets......                                 4.25%
  Net interest margin (3).......                                 5.38%

- ------------------
(1)      Nonaccruing loans are included in average loans outstanding.

(2) Interest spread is the average yield earned on earning assets less the average rate incurred on interest-bearing liabilities.

(3) Net interest margin is net interest income expressed as a percentage of average earnings assets.

         The following table describes the impact on the interest income of the Corporation resulting from changes in average balances and average rates for the periods indicated. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                            Volume and Rate Analysis

                                       June 30, 1996 compared                   Years Ended December 31,
                                      ------------------------      --------------------------------------------------------
                                           to June 30, 1995         1995 compared to 1994      1994 compared to 1993
                                    ----------------------------------------------------------------------- ----------------
                                            Change Due To:             Change Due To:             Change Due To:
                                                      Increase                    Increase                    Increase
                                      Volume   Rate  (Decrease) Volume    Rate   (Decrease) Volume     Rate  (Decrease)
                                                                         (Dollars in thousands)
Assets:
  Securities.......................   $  3     $  4     $  7    $ (1)     $(14)     $(15)    $(17)     $(23)   $(40)

Loans:
  Commercial.......................     94       30      124      97        44       141      373        (5)     368
  Real estate......................    109       46      155     230        54       284      138        10      148
  Installment......................    143      (10)     133     225        13       238      148        (5)     143
                                      ----    -----     ----    ----     -----      ----    -----     -----     -----
    Total Loans....................    346       66      412     552       111       663      659         -      659
Federal funds sold.................     18       (2)     (16)     22        19        41        2         5        7
                                      ----    -----      ---    ----     -----      ----    -----      ----     ----
  Total earning assets.............    367       68      435     573       116       689      644       (18)     626
                                      ----     ----      ---    ----      ----       ---     ----      ----     ----

Liabilities and Stockholder's Equity:
  Interest bearing deposits:
    Interest Checking..............      7        1        8      10        (1)        9       16        (1)      15
    Regular savings................     (1)       2        1     (48)       (6)      (54)      41       (22)      19
    Money market savings...........     12        7       19      11        (4)        7       (4)        9        5
    Certificates of deposit:
      $100,000 and over............     39       (3)      36      80        40       120        7        (4)       3
      Under $100,000...............    105        8      113     268        51       319      108       (10)      98
                                      ----     ----     ----    ----      ----      ----     ----      -----    ----
      Total interest bearing deposits  162       15      177     321        80       401      168       (28)     140


Short-term borrowings..............     (3)       2       (1)     (4)        1        (3)       4         -        4
Mortgage payable...................     (1)      (1)      (2)     (1)        -        (1)      (1)      (14)     (15)
Capital lease payable..............      -        1        1       6         -         6        3         -        3
Total interest-bearing liabilities.    158       17      175     322        81       403      174       (42)     132
                                      ----    -----     ----    ----      ----      ----     ----      ----     ----
Change in net interest income......   $209     $ 51     $260    $251      $ 35      $286     $470      $ 24     $494
                                      ====    =====     ====    ====      ====      ====     ====      ====     ====

Interest Sensitivity

         An important element of both earnings performance and liquidity is management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest-sensitive assets and interest-sensitive liabilities in a specific time interval. The gap can be managed by repricing assets or liabilities, by selling investments available-for-sale, by replacing an asset or liability at maturity, or by adjusting the interest rate during the life of an asset or liability. Matching the amounts of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net interest income in periods of rising or falling interest rates.

         The Corporation evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and pricing, funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk. These guidelines are based upon management's outlook regarding future interest rate movements, the state of the regional and national economy, and other financial and business risk factors.

         The following table illustrates the interest sensitivity gap position of the Corporation as of June 30, 1996. This table presents a position that existed at one particular day, that changes continually, and that is not necessarily indicative of the Corporation's position at any other time. The Corporation has significantly more interest earning assets adjustable within 90 days than interest bearing liabilities adjustable within the same period. As such, an increase in interest rates would increase the Corporation's net interest margin, and conversely, a decrease in interest rates would decrease the net interest margin.

                         Interest Sensitivity Analysis

                                                                                June 30, 1996 (1)
                                                                            Maturing Or Repricing In:
                                                ----------------------------------------------------------------------------------
                                                      Within            90-365            1-5           Over
                                                     90 Days             Days            Years         5 Years         Total
                                                     -------            ------           ------        -------         -----
                                                                              (Dollars in thousands)
Earning Assets:
  Loans(2).....................................      $10,363          $ 5,507           $16,738         $  385       $32,993
  Investment securities, at amortized cost.....          ___              100               298            267           665
  Securities available for sale, at fair value.          ___              ___               589            134           723
  Federal funds sold...........................        3,148                                                           3,148
                                                      ------          -------           -------         -------       -----
    Total Earning Assets.......................      $13,511          $ 5,607           $17,625         $  786       $37,529
                                                     =======          =======           =======         =======       =======
Interest-Bearing Liabilities:
  Interest checking(3).........................      $   ___          $  ___            $ 2,081         $  ___       $ 2,081
  Regular savings(3)...........................          ___             ___              5,057            ___         5,057
  Money market savings.........................        3,141             ___                ___            ___         3,141
  Certificates of deposit:
    $100,000 and over..........................        1,219           1,966              1,164            ___         4,349
    Under $100,000.............................        1,429           8,717              6,825                       16,971
                                                      ------          ------             ------          ------        ------
    Total Interest-Bearing Liabilities.........      $ 5,789         $10,683            $15,127         $    -       $31,599
                                                     =======          =======           =======        ========      =======
  Period gap...................................      $ 7,722         $(5,076)           $ 2,498         $  786       $ 5,930
  Cumulative gap...............................      $ 7,722         $ 2,646            $ 5,144         $5,930
  Ratio of cumulative gap to
    total earning assets.......................        20.58%           7.05%             13.71%         15.80%

- ------------------
(1) The repricing dates may differ from maturity dates for certain assets due to prepayment assumptions.
(2)      Excludes nonaccrual loans.
(3) The Corporation has determined that interest checking and savings accounts are not sensitive to changes in related market rates and therefore it has placed them in the 1 to 5 years column.

Securities

         Investment Securities. The carrying value of investment securities amounted to $665 thousand at June 30, 1996, compared to $926 thousand at December 31, 1995. The comparison of amortized cost to fair value is shown in
Note 2 of the notes to the consolidated financial statements. Note 2 also provides an analysis of gross unrealized gains and losses of investment securities. Investment securities consist of the following:

                       Portfolio of Investment Securities

                                                    June 30,                    December 31,
                                              -----------------------   ------------------------------
                                                1996       1995         1995        1994         1993
                                                ----       ----         ----        ----         ----
                                                                   (Dollars in thousands)
Book Value:
U.S. Treasury and other U.S.
government agencies and corporations.......  $   298     $   650      $   650      $   649       $  0
States of the U.S. and political
subdivisions...............................      251         150          150          150          0
Other securities...........................      116         134          126          147          0
                                               -----      ------       ------       ------        ---
  Total Securities.........................  $   665     $   934      $   926      $   946       $  0
                                               =====      ======       ======       ======        ===




         Securities Available for Sale. Securities available for sale are used as part of the Corporation's interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, the need to increase regulatory capital and other factors. The fair value of securities available for sale totaled $1.026 million at June 30, 1996, compared to $773 thousand at December 31, 1995. The comparison of fair market value to amortized cost is shown in Note 2 of the notes to the consolidated financial statements. Note 2 also provides an analysis of gross unrealized gains and losses of securities available for sale.

                         Securities Available for Sale

                                                                    June 30,                     December 31,
                                                           -----------------------       ---------------------------
                                                              1996       1995           1995         1994       1993
                                                              ----       ----           ----         ----       ----
                                                                              (Dollars in thousands)
Fair Value:
U.S. Treasury and other U.S.
government agencies and corporations..............         $  589     $   293        $   454      $   281     $   926
States of the U.S. and political
subdivisions......................................              0           0              0            0         160
Other securities..................................            437         279            319          263         472
                                                            -----       ------         ------       ------      ------
  Total Securities................................         $1,026     $   572        $   773      $   544     $ 1,558
                                                            =====       ======         ======       ======      ======


The Corporation does not hold any derivative instruments.

         The following table sets forth the maturity distribution and weighted average yields of the investment portfolio at June 30, 1996. The weighted average yields are calculated on the basis of book value of the investment portfolio and on the interest income of investments adjusted for amortization of premium and accretion of discount.

                           Maturities of Investments

                                                       June 30, 1996
                                   --------------------------------------------------------
                                                   Weighted                        Weighted
                                  Amortized  Fair  Average    Amortized    Fair     Average
                                      Cost  Value  Yield         Cost     Value     Yield
                                      ---------------------     --------------------------
                                        Held to Maturity            Available for Sale
                                      ---------------------     --------------------------
                                                    (Dollars in thousands)
U.S. Treasury and other
  U.S. government agencies
  and corporations
  After one year to five years ...   $298   $293    5.71%        $596     $589       5.99%
                                      ---   ----                 ----     ----
    Total.........................    298    293    5.71          596      589       5.99
                                     ----   ----                 ----     ----
Other Securities
  After one year to five years....    251    256    6.64            0        0       0.00
  Other...........................    116    117    7.33          137      134       7.54
                                      ---    ---                 ----     ----
    Total.........................    367    373    6.98          137      134       7.54
                                     ----    ---                 ----     ----
Total securities(1)(2)............   $665   $666    6.76%        $733     $723       6.22%
                                     ====    ===                 ====     ====

- ------------------
(1) Excludes equity securities without readily determinable fair values, at historical costs, as follows: Federal Reserve Bank - $139,550; Virginia Bankers Bank - $50,000; FHLB stock - $108,300 and CDC Stock - $5,000
(2)      The equity securities have no stated maturity date.

Loan Portfolio

         The Corporation's loan portfolio is comprised of commercial loans, construction loans, real estate loans, and consumer installment loans. The primary market in which the Corporation makes loans is the Northern Shenandoah Valley, which includes Frederick, Shenandoah, Warren and Clarke Counties, and the City of Winchester.

         Net loans consist of total loans minus the allowance for loan losses, and where applicable, unearned discounts. Net loans were $31.596 million at June 30, 1996, an 18.76% increase over June 30, 1995. Net loans were $28.774 million at December 31, 1995, 27.22% greater than net loans of $22.618 million at December 31, 1994. The average loans as a percentage of average earning assets was 90.79%, 90.41%, and 85.94% for the years ended December 31, 1995, 1994, and 1993, respectively, and was 91.48% as of June 30, 1996. The Bank does not and has not had any loans outstanding to foreign countries or for highly leveraged transactions.

         In the normal course of business, the Corporation makes various commitments and incurs certain contingent liabilities which are disclosed but not reflected in its financial statements. These commitments and contingent liabilities include commitments to extend credit and financial standby letters of credit. At June 30, 1996, commitments for financial standby letters of credit totaled $78 thousand and commitments to extend credit were $4.685 million. At December 31, 1995, commitments for financial standby letters of credit totaled $77 thousand and commitments to extend credit totaled $3.699 million. At December 31, 1994, commitments for financial standby letters of credit totaled $55 thousand and commitments to extend credit totaled $2.969 million.

         Interest income on installment, commercial, and real estate mortgage loans is computed on the principal balance outstanding. Most variable rate loans carry an interest rate tied to New York Prime, as published in the Wall Street Journal.

         The following table summarizes the composition of the loan portfolio at the dates indicated:

                                 Loan Portfolio

                                            June 30,                            December 31,
                                       -----------------         -----------------------------------------
                                       1996         1995         1994         1993        1992        1991
                                       ----         ----         ----         ----        ----        ----
                                                              (Dollars in thousands)
Commercial........................   $15,311      $13,315      $11,976      $ 7,566     $ 5,798     $ 7,132
Real estate construction..........     4,015        3,638        2,488        1,788         945       1,289
Real estate mortgage..............     5,747        6,133        4,924        5,807       2,508       2,875
Installment loans.................     6,987        6,081        3,529        3,213       1,773         711
                                     ------       ------       ------       ------      ------      ------
  Total Loans.....................    32,060       29,167       22,917       18,374      11,024      12,007
Less:
  Allowance for loan losses.......      (464)        (393)        (299)        (225)       (196)       (462)
                                     -------      -------      -------      -------     -------     -------
    Net loans.....................   $31,596      $28,774      $22,618      $18,149     $10,828     $11,545
                                      ======       ======       ======       ======      ======      ======


         The following table sets forth the composition of the Corporation's loan portfolio (by percentage) for the five years ended December 31, 1995, and the six months ended June 30, 1996:

                          Loan Portfolio by Percentage

                                            June 30,                                   December 31,
                                               1996           1995            1994           1993            1992           1991
                                               ----           ----            ----           ----            ----           ----
                                                                         (Dollars in thousands)
Commercial........................             47.76%         45.65%          52.26%         41.18%          52.59%         59.40%
Real estate construction..........             12.52          12.47           10.86           9.73            8.57          10.74
Real estate mortgage..............             17.93          21.03           21.48          31.60           22.76          23.94
Installment.......................             21.79          20.85           15.40          17.49           16.08           5.92
                                              ------         ------          ------         ------          ------         ------
    Total Loans...................            100.00%        100.00%         100.00%        100.00%         100.00%        100.00%
                                              ======         ======          ======         ======          ======         ======

         Real estate secured loans accounted for 30.45% of the loans outstanding at June 30, 1996. These loans are primarily secured by residential property. Commercial loans accounted for 47.76% of loans outstanding at June 30, 1996. Commercial loans are made for business purposes and may be secured by commercial real estate, demand deposits, stocks, and business equipment. Consumer installment loans accounted for 21.79% of loans outstanding at June 30, 1996. Consumer installment loans are normally loans to individuals for household, automobiles, home improvements, family, and other personal expenditures. Nonperforming loans as of June 30, 1996, totaled $64 thousand, or 0.20% of the total loan portfolio.

         The following table presents the maturities or repricing periods of selected loans outstanding at June 30, 1996:

                           Maturity Schedule of Loans

                                                             (Dollars in thousands)
                       1 year or less         1-5 years            After 5 years         Total(1)
                   -------------------  -------------------     -----------------   -----------------
                    Fixed    Variable     Fixed   Variable      Fixed   Variable      Fixed    Variable
                     Rate        Rate      Rate       Rate       Rate       Rate       Rate        Rate
June 30, 1996      $9,627      $6,243   $16,738        -0-       $385        -0-    $26,750      $6,243

- ------------------
(1)      Excludes nonaccrual loans.

Asset Quality

         The Corporation attempts to maintain the allowance for loan losses at a sufficient level to provide for potential losses in the loan portfolio. Loan losses are charged directly to the allowance when they occur, while recoveries are credited to the allowance. The provision for loan losses is determined periodically by senior management and lending officers based upon consideration of several factors, including changes in the character and size of the loan portfolio and related loan loss experience, a review and examination of overall loan quality which includes the assessment of problem loans, and an analysis of anticipated economic conditions in the market area. In addition, input from bank regulatory agencies that regularly review the loan portfolio as part of their examination process and advice from the Corporation's independent accountants are considered in reviewing and assessing the adequacy of the allowance for loan losses.

         An analysis of the allowance for loan losses, including charge-off activity, is presented below for the periods indicated:


                                                     ALLOWANCE FOR LOAN LOSSES

                                                SIX MONTHS
                                              ENDED JUNE 30,                          DECEMBER 31,
                                     ----------------------------  -------------------------------------------------
                                         1996      1995      1995         1994        1993         1992        1991
                                         ----      ----      ----         ----        ----         ----        ----
                                                            (Dollars in thousands)
Average total loans.................  $30,897   $24,506     $26,364     $20,997     $14,516      $10,948    $12,454

Balance, beginning of period........  $   393   $   299     $   299     $   225     $   196      $   462    $   110
Less charge offs:
  Commercial........................        _         _           5          68         ___          293      2,106
  Real Estate.......................        _         _          __         ___         ___          ___        ___
  Installment.......................        6         7          26          22           4           15
                                       ------    ------       -----       ------      ------      ------     ------
    Total Charge offs...............        6         7          31          90           4          308      2,106
                                       ------    ------       -----       ------      ------      ------     ------
Plus recoveries:
  Commercial........................        1         2           7          12           5          130        ___
  Real Estate.......................       __         _           _          __         ___          ___        ___
  Installment.......................        3         _           5           1          16            _          _
                                       ------   -------      ------       ------      ------      ------     ------
    Total recoveries................        4         2          12          13          21          130          0
                                       ------   -------      ------       ------     -------      ------     ------
Net (charge offs) recoveries........       (2)       (5)        (19)        (77)         17         (178)    (2,106)
Provision for loan losses...........       73        16         113         151          12          (88)     2,458
                                       ------   -------     -------      -------     -------      -------    -------
Balance, end of period..............   $  464   $   310    $    393     $   299      $  225     $    196   $    462
                                        ======    ======     ======      =======     =======      =======    =======
Allowance for loan losses to
  period end total loans............     1.45%     1.15%       1.35%       1.31%       1.22%        1.78%      3.85%
Allowance for loan losses to
  nonaccrual loans..................   725.00%   107.27%     873.33%     111.11%   1,184.21%        0.00%    130.51%
Net charge-offs (recoveries) to average
  loans ............................      .01%      .04%        .07%        .37%       (.12)%       1.63%     16.91%


         The allowance for loan losses is maintained at a level which in management's judgment is adequate to absorb credit losses inherent in the loan portfolio, although no assurance can be given in this regard due to competitive and economic uncertainties. Management believes that the June 30, 1996 allowance for loan losses was adequate at 1.45%. Management based such estimate on the quality of assets held and the strong local economy because of: (i) high quality and (ii) a strong local economy.

         A breakdown of the allowance for loan losses is provided in the following table. However, management of the Corporation does not believe that the allowance for loan losses can be fragmented by category with any precision that would be useful to investors. The breakdown of the allowance for loan losses is based primarily upon those factors discussed above in computing the allowance for loan losses as a whole. Because all of these factors are subject to change, the breakdown is not necessarily indicative of the category of future loan losses.

                   ALLOCATION OF ALLOWANCE FOR LOAN LOSSES IN DOLLARS


                                  JUNE 30,                                                 DECEMBER 31,
                                  -------                        ----------------------------------------------------------------
                                    1996          1995           1995           1994           1993           1992           1991
                                    ----          ----           ----           ----           ----           ----           ----
                                                                (DOLLARS IN THOUSANDS)
Commercial                         $ 395          $264           $334           $278           $209           $182           $409
Real estate - construction            23            15             20              1              1              1             13
Real estate - mortgage                 9             6              8              4              3              2             29
Installment                           37            25             31             16             12             11             11
                                     ---           ---             --            ---            ---            ---            ---

Total allowance for loan

  losses                            $464          $310           $393           $299           $225           $196           $462
                                     ===           ===            ===            ===            ===            ===            ===

NONPERFORMING ASSETS

         The following table details information concerning nonaccrual and past due loans, as well as foreclosed assets, for the dates indicated:



                                                    NONPERFORMING ASSETS

                                      JUNE 30,                                             DECEMBER 31,
                                -----------------------          ----------------------------------------------------------------
                                 1996             1995            1995            1994             1993         1992         1991
                                 ----             ----            ----            ----             ----         ----         ----
                                                                    (DOLLARS IN THOUSANDS)
Nonaccrual loans                $  64           $  289          $   45           $  269          $   19        $    0      $  354
Other real estate owned(1)        236                -            236                 -               -             -           -
                                -----            ------          -----            ------          -----         -----       ------
  Total Nonperforming assets   $  300           $  289          $  281           $  269          $   19        $    0      $  354
                                =====            =====           =====            =====           =====         =====       ======
Loans past due 90 or more
  days accruing interest        $ 219            $  270          $ 215            $  587          $  16        $  247      $  349
Allowance for loan losses
  to nonaccrual loans          725.00%           107.27%        873.33%           111.11%      1,184.21%         0.00%     130.51%
Nonperforming assets to
  period end loans and
  other real estate owned        0.93              1.07           0.96              1.18           0.10          0.00        2.94


- ------------------
(1) The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

         Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent 90 days or more. If interest had been accrued on these loans for the six months of 1996, the interest income would have been $3 thousand.

Noninterest Income

         For the six month period ending June 30, 1996, noninterest income was $194 thousand, an increase of $93 thousand, or 92.08% compared to noninterest income of $101 thousand at June 30, 1995. For the twelve month period ended December 31, 1995, noninterest income increased to $281 thousand from $242 thousand in 1994, or 16.12%. Such increase is a direct result of the Corporation's increased volume of non-interest bearing deposits and the related fees and service charges.

Noninterest Expense

         Noninterest expense increased from $685 thousand for the six month period ended June 30, 1995, to $851 thousand for the same period ended June 30, 1996. The category with the largest increase, salaries and benefits, increased $84 thousand or 25.85%, as a result of salary adjustments due to changes in positions. Noninterest expense for 1995 was $1.435 million, up 22.13% over the comparable period of 1994. Noninterest expense for 1994 was $1.175 million, up 29.26%, over the comparable period for 1993.

Income Taxes

         There was no income tax expense in 1995, 1994, and 1993 due to utilization of a net operating loss carryforward. Under the Internal Revenue Code, the Corporation has net operating loss carryforwards available totaling $3.226 million at December 31, 1995. The carryforwards expire December 31, 2006. The full realization of the tax benefits associated with the carryforwards depends predominantly upon the recognition of ordinary income during the carryforwards period. Effective January 1, 1993, the Corporation adopted Statement of Financial

Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. See Note 8 to the Corporation's financial statements for related disclosures.

Deposits

         The Corporation primarily uses deposits to fund its loans and investment portfolio. For the six month period ended June 30, 1996, total average deposits were $34.206 million, compared to $26.616 million for the comparable period of 1995, a 28.52% increase. For the year ended December 31, 1995, total average deposits were $28.791 million, up 25.86% from $22.876 million for 1994. Average deposits for 1993 were $16.534 million. For the first six months of 1996, average noninterest bearing demand deposits were $5.203 million, up 28.34% from $4.054 million for the comparable 1995 period. For the year ended December 31, 1995, average noninterest bearing demand deposits were $4.034 million, up 16.76% from $3.455 million during 1994 and up 80.98% from $1.909 million during 1993. The largest category of interest bearing deposits is certificates of deposit under $100,000. For the six month period ended June 30, 1996, this category increased $3.954 million, or 35.28%, to $15.162 million from $11.208 million during the comparable period of 1995. Average certificates of deposit under $100,000 were $15,162 million at June 30, 1996, $12.488 million, $7.870 million and $5.846 million for the years 1995, 1994 and 1993, respectively.

         The Corporation offers individuals and small-to-medium sized businesses a variety of deposit accounts. These accounts, including checking, savings, money market, and certificates of deposit, are obtained primarily from the community that the Corporation services. Accordingly, the Corporation enjoys a stable core deposit base.

         The following table details the average amount of, and the average rate paid on, the following primary deposit categories, for the periods indicated:

                                      Average Deposits and Average Rates Paid

                                                 Six months
                                               ended June 30,                          Years ended December 31,
                                                   1996                  1995                   1994                  1993
                                           --------------------   --------------------   -------------------   -------------------
                                           Average    Average     Average    Average      Average   Average    Average     Average
                                           Balance       Rate     Balance       Rate      Balance      Rate    Balance       Rate
                                                                            (Dollars in thousands)
Interest-bearing deposits:

  Checking .............................   $ 2,154       2.79%    $ 1,756       2.73%     $ 1,375      2.84%  $   814         2.95%
  Regular savings ......................     4,823       3.32       5,009       3.15        6,543      3.24     4,721         4.09
  Money market savings .................     3,185       3.58       2,661       3.49        2,356      3.65     2,471         3.28
  Certificates of deposit:

    $100,000 and over ..................     3,679       5.71       2,843       5.84        1,277      3.60       773         5.56
    Under $100,000 .....................    15,162       5.88      12,488       5.91        7,870      5.32     5,846         5.49
                                           -------                 ------                  ------              ------
Total interest-bearing deposits..           29,003       4.95%     24,757       4.86%      19,421      4.13%   14,625         4.53%
Noninterest-bearing ....................     5,203                  4,034                   3,455               1,909
                                           -------                 ------                  ------              ------
Total deposits .........................   $34,206                $28,791                 $22,876             $16,534
                                           =======                =======                 =======             =======

         The following is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of June 30, 1996:

                                       Maturities of CDs of $100,000 or More

                                                  June 30, 1996
                                         ------------------------------
                                              Amount         Percent
                                             (Dollars in thousands)

Three months or less...................    $1,219              28.03%
Over three months to one year..........     1,966              45.21
Over one year to five years............     1,164              26.76
                                            -----             ------
  Total................................    $4,349             100.00%
                                            =====             ======



         For the six month period ended June 30, 1996, average certificates of deposit over $100,000 totaled $3.679 million. Average certificates of deposit in amounts of $100,000 or more were $2.843 million, $1.277 million, and $773 thousand at December 31, 1995, 1994 and 1993, respectively. As of June 30, 1996, and December 31, 1995, 1994, and 1993, average certificates over $100,000 represented 19.53%, 18.54%, 13.96%, and 1.68%, respectively, of the total certificates of deposit held on the respective dates. The Corporation competes with the major regional financial institutions for money market accounts and certificates of deposit less than $100,000. The Corporation has a relatively high level of rate sensitive assets and uses a system to adjust loan pricing to reflect its cost of funds, loan and funding maturities and loan-to-deposit ratio.

Short-Term Borrowings

         The Corporation occasionally finds it necessary to purchase federal funds on a short-term basis due to fluctuations in loan and deposit levels. The Corporation had no short-term borrowings with an average balance outstanding of more than 30% of stockholders' equity for the years ended December 31, 1995 and 1994.

Liquidity

         Liquidity represents an institution's ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, investments, and loans maturing within one year. As a result of the Corporation's management of liquid assets and the ability to generate liquidity through liability funding, management believes that the Corporation maintains overall liquidity sufficient to satisfy its depositors' requirements and meet its customers' credit needs.

                            Summary of Liquid Assets

                                                 June 30,                    December 31,
                                                 --------          --------------------------------
                                                   1996           1995           1994           1993
                                                   ----           ----           ----           ----
                                                             (Dollars in thousands)

Cash and due from banks                         $ 3,110        $ 2,283          $ 1,789        $ 1,119
Federal funds sold                                3,148          1,574              277            240
Investment securities(1)                              -            448              289            902
Available-for-sale securities                     1,026            774              544          1,558
                                                 ------         ------           ------         ------
Total liquid assets                             $ 7,284        $ 5,079          $ 2,899        $ 3,819
                                                 ======         ======           ======         ======
Deposits and other liabilities                  $38,648        $33,392          $25,438        $20,445

Ratio of liquid assets to
  deposits and other liabilities                 18.85%         15.21%           11.40%         18.68%

- ------------------
(1) Only investment securities with a maturity of one year or less are considered liquid assets for this table.

         As of June 30, 1996, the Corporation's liquidity position was tight, although it had improved somewhat from its position at December 31, 1995, as management continued its strategy to maximize earning assets in order to restore previously impaired capital. Deposit growth continued to be invested almost exclusively in loans and a minimal level of temporary investments. As of June 30, 1996, the Corporation had approximately $1.026 million in available-for-sale securities at its disposal. Furthermore, the Corporation maintains a $600 thousand federal funds line with a correspondent bank, and can borrow up to 50% of its capital on an unsecured basis from the Community Bankers' Bank. In addition, should additional liquidity be required, management has the ability to sell loans to other institutions to obtain additional capital as needed.

         Liquidity is monitored by the institution on several levels. The officers of the Corporation monitor liquidity on a monthly basis. In addition, the loan committee, which consists of several directors and officers, monitors the liquidity position on a biweekly basis. The results of both meetings are reviewed by the full board at its monthly meeting. The loan-to-deposit ratio is considered by management to be the key liquidity ratio. As of June 30, 1996, such ratio was 84.67%. At June 30, 1996, the Corporation had long term debt of $590 thousand and had no material commitments for capital expenditures.

Return on Equity and Assets

         The following table summarizes ratios considered to be significant indicators of the Corporation's profitability and financial condition during the periods indicated:

                                            Return on Equity and Assets

                                                Six Months
                                                  ended
                                                 June 30,         Years ended December 31,
                                                  1996(1)     1995        1994         1993
                                                   ----       ----        ----         ----
Return on average assets.......................   1.61%        1.31%       1.23%        0.42%
Return on average equity.......................  21.55        16.96       15.28         4.51
Average equity to average asset ratio..........   7.48         7.73        8.04         9.24

- ------------------
(1)   Percentages for the six months ended June 30, 1996, have been annualized.

Impact of Inflation and Changing Prices and Seasonality

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation.

         The Corporation's loans and deposits are not typically seasonal or cyclical.

Accounting Rule Changes

         FASB No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, establishes standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Statement is effective for fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

         FASB No. 122, Accounting for Mortgage Servicing Rights, amends FASB No. 65, Accounting for Certain Mortgage Banking Activities, to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securities those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. The Statement is effective for transactions in fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

         FASB No. 123, Accounting for Stock-Based Compensation, establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Examples are stock purchase plans, stock options, restricted stock, and stock appreciation rights. This Statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

         This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. The fair value based method is preferable to the Opinion 25 method for purposes of justifying a change in accounting principle under APB Opinion 20, Accounting Changes. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in this Statement had been applied.

         The Statement is effective for fiscal years beginning after December 15, 1995. The disclosures must include the pro forma effects of other awards granted in fiscal years beginning after December 31, 1994. The Statement is not expected to have a material impact on the Corporation.

                                    BUSINESS

General

         The Corporation is a bank holding corporation incorporated under the laws of the Commonwealth of Virginia in June 1989. The Corporation owns all of the outstanding stock of its subsidiary, The Marathon Bank ("Bank"), which was incorporated in August 1987 and acquired by the Corporation in October 1990, in accordance with the plan of exchange approved by the shareholders of the Bank in June 1990. The Corporation is headquartered in Frederick County, Virginia. The Corporation operates three offices. The original branch is located in Frederick County. The second branch, which opened in August of 1993, is located in the Town of Front Royal, Virginia. The third branch, which opened in February of 1995, is located in the City of Winchester, Virginia. Collectively, the three branches service the Northern Shenandoah Valley, which is comprised of Frederick County, Shenandoah County, Warren County, Clarke County, the City of Winchester, and the Town of Front Royal.

         The Corporation is engaged in the business of offering banking services to the general public. It offers checking accounts, savings and time deposits, and commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers travelers checks, safe deposit, collection, notary public, credit cards and other customary bank services. The Corporation is also becoming increasingly involved in the origination and sale of loans in the secondary mortgage market.

         The Corporation is the only independent community bank headquartered in the City of Winchester or Frederick County, Virginia. The Corporation's primary market is the Northern Shenandoah Valley, which includes Frederick County, where, based on total financial institution deposits at June 30, 1995, it was the fourth largest financial institution with approximately 11% of the market, Warren County, including the Town of Front Royal, where, based on total financial institution deposits at June 30, 1995, it was the ninth largest financial institution with approximately 4% of the market. The newest branch is located in the City of Winchester, the largest market in the four county area of Frederick, Warren, Shenandoah and Clarke Counties. Winchester and Front Royal are located at or near the intersections of I-81 and I-66 on the western fringe of the greater Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

         At June 30, 1996, the Corporation had $41.611 million in assets, $31.596 million in net loans, $37.866 million in deposits, and $2.963 million in stockholders' equity. It also had, at that date, a tax loss carryforward of $3.226 million. During the year ended December 31, 1995, the Corporation's net income grew 32.39% to $421 thousand from $318 thousand in 1994. In the six months ended June 30, 1996, the Corporation's net income increased 71.75% to $304 thousand from $177 thousand for the comparable period in 1995, while total assets increased 28.96% to $41.611 million at June 30, 1996 over the June 30, 1995 level. The annualized return on average assets and equity for the six months ended June 30, 1996 were 1.61% and 21.55%, respectively. Improvements in the Bank's earnings and size have been consistent since the employment by the Corporation of the current chief executive officer in 1992.

Credit Policies

         The Corporation employs extensive written policies and procedures to enhance management of credit risk. The loan portfolio is managed under a specifically defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for on-going identification and management of credit deterioration, and regular portfolio reviews to estimate loss exposure and to ascertain compliance with the Corporation's policies. The largest unsecured individual lending authority currently granted by the Corporation is $100,000. Loan applications in excess of $50,000 are reviewed by the Loan Committee on a weekly basis. The Loan Committee consists of the Chief Executive Officer and six additional directors.

         A major element of credit risk management is the diversification of risk. The Corporation's objective is to maintain a diverse loan portfolio to minimize the impact of any single event or set of circumstances. Concentration parameters are based upon individual risk factors, policy constraints, economic conditions, collateral, and products. The Corporation, as a matter of policy, generally does not extend credit to any single borrower or group of related borrowers in excess of $400,000. The Corporation generally does not make loans outside its market area, except for loan participations, unless the borrower has an established relationship with the Corporation and lives and conducts his principal business operations within the Corporation's market area. Consequently, the Corporation and its borrowers are directly affected by the economic conditions prevailing in its market area.

Lending Activities

         The Corporation's primary market focus is on making loans to small businesses and consumers in its local market area. Business and consumer installment loans secured by real estate represent the largest segment of the Corporation's loan portfolio. In addition, the Corporation also provides a wide range of business and consumer installment loans that are not secured by real property. The Corporation's lending activities are principally directed to its defined market area in the Northern Shenandoah Valley.

         Commercial Business Lending. The Corporation's commercial loans are made primarily to local service and retail oriented businesses for a variety of purposes, including revolving lines of credit, working capital loans, equipment financing loans, letters of credit, construction loans, and "mini-permanent" financing of commercial real estate. Pricing on commercial loans is generally tied to the depository relationship and/or the perceived risk involved in the credit.

         The Corporation normally looks to the borrower's cash flow and/or earnings as the principal source of repayment for commercial business loans, and most of these loans are both secured and personally guaranteed by the principals of such businesses.

         Real Estate Construction Lending. At June 30, 1996, real estate construction loans comprised $4.015 million, or 12.52%, of the Corporation's total loan portfolio.

         Mortgage Lending. The Corporation's real estate loan portfolio, a significant portion of which consists of business related loans secured by the owner's residence or commercial property, was approximately 30.45% of total loans at June 30, 1996. The mortgage portfolio consists primarily of loans for individual purposes with 15- to 25-year amortization schedules that mature with a balloon payment on the third or fifth anniversary of the loan.

         Consumer Installment Lending. The Corporation currently offers most types of consumer time and installment loans, including automobile loans and home equity lines of credit. The Corporation also extends other consumer credit through its overdraft protection program. At June 30, 1996, the Corporation's consumer installment loans, including home equity lines, were 21.79% of the total loan portfolio. The performance of the consumer installment loan portfolio is directly tied to and dependent upon the general economic conditions in the Corporation's market area.

         Credit Policies and Administration. The Corporation has adopted a comprehensive lending policy which includes stringent underwriting standards for all types of loans and pricing guidelines. In an effort to manage risk, all credit decisions in excess of the officer's lending authority must be approved prior to funding by the Loan Committee. Management believes that it employs experienced lending officers, secures appropriate collateral, and carefully monitors the financial conditions of its borrowers and the concentration of such loans in the Corporation's portfolio.

Market Area

         The Corporation has three branches located in the Northern Shenandoah Valley. The Shenandoah Valley is located on the I-81 corridor in Northwestern Virginia, and borders on the Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States. The Northern Shenandoah Valley is the home of major manufacturing facilities of 17 Fortune 500 companies. In addition, Warren County is becoming a significant center, in the Mid-Atlantic region, for manufacturing and distribution due to its proximity to the Virginia Inland Port. Pen-Tab Inc. opened a manufacturing and distribution center in the first quarter of 1996 which employs over 270 persons. Toray, Inc. recently broke ground on a $120 million full service manufacturing plant which will employ 120 persons in 1997 and over 500 persons by the year 2000. Major employers in the four county area include Valley Health Systems, Inc., Crown Cork and Seal, Automotive Industries Inc., National Fruit Products, Inc., Rubbermaid Commercial Products, General Electric, AT&T Communications, duPont, Inc. and O'Sullivan Corporation. The Corporation's headquarters and a branch office are located in Frederick County. The population of the City of Winchester and Frederick County is approximately 75,000. The local economy is driven by the manufacturing and service industries, with over 30% of the area's workforce engaged in manufacturing. The Corporation's third office is located in Front Royal, Virginia in Warren County. The combined population of Front Royal and Warren County is approximately 40,000. The principal employers are in the manufacturing service industries as well as state and local government. The Corporation also services Shenandoah and Clarke Counties. The approximate population of such areas are 33,000 and 12,000, respectively.

Competition

         The banking business in the Northern Shenandoah Valley (the counties of Frederick, Clarke, Shenandoah, and Warren, Virginia and the City of Winchester), the area served by the Corporation is highly competitive with respect to both loans and deposits. In the Corporation's primary service area, there are approximately eleven commercial banks and savings and loans (including six large, Virginia-wide and national banks with multiple offices); offering services ranging from deposits and real estate loans to full service banking. The Corporation is the newest and smallest commercial bank in its service area, in addition, there can be no assurance that other financial institutions, with substantially greater resources than the Corporation, will not establish operations in the service area.

Properties

         The Corporation's office is located at 4095 Valley Pike, Winchester, Virginia, in property owned by the Corporation.

         In July 1996, the Bank's branch located in the Town of Front Royal moved into a newly constructed building located in the Post Office Plaza at 300 Warren Avenue. The Corporation leased the property from a related party under a 20 year lease with no renewal options. See "Management - Indebtedness and Other Transactions."

         On February 13, 1995, the Corporation opened its Winchester Branch at 1041 Berryville Avenue in the City of Winchester, Virginia. The Corporation has a five year lease, with two five year options.

Employees

         At June 30, 1996, the Corporation had the equivalent of 29 full-time employees. None of its employees is represented by any collective bargaining unit. The Corporation considers relations with its employees to be good.

Legal Proceedings

         In the course of its operations, the Corporation is party to various legal proceedings. The Corporation does not believe that the outcome of these lawsuits, individually or in the aggregate, will have a material adverse effect on the Bank's business, financial position, or results of operations.

Supervision and Regulation

         The Bank is subject to state and federal banking laws and regulations which impose specific requirements or restrictions and provide for general regulatory oversight with respect to virtually all aspects of its operations. The following is a brief summary of certain statutes and regulations affecting the Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below, and it is not intended to be an exhaustive description of all laws applicable to the business of the Bank. Any change in applicable laws or regulations may have a material effect on the business and prospects of the Corporation.

         State Chartered Banks. The Bank is a state-chartered bank, organized under Virginia law. It is also a member of the Federal Reserve System and, therefore, is supervised and examined by the Federal Reserve, its primary federal regulator. The Federal Reserve and Bureau of Financial Institutions ("BFI") conduct regular examinations of the Bank, reviewing the adequacy of its allowance for loan losses, quality of loans and investments, propriety of management practices, compliance with laws and regulations and other aspects of its operations. In addition to these regular examinations, the Bank must furnish the Federal Reserve with quarterly reports containing detailed financial statements and schedules. The Federal Deposit Insurance Corporation ("FDIC"), which provides deposit insurance, also has authority to examine and regulate the Bank.

         Federal and state banking laws and regulations govern all areas of the operations of the Bank, including maintenance of cash reserves, loans, mortgages, maintenance of minimum capital, payment of dividends, and establishment of branch offices. Federal and state bank regulatory agencies also have the general authority to eliminate dividends paid by insured banks if such payment is deemed to constitute an unsafe or unsound practice. The Federal Reserve has authority to impose penalties, initiate civil administrative actions, and take other steps to prevent the Bank Subsidiaries from engaging in unsafe or unsound practices. In this regard, the Federal Reserve has adopted capital adequacy requirements applicable to its member banks. See "Supervision and Regulation of the Corporation - Capital Requirements" below.

Supervision and Regulation of the Corporation

         General. As a bank holding company, the Corporation is subject to state and federal banking and bank holding company laws and regulations which impose specific requirements or restrictions and provide for general regulatory oversight with respect to virtually all aspects of its operations. The following is a brief summary of certain statutes and regulations affecting the Corporation. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below, and is not intended to be an exhaustive description of all laws applicable to the Corporation's operations. Any change in applicable laws or regulations may have a material effect on the business and prospects of the Corporation.

         Bank Holding Companies. As a bank holding company registered under the Bank Holding Company Act ("BHC Act"), the Corporation is subject to regulation by the Federal Reserve. The Federal Reserve has jurisdiction under the BHC Act to approve any bank or nonbank acquisition, merger or consolidation proposed by a bank holding company. The BHC Act generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

         The BHC Act formerly prohibited the Federal Reserve from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries were principally conducted, unless such an acquisition was specifically authorized by statute of the state in which the bank whose shares were to be acquired was located. However, under recently enacted federal legislation, the restriction on interstate acquisitions was abolished effective September 29, 1995, and bank holding companies from any state may now acquire banks and bank holding companies located in any other state. Banks also will be able to branch across state lines effective June 1, 1997, provided certain conditions are met, including that applicable state law must expressly permit such interstate branching. Under Virginia law effective July 1, 1995, Virginia banks can branch across state lines in those states with which Virginia has reciprocal agreements.

         There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

         The Federal Deposit Insurance Act also provides that amounts received from the liquidation or other dissolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholder. This provision would give depositors a preference over general and subordinated creditors and shareholders in the event a receiver is appointed to distribute the assets of any of the Corporation's subsidiaries.

         The Corporation is registered under the bank holding company laws of Virginia. Accordingly, the Corporation and the Bank are also subject to regulation and supervision by the BFI.

         Capital Requirements. The Federal Reserve, the Office of the Comptroller of the Currency and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirements of these federal bank regulatory agencies, the Bank is required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital," which consists principally of common and certain qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder, "Tier 2 capital," consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. The Tier 1 and total capital to risk-weighted asset ratios of the Corporation as of June 30, 1996 were 9.20% and 10.45%, respectively, exceeding the minimums required.

         In addition, each of the federal regulatory agencies has established a minimum leverage capital ratio (Tier 1 capital to average tangible assets). These guidelines provide for a minimum ratio of 3% for banks and bank holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum. The leverage ratio of the Bank as of June 30, 1996, was 7.88%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

         The following table sets forth in detail the various capital ratios of the Bank at the dates indicated:

                                                Analysis of Capital

                                                   June 30,                             December 31,
                                                 ----------                       -----------------------
                                            1996           1995           1995             1994             1993
                                            ----           ----           ----             ----             ----
                                                                      (Dollars in thousands)
Tier 1 Capital:
  Noncumulative preferred stock........   $              $ 1,003        $     -          $ 1,003          $ 1,003
  Common stock.........................     1,306          1,079          1,306            1,079            1,069
  Capital surplus......................     5,110          4,199          5,110            4,199            4,159
  Retained earnings (deficit)..........    (3,443)        (3,852)        (3,747)          (4,029)          (4,297)
    Less: Intangibles..................         -              -              -               (5)             (18)
                                          -------        -------        -------          -------          -------
    Total Tier 1 capital...............   $ 2,973         $2,429        $ 2,669          $ 2,247          $ 1,916
Tier 2 Capital:
  Allowance for loan losses(1).........       404            310        $   340          $   280          $   225
                                          -------        -------        -------          -------          -------
    Total risk-based Capital...........   $ 3,377         $2,739         $3,009          $ 2,527          $ 2,141
                                          =======        =======        =======          =======          =======
Risk-weighted assets...................   $32,309        $26,419        $28,390          $22,380          $17,961
Capital Ratios:
  Tier 1 risk-based capital ratio......      9.20%          9.19%          9.40%           10.04%           10.67%
  Total risk-based capital ratio.......     10.45          10.37          10.60            11.29            11.92
  Tier 1 capital to average adjusted
    total assets.......................      7.88           8.10           8.32             8.69             9.99

- ------------------
(1)      Limited to 1.25% of risk weighted assets.

         Deposit Insurance. The deposits of the Bank are insured up to $100,000 per insured depositor (as defined by law and regulation) by the FDIC through the BIF. The BIF are administered and managed by the FDIC. As insurer, the FDIC is authorized to conduct examinations of and to require reporting by SAIF and BIF-insured institutions. FIRREA also authorizes the FDIC to prohibit any SAIF and BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the SAIF and BIF. The FDIC also has the authority to initiate enforcement actions against savings institutions, after first giving the OTS an opportunity to take such action.

         From time to time, there are various proposals that involve increasing the deposit insurance premiums paid by banks and/or savings institutions. The Corporation is unable to predict whether or to what extent the rates that the Bank pays for federal deposit insurance may increase in future periods as a result of such proposals. Such increases would adversely affect its operations.

         The FDIC may terminate the deposit insurance of any depository institution, including the Bank's, if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

         On December 15, 1994, the Federal Reserve Board, the Office of Thrift Supervision, the Office of the Controller of the Currency ("OCC"), and the FDIC (collectively the "agencies") issued a final rule entitled, Risk- Based Capital Standards; Concentration of Credit Risk and Risks of Nontraditional Activities. The final rule amends the risk-based capital standards by explicitly identifying concentrations of credit risk and certain risks arising from nontraditional activities, as well as an institution's ability to manage these risks, as important factors in assessing an institution's overall capital adequacy. While no quantitative measure of such risk is included in the final rule, to the extent appropriate, the agencies will issue examination guidelines on new developments in nontraditional activities or concentrations of credit to ensure that adequate account is taken of the risks of these activities. Moreover, the agencies also believe that institutions identified through the examination process as having significant exposure to concentration of credit risk or as not adequately managing concentration risks should hold capital in excess of the regulatory minimums. Therefore, due to the subjective nature of this final rule, the Corporation is unable to determine what effect, if any, this rule may have on regulatory capital requirements.

         On August 2, 1995, the OCC, the Federal Reserve Board, and the FDIC (collectively the "banking agencies") issued a final rule entitled, Risk-Based Capital Standards; Interest Rate Risk. The final rule implements minimum capital standards for interest rate risk exposures in a two-step process. The final rule implements the first step of that process by revising the capital standards of the banking agencies to explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating a bank's capital adequacy. The banking agencies intend to implement this rule on a case-by-case basis during the examination process. The second step of the banking agencies' process will be to issue a proposed rule that would establish an explicit minimum capital charge for interest rate risk, based on the level of the bank's measured interest rate risk exposure. Due to the subjective nature of the first phase of this final rule, the Corporation is unable to determine what effect, if any, this rule may have on its regulatory capital requirements.

         On November 16, 1995, the Federal Reserve Board issued guidelines entitled, Federal Reserve Guidelines for Rating Risk Management at State Member Banks and Bank Holding Companies (the "Guidelines"). The Guidelines specify that principles of sound management should apply to the entire spectrum of risks facing a banking institution including, but not limited to, credit, market, liquidity, operational, legal, and reputational risk and that, for state member banks, a single numerical rating for risk management should be provided as part of the examination process. The Guidelines also specify that examination reports should make reference to the types and nature of corrective actions that need to be taken by institutions to address noted risk management and internal control deficiencies. Where appropriate, institutions should also be advised that the Federal Reserve Board will initiate supervisory actions if the failure to separate critical operational duties creates the potential for serious losses or if material deficiencies or situations that threaten the safe and sound conduct of their activities are not adequately addressed in a timely manner. Due to the subjective nature of the risk-management evaluation, the Corporation is not able to determine what effect, if any, this rule may have on the operation of the Corporation.

         Community Reinvestment Act. The federal supervisory agencies share authority to implement regulations under the Community Reinvestment Act of 1979, as amended ("CRA"). The general purpose of the CRA is to encourage lenders, while operating safely and soundly, to meet the credit needs of their communities. The CRA specifically directs regulators, when examining a lender, to assess the lender's record of helping to meet the credit needs of its entire community, including low and moderate-income neighborhoods. For example, the regulators will evaluate and take into account a lender's record of meeting its community credit needs when evaluating a lender's application for creation of a new branch. The Bank has always had a "Satisfactory" rating with respect to their compliance with the CRA. The Corporation itself has not been examined or received a CRA rating.

         As a result of a Presidential initiative, each of the federal banking agencies, including the FDIC, issued a notice of proposed rule making in October of 1994 to replace the current CRA assessment system with a new evaluation system that would rate institutions based on their actual performance (rather than efforts) in meeting community credit needs. The final rule retains, to a significant extent, the principles and structures underlying the

1994 proposal and will be phased in over 1996 and 1997. The Corporation is currently studying the new CRA regulations and determining whether the regulations would require changes to the CRA action plans of the Bank.

         Governmental Monetary Policies and Economic Controls. The Corporation and the Bank are affected by monetary policies of regulatory authorities, including the Federal Reserve, which regulates the national money supply in order to mitigate recessionary and inflationary pressures. Among the techniques available to the Federal Reserve are engaging in open market transactions in United States Government securities, changing the discount rate on bank borrowings, and changing reserve requirements against bank deposits. These techniques are used in varying combinations to influence the overall growth of bank loans, investments and deposits. Their use may also affect interest rates charged on loans or paid on deposits. The effect of governmental policies on the earnings of the Corporation cannot be predicted.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions of the Corporation's Directors and Executive Officers.

                                                                                    Director of the
        Name                       Age               Position                     Bank/Corporation Since

Class I

Frank H. Brumback                  71        Chairman of the Board                        1987

Robert W. Claytor                  48        Director                                     1987

Clifton L. Good                    59        Director                                     1987

Donald L. Unger                    54        Director, President and                      1992
                                              Chief Executive Officer

Class II

Joseph W. Hollis                   42        Director                                     1987

Gerald H. Kidwell                  74        Director                                     1987

Lewis W. Spangler                  54        Director                                     1987

Thomas W. Grove                    56        Director                                     1992

Class III

W. Houston Board, III              49        Director                                     1987

Ralph S. Gregory                   57        Director                                     1987

George R. Irvin, Jr.               60        Director                                     1987

Class I Directors

         Frank H. Brumback is 71 years old and has served as a director of the Corporation since 1989 and a director of the Bank since 1987. He is Chairman of the Bank and the Corporation; Vice President of Woodbine Farms, Incorporated (orchardist) in Winchester, Virginia, and President of BGW, Incorporated (real estate) in Winchester, Virginia

         Robert W. Claytor is 48 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President and General Manager of H. N. Funkhouser & Company (petroleum distributor) in Winchester, Virginia.

         Clifton L. Good is 59 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is retired and the former President of Clifton L. Good Realty, Incorporated in Front Royal, Virginia.

         Donald L. Unger is 54 years old and has served as a director of the Corporation since 1992 and of the Bank since 1992. He has served as President and Chief Executive Officer of The Marathon Bank and of the Corporation since April 1992.

Class II Directors

         Joseph W. Hollis is 42 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of B. J. Sager (beer distributor) in Winchester, Virginia.

         Gerald H. Kidwell is 74 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is a farmer and former budget analyst with the federal government in Washington, D.C.

         Lewis W. Spangler is 54 years old and has served as a director of the Corporation since 1989 ard of the Bank since 1987. He is Vice President of Jones & Frank Corporation (petroleum equipment sales and distribution) in Winchester, Virginia; and Vice President and Manager of Oil Equipment Properties (real estate in Winchester, Virginia).

         Thomas W. Grove is 56 years old and has served as a director of the Corporation since 1992 and of the Bank since 1993. He is President of T. W. Grove Construction, Inc. in Front Royal, Virginia.

Class III Directors

         W. Houston Board, III is 49 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President and a Director of B.T.B., Inc. (tire dealer) in Front Royal and Winchester, Virginia.

         Ralph S. Gregory is 57 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of Gregory's Incorporated (commercial contractor) in Stephens City, Virginia.

         George R. Irvin, Jr. is 60 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is retired and the former chairman of Irvin, Incorporated (wholesale candy and tobacco distributor) in Edinburg, Virginia.

Board Committees

         The Corporation's Board of Directors meets monthly and also holds an organizational meeting following the conclusion of the Annual Meeting of Stockholders. Special meetings are held when necessary. The Board of Directors met 12 times during the fiscal year ended December 31, 1995. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees on which he served.

         The Board of Directors of the Corporation has standing Audit, Loan and Personnel Committees.

         The Audit Committee is responsible for receiving the audit and examination reports of the internal accounting staff, the independent public accountants and the banking examiners. The Audit Committee held five meetings in 1995. The present members of the Audit Committee are Messrs. Hollis, Board, Good and Kidwell.

         The Loan Committee considers new loan applications which are in excess of individual officer limits and monitors (with management) the Corporation's loan portfolio. The Loan Committee held 36 meetings in 1995. The present members of the Loan Committee are Messrs. Claytor, Good, Gregory, Brumback, Spangler, Grove, Kidwell and Unger.

         The Personnel Committee is responsible for supervising, hiring and setting compensation levels for the Bank's personnel. The Personnel Committee met two times in 1995. The present members of the Personnel Committee are Messrs. Irvin, Claytor, Hollis, Spangler and Unger.

Indebtedness and Other Transactions

         Certain directors and executive officers of the Corporation, members of their immediate families and corporations, partnerships and other entities with which such persons are associated are customers of the Corporation. As such, they had transactions in the ordinary course of business with the Corporation during the fiscal year ended December 31, 1995, and will have additional transactions with the Corporation in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business and upon substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features. At June 30, 1996, loans from the Corporation to all executive officers and directors, their immediate families and/or affiliated companies in which they are principals amounted to approximately $1.460 million. This amount represented approximately 49.27% of the stockholders' equity of the Corporation as of June 30, 1996.

         On July 1, 1996, the Corporation entered into a 20 year property lease with Post Office Plaza, L.C. ("Related Party"), a limited liability corporation, which is owned 25% by Donald L. Unger, President, Chief Executive Officer and a director of the Corporation, and 25% by Thomas W. Grove, a director of the Corporation. The lease provides for fixed annual payments in the amount of $46,153 for the first five years of the term, after which payments increase annually in conjunction with the consumer price index. Prior to the consummation of such lease, the Corporation was permitted to finance and construct a branch facility on such property with the understanding that upon completion of the construction the Corporation would enter into a long term lease with the Related Party and the Related Party would reimburse the Corporation for all direct costs incurred with respect to the construction of the branch. As of June 30, 1996, the project was substantially complete, the Corporation had invested $237,365 in construction costs for which the Related Party had verbally committed to reimburse the Corporation upon consummation of the lease.

         Prior to the execution of the aforementioned Post Office Plaza lease, the Corporation maintained a portable branch facility on property owned by the Related Party. The Corporation paid $500 per month to the Related Party for such use.

Directors' Compensation

         The Corporation's Directors receive a fee of $250 per meeting for their services. Committee members receive $35 per meeting as compensation for their services.

Executive Compensation

         The following table presents information concerning the annual and long-term compensation of Donald L. Unger who was, at December 31, 1995, the Corporation's chief executive officer. This table presents compensation for services rendered in all capacities to the Corporation in 1995, 1994 and 1993.

                                            Summary Compensation Table

                                                                                                                 All Other
                                                                         Annual Compensation                  Compensation(1)
                                                           ---------------------------------------------     -----------------
                                            Fiscal                                        Other Annual
         Name and Principal                 Year           Salary          Bonus         Compensation(2)
         Donald L. Unger                    1995          $100,000        $7,000            $14,600               $2,000
           President and CEO                1994           100,000         7,000             14,600                2,000
                                            1993           100,000           0               14,600                  0

(1) Reflects the Corporation's matching contribution under its 401(k) retirement plan.
(2) Represents deferred compensation payable to Mr. Unger upon termination of employment, payment of Mr. Unger's country club dues and the value of the use of a company vehicle.

         The following table presents, for the executive officer listed in the Summary Compensation Table, information regarding (i) his exercise of stock options in 1995 and (ii) the number and value of all his unexercised stock options at December 31, 1995.

                               Aggregated Option Exercises in 1995 and December 31, 1995 Option Values
                      ---------------------------------------------------------------------------------------------------
                                                                        Number of Unexercised         Value of Unexercised
                                                                              Options at             in-the-money Options at
                              Shares                                     December 31, 1995(#)          December 31, 1995($)
                           Acquired on          Value Realized               Exercisable/                  Exercisable/
     Name                  Exercise (#)       Upon Exercise ($)             Unexercisable                Unexercisable(1)
     ----                  ------------       -----------------          --------------------        -----------------------
Donald L. Unger                 0                    $0                         500/0                          $0

(1)      Based upon a market value of $5.00 per share.


Chief Executive Officer Employment Agreement and Incentive Bonus Plan

         The Corporation and Donald L. Unger, President and Chief Executive Officer, entered into a written employment agreement on April 13, 1992, to be effective as of April 13, 1992 ("Unger Employment Agreement"). The Unger Employment Agreement provides that Mr. Unger will serve on the Board of Directors of the Corporation, subject to shareholder election, until his employment ends. Under the terms of the Unger Employment Agreement, Mr. Unger receives an annual salary of $100,000, together with certain other customary benefits. In the event of a change of control of the Corporation (as defined in the Unger Employment Agreement), Mr. Unger will receive a one time cash payment equal to his annual salary at the date of change of control multiplied by the percentage by which the Corporation's appraised value exceeds its book value. Such payment is not to exceed 300% of Mr. Unger's annual salary at the date of change in control.

Employee Benefit Plans

         The Corporation has adopted a plan that is qualified under Section 401(k) of the Internal Revenue Code for the benefit of its eligible employees. Employees are not required to contribute to the plan but may contribute, subject to the statutory maximum, from their annual salary before taxes. Employees who have attained age 21 and completed six months of service are eligible to participate in the plan beginning on the January 1 or July 1 following their six-month anniversary. The Corporation made a contribution to the plan for the year ending December 31, 1995 in the amount of $9,601. No contributions were made for the years ending December 31, 1994 and 1993.

Security Ownership of Management

         The following table sets forth for (i) each director and executive officer of the Corporation, (ii) each beneficial owner of 5% or more of the outstanding shares of the Corporation's Common Stock, and (iii) all directors and executive officers of the Corporation as a group: (1) the number of shares of the Corporation's Common Stock beneficially owned on June 30, 1996 and (2) the percentage of ownership of outstanding shares of the Bank's Common Stock on said date. All of the Corporation's directors and executive officers receive mail at the Corporation's principal executive office at 4095 Valley Pike, Winchester, Virginia 22602.


         Name of                            Number of Shares                     Percent of
     Beneficial Owner                    Beneficially Owned(1)                    of Class
W. Houston Board, III                            19,660                            2.09%

Frank H. Brumback                                35,323(2)                         2.70

Robert W. Claytor                                44,679(3)                         3.42

Clifton L. Good                                  49,363(4)                         3.78

Ralph S. Gregory                                 69,547(5)                         5.32

Thomas W. Grove                                   8,520                            0.66

Joseph W. Hollis                                 57,951(6)                         4.40

George R. Irvin, Jr.                             54,012(7)                         4.55

Gerald H. Kidwell                                55,029(8)                         4.21

Lewis W. Spangler                                39,267(9)                         3.01

Donald L. Unger                                   4,019(10)                        0.31

Beneficial ownership of Common                  450,014                           34.45
Stock; by all directors and executive
officers as a group (11 persons)


(1) In calculating the number of shares of Common Stock which are beneficially owned (and thus the percentage of Common Stock beneficially owned), a person is deemed to own Common Stock if that person has the right to acquire beneficial ownership of Common Stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.
(2)      Includes 16,802 shares held jointly.
(3) Includes 34,869 shares held by, or jointly with, spouses, children or trusts.
(4) Includes 40,966 shares held by, or jointly with, spouses, children or trusts or Clifton L. Good Realty, Incorporated.
(5) Includes 58,021 shares held by, or jointly with, spouses, children or trusts.
(6) Includes 39,276 shares held by, or jointly with, spouses, children or trusts.
(7) Includes 1,110 shares held by, or jointly with, spouses, children or trusts.
(8) Includes 54,020 shares held by, or jointly with, spouses, children or trusts.
(9) Includes 402 shares held by, or jointly with, spouses, children or trusts.
(10) Includes 19 shares held by, or jointly with, spouses, children or trusts.

Unless otherwise indicated in the footnotes above, the individuals named above have sole voting and dispositive powers over the shares beneficially owned by them.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

         The Corporation's Articles of Incorporation authorize 20,000,000 shares of Common Stock, par value $1.00, of which 1,306,303 shares were issued and outstanding on June 30, 1996. The Articles of Incorporation also authorize 1,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding at June 30, 1996.

Characteristics of Common Stock

         Certain characteristics of the Corporation's Common Stock are summarized below:

         Dividend Rights. The Corporation may pay dividends as declared from time to time by the Board of Directors out of funds legally available therefor, subject to certain restrictions imposed by federal and state laws. See "Business
- - Supervision and Regulation - Limits on Dividends and Other Payments." The holders of Common Stock are entitled to receive and share equally in any dividends as may be declared by the Board of Directors.

         Voting Rights. In all elections of directors, each stockholder has the right to cast one vote for each share of Common Stock owned by him and is entitled to vote for as many persons as there are directors to be elected. Stockholders of the Corporation do not have cumulative voting rights. On any other question to be determined by a vote of shares at any meeting of stockholders, each stockholder shall be entitled to one vote for each share of Common Stock owned by him and entitled to vote.

         Liquidation Rights. Upon liquidation, after payment of all creditors, including without limitation the liquidation preference per share of preferred stock, if any is outstanding, the remaining assets of the Corporation would be distributed to the holders of the Common Stock on a pro rata basis.

         Preemptive Rights. Holders of Common Stock have no preemptive rights with respect to the issuance of additional shares of Common Stock.

        Calls and Assessments. All Common Stock outstanding is fully paid and nonassessable.

         Reports to Stockholders. The Corporation furnishes its stockholders with annual reports, including audited financial statements, as well as quarterly reports containing unaudited financial information.

         Transfer Agent.  The Corporation acts as its own transfer agent.

Characteristics of Preferred Stock

         The Board of Directors may determine the preferences, limitations, and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class or series of shares of Preferred Stock before the issuance of any shares of that class or series.

Warrants to Acquire Common Stock

         As part of the recapitalization of the Corporation in 1992, the Corporation, in private placements, issued two rounds of Common Stock at $5.00 per share, convertible Preferred Stock convertible into Common Stock at $5.00 per share (which has since been converted) and warrants to purchase Common Stock at $5.00 per share. At

June 30, 1996, there were warrants to purchase 200,688 shares of Common Stock outstanding which are exercisable through June 30, 1997.

Limitations on Liability of Directors

         Section 13.1-692.1 of the Virginia Stock Corporation Act ("Virginia Act") authorizes a Virginia corporation to reduce or eliminate the damages that can be assessed against an officer or director arising out of a single transaction. The Corporation's bylaws provide that no member of the Corporation's Board of Directors shall be liable for any amount in any proceeding brought against him or her as a director. The Virginia Act provides that the liability of a director may not be limited if the director engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

Indemnification of Directors

         Sections 13.1-697 and 13.1-698 of the Virginia Act set forth certain provisions regarding the indemnification of directors. Generally, these provisions of the Virginia Act allow a corporation to indemnify a director if:
(i) he conducted himself in good faith; (ii) he believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Under the Virginia Act, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in any other proceeding charging improper personal benefit to him, in which he is adjudged liable on the basis that personal benefit was improperly received by him. The Virginia Act also prohibits indemnification of a director for willful misconduct or a knowing violation of the criminal law.

         The Corporation's Articles of Incorporation call for the indemnification of (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (b) any Director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law.

Federal Law Restrictions on Acquisition of the Bank

         Under the Bank Holding Company Act of 1956 ("BHCA") and regulations promulgated thereunder by the Federal Reserve, no company may acquire "control" of institutions that offer demand deposit accounts and make commercial loans without the prior approval of the Federal Reserve. The ownership of, control, holding with power to vote of, or holding proxies representing 25% or more of any class of voting securities is presumed to be a "controlling" interest under the BHCA, and, depending on the circumstances, control may be found to exist below this level of ownership. Any company acquiring such control would become a bank holding company, would be subject to certain limitations and prohibitions on its operations, and would become subject to registration, examination and supervision by the Federal Reserve. The Federal Reserve may withhold approval of an application to become a bank holding company on certain specified grounds.

Articles of Incorporation

         Limitation on Ownership in Excess of 9.99%. The Articles of Incorporation restrict the transfer, sale, assignment, gift, pledge, or bequest of a beneficial interest in common stock of the Corporation to an "interested shareholder" without prior approval by a majority of the Corporation's Board of Directors.

         An "interested shareholder" is any person, firm, corporation, partnership, joint venture, or other entity whom either directly or indirectly, through the use of an associate or affiliate, is or becomes a beneficial owner of stock in excess of 9.99% of the total outstanding common shares of the Corporation. Any shares acquired in excess of the 9.99% threshold will be considered excess shares, and such transfer will be considered null and void.

         Such restriction is marked conspicuously on the front and back of the stock certificate in compliance with Section 13.1-648.B of the Virginia Code requiring adequate notification of any such restriction.

         The Corporation's Articles of Incorporation provide for a classified Board of Directors which is divided into three classes, with each class serving a three-year term and one class of directors being elected each year. In addition to classifying the Board of Directors, the Articles of Incorporation also provide, subject to the rights of holders of any outstanding preferred stock, that directors can be removed during their terms of office for cause only by the affirmative vote of the holders of more than two-thirds of the then outstanding voting shares. Thus, holders of a majority (but less than two-thirds) of the Corporation's outstanding shares might not be able to remove a director, even for cause, for up to three years. The Articles of Incorporation also would require the affirmative vote of more than two-thirds of the outstanding voting shares to increase or decrease the number of directors by more than 30% of the number of directors last elected by the stockholders.

         The Corporation has not adopted many of the conventional anti-takeover provisions such as a fair-price charter amendment, a super-majority vote charter amendment, or an anti-greenmail charter amendment. The Articles of Incorporation do, however, as permitted by Virginia law, in addition to staggering the terms of the members of the Board of Directors, provide the Board of Directors with flexibility to eliminate the right of stockholders to call a special meeting and, as explained below, to fix the stockholder vote required for certain corporate actions.

         Virginia law provides that certain significant corporate actions must be approved by a vote of more than two-thirds of the votes entitled to be cast on the matter, unless the Articles of Incorporation provide otherwise. These actions include amendments to a corporation's articles of incorporation, plans of merger or exchange, sales of substantially all assets other than in the ordinary course of business or plans of dissolution ("Fundamental Actions"). Virginia law also provides that a corporation's articles of incorporation may either increase the vote required to approve Fundamental Actions or decrease the required vote to not less than a majority of all the votes cast by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists.

         The Articles of Incorporation decrease the stockholder vote required to approve amendments to the Articles of Incorporation to a majority of the shares cast on such proposed amendments, unless the Board of Directors conditions its submission of a proposed amendment on receipt of a greater vote. The Articles of Incorporation also provide that, unless the Board of Directors conditions its submission of a proposed Fundamental Action (other than an amendment to the Articles of Incorporation) on receipt of a greater vote, any Fundamental Action that requires stockholder approval must be approved by a vote of more than two-thirds of the votes entitled to be cast on such Fundamental Action.

         The effect of these provisions is to make stockholder approval of Fundamental Actions less difficult to obtain in the case of Fundamental Actions favored by the Board of directors. A lower required stockholder vote on amendments to the Articles of Incorporation will benefit the Corporation in terms of cost savings related to the solicitation efforts necessary to obtain a more than two-thirds vote. If, however, the Board of directors conditions approval of a Fundamental Action on receipt of a higher stockholder vote, this provision will make approval of the Fundamental Action more difficult to obtain. For this reason, these provisions of the Articles of Incorporation and Virginia law have anti-takeover implications in that they permit the Board of Directors to make a Fundamental Action not approved by it more difficult to adopt.

                                  UNDERWRITING

         The Underwriter, McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia, has agreed, subject to the terms and conditions contained in an underwriting agreement with the Corporation, to sell, as selling agent for the Corporation on a best efforts basis, the Shares offered in the Subscription Offering that are not purchased by stockholders, together with 400,000 additional Shares. The Underwriter is not obligated to purchase the Shares if they are not sold to the public.

         The Underwriter has informed the Corporation that it proposes to offer the Shares as selling agent for the Corporation, subject to prior sale, when, as and if issued by the Corporation, in part to the public at the Public Offering price, and in part through certain selected dealers to customers of such selected dealers at the Public Offering price, for which such selected dealers will receive a commission of ___% of the Public Offering price of such Shares. The Underwriter reserves the right to reject any order for the purchase of Shares through it, in whole or in part. The Corporation will pay the Underwriter a $10,000 financial advisory/standby fee in connection with the Subscription Offering.

         The Public Offering is not contingent upon the occurrence of any event or the sale of a minimum or maximum number of Shares. Funds received by the Underwriter from investors in the Public Offering will be deposited with and held by the Escrow Agent in a noninterest-bearing escrow account until the closing of the Public Offering.

         The Corporation has applied to list its Common Stock on the NASDAQ SmallCap Market under the symbol "MFCV"; however, there can be no assurance that an active trading market for the Corporation's Common Stock will develop after the Offerings, or if developed, that such a market will be sustained. The Corporation believes that it meets all the criteria for inclusion on the NASDAQ SmallCap Market and that its application for listing will be approved at the closing of the Offerings, although no assurance can be given in this regard.

         The Subscription Offering price was determined by the Corporation after consultation with the Underwriter. The Public Offering price was determined by negotiations between the Corporation and the Underwriter. Among the factors considered in determining the price were the history and the prospects for the Corporation, its past and present earnings and trend of such earnings, the prospects for future earnings, the current performance and prospects of the banking industry in which it competes, the general condition of the securities market at the time of the Public Offering, and the prices of equity securities of comparable companies.

         The directors of the Corporation have agreed that they will not sell, contract to sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock for a period of 120 days after the date of the commencement of the Offerings without the prior written consent of the Underwriter. Officers of the Corporation who are not directors have not entered into any agreements restricting sales of their Common Stock in the Corporation. The Underwriter may from time to time be a customer of, engage in transactions with, and perform services for the Corporation in the ordinary course of business.

         The Corporation has agreed to indemnify the Underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended. The Corporation has agreed to pay the Underwriter's legal fees, which will not exceed $10,000, and to reimburse the Underwriter for up to $1,000 for costs of informational and due diligence meetings.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Corporation by Kaufman & Canoles, P.C. of Norfolk, Virginia. Certain legal matters are being passed upon for the Underwriter by Kaufman & Canoles, P.C.

                                    EXPERTS

         The financial statements of the Bank at December 31, 1995 and 1994 and for the three year period ended December 31, 1995 included in this Prospectus have been audited by Yount, Hyde & Barbour, P.C., independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are included in reliance upon the authority of Yount, Hyde & Barbour, P.C., as experts in accounting and auditing.

                                    Part F/S

Index to Consolidated Financial Statements

Independent Auditor's Report.............................................. F- 2

Consolidated Balance Sheets at December 31, 1995 and 1994................. F- 3

Consolidated Statements of Income for the Three Years Ended
   December 31, 1995, 1994 and 1993....................................... F- 4

Consolidated Statements of Changes in Stockholders' Equity for the
   Three Years Ended December 31, 1995, 1994 and 1993..................... F- 6

Consolidated Statements of Cash Flows for the Three Years Ended
   December 31, 1995, 1994 and 1993....................................... F- 7

Notes to Consolidated Financial Statements................................ F- 9

Consolidated Balance Sheet at June 30, 1996 (unaudited)................... F-29

Consolidated Statements of Income for the Six Months Ended June 30,
   1996 and 1995 (unaudited).............................................. F-30


Consolidated Statements of Changes in Stockholders' Equity for the
   Six Months Ended June 30, 1996 and 1995 (unaudited).................... F-32

Consolidated Statements of Cash Flows for the Six Months Ended
   June 30, 1996 and 1995 (unaudited)..................................... F-33

Notes to Consolidated Financial Statements (unaudited).................... F-35

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Marathon Financial Corporation
Winchester, Virginia

               We have audited the accompanying consolidated balance sheets of Marathon Financial Corporation and Subsidiaries, as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marathon Financial Corporation and Subsidiaries, as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                  As discussed in Note 1, the Corporation changed its method of accounting for investments in debt and equity securities to adopt the provisions of Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

                                                 /s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
January 31, 1996

                         MARATHON FINANCIAL CORPORATION

                           Consolidated Balance Sheets

                           December 31, 1995 and 1994

            Assets                                                                 1995                    1994
                                                                              --------------         ---------------

Cash and due from banks                                                       $    2 282 876         $     1 788 496
Securities (fair value:  1995, $1,708,102 and
  1994, $1,450,973) (Note 2)                                                       1 699 472               1 489 791
Federal funds sold                                                                 1 574 000                 277 000
Loans, net (Notes 3 and 4)                                                        28 774 020              22 618 297
Bank premises and equipment, net (Notes 5 and 9)                                   1 288 463               1 242 102
Organization costs, at amortized cost (Note 6)                                           - -                   5 064
Accrued interest receivable                                                          159 066                 172 734
Other real estate                                                                    236 123                     - -
Other assets                                                                          55 999                  88 743
                                                                              --------------         ---------------
                                                                              $   36 070 019         $    27 682 227
                                                                              ==============         ===============
   Liabilities and Stockholders' Equity

Liabilities
  Deposits:

    Noninterest bearing                                                       $    5 261 411         $     3 759 042
    Interest bearing                                                              27 360 753              20 845 174
                                                                              --------------         ---------------
          Total deposits (Note 7)                                             $   32 622 164         $    24 604 216
  Interest expense payable                                                            60 151                 134 969
  Accounts payable and accrued expenses                                               93 220                  54 984
  Mortgage payable                                                                   507 134                 529 368
  Capital lease payable (Note 9)                                                     109 600                 114 721
  Commitments and contingent liabilities (Notes 10 and 13)                               - -                     - -
                                                                              --------------         ---------------
          Total liabilities                                                   $   33 392 269         $    25 438 258
                                                                              --------------         ---------------

Stockholders' Equity

  Preferred stock, Series A, 5% noncumulative, no par value; 1,000,000 shares authorized; 1995, no shares issued and outstanding; 1994, 200,688 shares
     issued and outstanding                                                   $          - -         $     1 003 440
  Common stock, $1 par value; 20,000,000 shares
     authorized; 1995, 1,306,303 shares issued and
     outstanding; 1994, 1,078,601 shares issued and
     outstanding                                                                   1 306 303               1 078 601
  Capital surplus                                                                  5 109 908               4 199 100
  Retained earnings (deficit)                                                     (3 746 878)             (4 029 140)
  Unrealized gain (loss) on securities available for sale                              8 417                  (8 032)
                                                                              --------------         ---------------
          Total stockholders' equity                                          $    2 677 750         $     2 243 969
                                                                              --------------         ---------------
                                                                              $   36 070 019         $    27 682 227
                                                                              ==============         ===============

See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                        Consolidated Statements of Income

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                  1993
                                                                   ----------------    ----------------     ----------------

Interest income:
   Interest and fees on loans                                      $     2 786 074    $      2 123 881     $      1 463 942
   Interest on investment securities:
       Taxable                                                              42 788              67 870                  - -
       Nontaxable                                                           15 000              15 000                  - -
   Interest and dividends on securities available for sale:
       Taxable                                                              16 559              13 452              123 143
       Nontaxable                                                              - -                 - -               15 000
       Dividends                                                            13 060               5 404                3 374
   Interest on federal funds sold                                           66 829              25 641               19 683
                                                                   ---------------    ----------------     ----------------
          Total interest income                                    $     2 940 310    $      2 251 248     $      1 625 142
                                                                   ---------------    ----------------     ----------------

Interest expense:
   Interest on deposits (Note 7)                                   $     1 203 143    $        801 614     $        661 920
   Interest on mortgage payable                                             38 949              40 550               54 742
   Interest on capital lease obligation                                      8 610               2 816                  - -
   Interest on federal funds purchased                                       1 536               3 933                  430
                                                                   ---------------    ----------------     ----------------
          Total interest expense                                   $     1 252 238    $        848 913     $        717 092
                                                                   ---------------    ----------------     ----------------
          Net interest income                                      $     1 688 072    $      1 402 335     $        908 050

Provision for loan losses (Note 4)                                         113 419             151 533               12 100
                                                                   ---------------    ----------------     ----------------

          Net interest income after
             provision for loan losses                             $     1 574 653    $      1 250 802     $        895 950
                                                                   ---------------    ----------------     ----------------
Other income:
   Service charges on deposit accounts                             $       227 776    $        112 899     $         56 264
   Commissions and fees                                                     45 207              31 725               27 062
   Gain on redemption of investment securities                                 - -              19 125                  - -
   Settlement of legal disputes                                                - -              58 847                  - -
   Other                                                                     8 346              19 393               10 098
                                                                   ----------------    ----------------     ----------------
          Total other income                                       $        281 329    $        241 989     $         93 424
                                                                   ----------------    ----------------     ----------------


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                        Consolidated Statements of Income

                                   (Continued)

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                  1993
                                                                   ----------------    ----------------     ----------------

Other expenses:
  Salaries and employee benefits                                   $        675 948    $        523 017     $        385 230
  Net occupancy expense of premises                                         110 478              91 624               75 701
  Furniture and equipment                                                    98 969              57 100               75 632
  Other (Note 12)                                                           550 046             502 574              372 292
                                                                   ----------------    ----------------     ----------------
          Total other expenses                                     $      1 435 441    $      1 174 315     $        908 855
                                                                   ----------------    ----------------     ----------------
          Income before income taxes                               $        420 541    $        318 476     $         80 519

  Provision for income taxes (Note 8)                                           - -                 - -                  - -
                                                                   ----------------    ----------------     ----------------

          Net income                                               $        420 541    $        318 476     $         80 519
                                                                   ================    ================     ================

  Earnings per common and equivalent share (Note 1)                $            .35    $            .30     $            .08
                                                                   ================    ================     ================


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

           Consolidated Statements of Changes in Stockholders' Equity

                  Years Ended December 31, 1995, 1994 and 1993

                                                                                                Unrealized
                                                                                                   Gain
                                                                                                 (Loss) on
                                                                                  Retained      Securities         Total
                                       Capital Stock              Capital         Earnings       Available      Stockholders'
                                 Preferred         Common         Surplus         (Deficit)      for Sale          Equity
                            --------------    -------------   -------------    -------------    ------------   ---------------

Balance, December 31,
  1992                      $    1 003 440    $     992 335   $   3 854 036    $  (4 352 800)   $        - -   $     1 497 011
   Net income - 1993                   - -              - -             - -           80 519             - -            80 519
   Sale of common stock
     (71,199 shares)                   - -           71 199         284 796              - -             - -           355 995
   Issuance of common
     stock (5,030 shares)              - -            5 030          20 120          (25 150)            - -               - -
                            --------------    -------------   -------------    -------------    ------------   ---------------
Balance, December 31,
  1993                      $    1 003 440    $   1 068 564   $   4 158 952    $  (4 297 431)   $        - -   $     1 933 525
   Net income - 1994                   - -              - -             - -          318 476             - -           318 476
   Issuance of common
      stock (10,037 shares)            - -           10 037          40 148          (50 185)            - -               - -
   Unrealized gain
      (loss) on securities
      available for sale               - -              - -             - -              - -          (8 032)           (8 032)
                            --------------    -------------   -------------    -------------    ------------   ---------------
Balance, December 31,
 1994                       $    1 003 440    $   1 078 601   $   4 199 100    $  (4 029 140)   $     (8 032)  $     2 243 969
  Net income - 1995                    - -              - -             - -          420 541             - -           420 541
  Issuance of common
    stock (15,045 shares)              - -           15 045          60 180          (75 225)            - -               - -
  Issuance of common
    stock - stock dividend
    (11,969 shares) (Note 11)          - -           11 969          47 876          (59 845)            - -               - -
  Cash to be paid in lieu
    of fractional shares               - -              - -             - -           (3 209)            - -            (3 209)
  Unrealized gain
    (loss) on securities
    available for sale                 - -              - -             - -              - -          16 449            16 449
  Conversion of
    preferred stock to
    common stock
    (200,688 shares)            (1 003 440)         200 688         802 752              - -             - -               - -
                            --------------    -------------   -------------    -------------    ------------   ---------------
Balance, December 31,
  1995                      $          - -    $   1 306 303   $   5 109 908    $  (3 746 878)   $      8 417   $     2 677 750
                            ==============    =============   =============    =============    ============   ===============


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                      Consolidated Statements of Cash Flows

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                 1993
                                                                   ----------------    ----------------     ---------------

Cash Flows from Operating Activities
   Net income                                                      $        420 541    $        318 476     $        80 519
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Amortization                                                        16 194              34 670              41 428
         Depreciation                                                       103 366              73 710              88 118
         Provision for loan losses                                          113 419             151 533              12 100
         Writedown of other real estate                                      42 581                 - -                 - -
         Gain on redemption of investment securities                            - -             (19 125)                - -
         Accretion of securities discounts, net                              (2 567)             (2 210)             (4 299)
         Changes in assets and liabilities:
           (Increase) decrease in other assets                               21 614              (9 440)             (6 496)
           (Increase) decrease in accrued interest
             receivable                                                      13 668             (68 341)             26 444
           Increase (decrease) in accounts payable
             and accrued expenses                                            35 027              43 672            (112 626)
           Increase (decrease) in interest expense payable                  (74 818)           (143 266)             15 282
                                                                   ----------------    ----------------     ---------------
                   Net cash provided by operating activities       $        689 025    $        379 679     $       140 470
                                                                   ----------------    ----------------     ---------------

Cash Flows from Investing Activities
   Proceeds from maturities, calls and principal
      payments of investments securities                           $         21 240    $        800 362     $           - -
   Proceeds from maturities and principal
      payments of securities available for sale                               4 901              23 648             861 703
   Purchase of investment securities                                            - -            (538 833)                - -
   Purchase of securities available for sale                               (216 806)           (244 336)           (207 000)
   Net (increase) in loans                                               (6 547 846)         (4 620 745)         (7 333 303)
   Purchase of equipment                                                   (128 332)            (56 076)            (80 329)
                                                                   ----------------    ----------------     ---------------
                   Net cash (used in) investing activities         $     (6 866 843)   $     (4 635 980)    $    (6 758 929)
                                                                   ----------------    ----------------     ---------------

Cash Flows from Financing Activities
   Net increase in demand deposits, NOW accounts
     and savings accounts                                          $      2 383 106    $      1 075 894     $     4 742 518
   Net increase in certificates of deposit                                5 634 842           3 922 516           1 185 182
   Net proceeds from issuance of common stock                                   - -                 - -             355 995
   Principal payments on capital lease obligations                          (26 516)            (14 931)                - -
   Proceeds on refinance of mortgage payable                                    - -                 - -             550 000
   Principal payments on mortgage payable                                   (22 234)            (20 632)           (548 648)
                                                                   ----------------    ----------------     ---------------
              Net cash provided by financing activities            $      7 969 198    $      4 962 847     $     6 285 047
                                                                   ----------------    ----------------     ---------------


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                      Consolidated Statements of Cash Flows

                                   (Continued)

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                 1993
                                                                   ----------------    ----------------     ---------------

              Increase (decrease) in cash
                and cash equivalents                               $      1 791 380    $        706 546     $      (333 412)

Cash and Cash Equivalents
   Beginning                                                              2 065 496           1 358 950           1 692 362
                                                                   ----------------    ----------------     ---------------
   Ending                                                          $      3 856 876    $      2 065 496     $     1 358 950
                                                                   ================    ================     ===============

Supplemental Disclosures of Cash Flow
  Information, cash payments for interest                          $      1 327 056    $        992 179     $       701 810
                                                                   ================    ================     ===============

Supplemental Schedule of Noncash
   Investing and Financing Activities:
      Other real estate acquired in
         settlement of loans                                       $        278 704    $            - -     $           - -
                                                                   ================    ================     ===============

      Issuance of common stock                                     $        138 279    $         50 185     $        25 150
                                                                   ================    ================     ===============

      Equipment acquired under capital
         lease obligations                                         $         21 395    $        129 652     $           - -
                                                                   ================    ================     ===============

      Conversion of preferred stock
         to common stock                                           $      1 003 440    $            - -     $           - -
                                                                   ================    ================     ===============

      Unrealized gain (loss) on securities
         available for sale                                        $         16 449    $         (8 032)    $           - -
                                                                   ================    ================     ===============


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Nature of Banking Activities and Significant Accounting Policies

           Marathon Financial Corporation and Subsidiary (the Corporation) grant commercial, financial, agricultural, residential and consumer loans to customers in Virginia. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

           On December 31, 1993, the Marathon Land Trust was merged into the Marathon Bank. The Marathon Bank acquired all assets and assumed all liabilities of the Trust. This transaction had no effect on the consolidated financial statements presented.

           The accounting and reporting policies of the Corporation conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant policies.

                 Principles of Consolidation

                 The consolidated financial statements of the Marathon Financial Corporation and its Subsidiaries, include the accounts of all companies. All material intercompany balances and transactions have been eliminated.

                 Securities

                 The Corporation adopted FASB No. 115, "Accounting for Certain Investment in Debt and Equity Securities" effective beginning January 1, 1994. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified in three categories and accounted for as follows:

                    a. Securities Held to Maturity

                    Securities classified as held to maturity are those debt securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                    b. Securities Available for Sale

                    Securities classified as available for sale are those debt and equity securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

                    c. Trading Securities

                    Trading securities, which are generally held for the short term in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities. The Corporation had no trading securities at December 31, 1995 and 1994.

                 Prior to 1994, the Corporation also classified its securities into three investment categories: trading, available for sale, and held to maturity. The accounting policies for these categories were the same except for securities available for sale, which were carried at the lower of cost or market.

              Derivative Financial Instruments

                 In October, 1994, FASB No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" was issued. It requires various disclosures for derivative financial instruments which are futures, forward, swap, or option contract, or other financial instruments with similar characteristics. The Corporation does not have any derivative financial instruments as defined under this statement.

                 Loans

                 Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are charged off when management believes that the collectibility of the principal is unlikely. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                       On January 1, 1995, the Corporation adopted FASB No. 114,
                 "Accounting by Creditors for Impairment of a Loan." This statement has been amended by FASB No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Statement 114, as amended, requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Statement 114, as amended, also requires certain disclosures about investments in impaired loans and the allowance for credit losses and interest income recognized on loans. The Corporation had no loans subject to FASB 114 at December 31, 1995.

                 Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

                 Allowance for Loan Losses

                 The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

                 Bank Premises and Equipment

                 Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on the straight-line and declining-balance methods. Lease amortization is included in depreciation expense.

                 Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

              Classifications of Amortization on Assets Acquired Under Capital Leases

                 The amortization expense on assets acquired under capital leases is included with the depreciation expense.

                 Earnings Per Share

                 Earnings per share of common stock are based on the weighted average number of common shares outstanding during each year after giving retroactive effect to the stock dividend declared in 1995.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Income Taxes

                 Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carry-forwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                 Cash and Cash Equivalents

                 For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

                 Organization Costs

                 The Marathon Bank was organized under the laws of the State of Virginia and commenced operations as a commercial bank on December 15, 1988. Certain expenses incurred prior to this date were deferred and were amortized using the straight-line method over a 60-month period.

                 In addition, the Marathon Financial Corporation was organized under the laws of the State of Virginia as a bank holding company on October 2, 1990. Certain expenses incurred prior to this date were deferred and were amortized using the straight-line method over a 60-month period.

                 Loan Fees and Costs

                 Loan origination and commitment fees and direct loan origination costs are being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of the loan yield over the life of the related loan.

                 Advertising

                 The Company follows the policy of charging the costs of advertising to expense as incurred.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Use of Estimates

                       The preparation of financial statements in conformity
                 with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.    Securities

           The amortized cost and fair value of the securities available for sale as of December 31, 1995 and 1994, are as follows:


                                                                          Gross            Gross
                                                      Amortized         Unrealized        Unrealized          Fair
                                                       Cost              Gains            (Losses)            Value
                                                                                   1995

              Obligations of U.S.
                 government corporations
                 and agencies                    $      447 801     $        6 636    $          - -     $      454 437

              Mortgage-backed securities                 38 639              1 781               - -             40 420

              Other                                     278 650                - -               - -            278 650
                                                 --------------     --------------    --------------     --------------
                                                 $      765 090     $        8 417    $          - -     $      773 507
                                                 ==============     ==============    ==============     ==============


                                                                                   1994
              U.S. Treasuries and
                 obligations of U.S.
                 government corporations
                 and agencies                    $      289 035     $            8    $      (8 040)     $      281 003

              Other                                     262 750                - -              - -             262 750
                                                 --------------     --------------    -------------      --------------
                                                 $      551 785     $            8    $      (8 040)     $      543 753
                                                 ==============     ==============    =============      ==============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           The amortized cost and fair value of the securities available for sale as of December 31, 1995, by contractual maturity, are shown below.



                                                                        Amortized             Fair
                                                                         Cost                 Value
                 Due in one year or less                             $    246 895            $ 252 500
                 Due after one year through five years                    200 906              201 937
                 Mortgage-backed securities                                38 639               40 420
                 Other                                                    278 650              278 650
                                                                     ------------            ---------
                                                                     $    765 090            $ 773 507
                                                                     ============            =========

           The amortized cost and fair value of securities being held to maturity as of December 31, 1995 and 1994, are as follows:


                                                                       Gross             Gross
                                                      Amortized      Unrealized        Unrealized           Fair
                                                       Cost            Gains            (Losses)            Value

                                                                                 1995

              U.S. Treasuries and
                 obligations of U.S.
                 government corporations
                 and agencies                       $   649 946     $        54    $      (2 625)        $   647 375

              Obligations of state and

                 political subdivisions                 150 000          10 590              - -             160 590

              Corporate securities                       99 819             181              - -             100 000

              Mortgage-backed securities                 26 200             430              - -              26 630
                                                 --------------     -------------     -------------      ------------
                                                 $      925 965     $    11 255       $   (2 625)        $   934 595
                                                 ==============     ==============    =============      ============

                                                                                 1994

              U.S. Treasuries and
                 obligations of U.S.
                 government corporations
                 and agencies                    $      649 290     $          - -    $     (38 322)     $      610 968

              Obligations of state and
                 political subdivisions                 150 000              4 995              - -             154 995

              Corporate securities                       99 686                - -           (2 686)             97 000

              Mortgage-backed securities                 47 062                229           (3 034)             44 257
                                                 --------------     --------------    -------------      --------------
                                                 $      946 038     $        5 224    $     (44 042)     $      907 220
                                                 ==============     ==============    =============      ==============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           The amortized cost and fair value of the securities being held to maturity as of December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the corporate securities and mortgages underlying the mortgage-backed securities may be called or prepaid without any penalties.

                                                                   Amortized             Fair
                                                                     Cost                Value

                 Due in one year or less                      $      199 946           $  200 000
                 Due after one year through five years               450 000              447 375
                 Due after ten years                                 150 000              160 590
                 Corporate securities                                 99 819              100 000
                 Mortgage-backed securities                           26 200               26 630
                                                              --------------           ----------
                                                              $      925 965           $  934 595
                                                              ==============           ==========



           Proceeds from maturities, calls and principal payments of securities available for sale during 1995, 1994 and 1993 were $4,901, $23,648 and $861,703. There were no realized gains or realized losses recognized on these transactions.

           Proceeds from maturities, calls and principal payments of securities being held to maturity during 1995 and 1994 were $21,240 and $800,362. There were no realized gains or realized losses recognized on these transactions.

           Securities having a book value of $702,448 and $686,478 at December 31, 1995 and 1994 were pledged to secure public deposits and for other purposes required by law.

Note 3.       Loans and Related Party Transactions

           The loan portfolio as of December 31, 1995 and 1994, is composed of the following:


                                                                        1995                  1994
                                                                  ---------------       --------------

                    Commercial                                    $    13 315 029       $   11 976 315
                    Real estate - mortgage                              6 133 400            4 923 825
                    Real estate - construction                          3 637 433            2 487 939
                    Installment loans to individuals                    6 081 297            3 529 421
                                                                  ---------------       --------------
                                                                  $    29 167 159       $   22 917 500

                    Less allowance for loan losses                        393 139              299 203
                                                                  ---------------       --------------
                                                                  $    28 774 020       $   22 618 297
                                                                  ===============       ==============


           The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           comparable transactions with others. These persons and firms (exclusive of loans to any such person which in the aggregate did not exceed $60,000) were indebted to the Bank for loans totaling $1,174,885 and $1,294,697 at December 31, 1995 and 1994,
           respectively. During 1995, total principal additions were $839,888 and total principal payments were $959,700.

NOTE 4.       ALLOWANCE FOR LOAN LOSSES

              Changes in the allowance for loan losses are as follows:


                                                                 December 31,
                                                  1995             1994             1993
                                              -------------    -------------     -----------
                 BALANCE, BEGINNING            $  299 203      $   224 758       $  196 476
                   Provision for loan losses      113 419          151 533           12 100
                   Recoveries                      11 185           12 744           20 367
                   Loan losses charged to
                      the allowance               (30 668)         (89 832)          (4 185)
                                              -------------    -------------     -----------
                 BALANCE, ENDING               $  393 139      $   299 203       $  224 758
                                              =============    =============     ===========

           Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $45,445 and $269,314 at December 31, 1995 and 1994,
           respectively. If interest on these loans had been accrued, such income would have approximated $3,679 and $4,770 for 1995 and 1994, respectively.

NOTE 5.       BANK PREMISES AND EQUIPMENT, NET

           Bank premises and equipment as of December 31, 1995 and 1994 consists of the following:

                                                     1995              1994
                                                ------------      ------------

                 Capital leases - computer      $    151 047      $    129 652
                 Bank premises                     1 314 922         1 268 464
                 Furniture and equipment             553 837           472 290
                                                ------------      ------------
                                                $  2 019 806      $  1 870 406
                 Less accumulated depreciation       731 343           628 304
                                                ------------      ------------
                                                $  1 288 463      $  1 242 102
                                                ============      ============

           Depreciation included in operating expense for 1995, 1994, and 1993 was $103,366, $73,710, and $88,118, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.       ORGANIZATION COSTS

              Certain costs incurred by the Bank prior to commencing operations on December 15, 1988, were capitalized and amortized over a 60-month life. These costs totaled $108,361.

              Certain costs incurred by the Corporation prior to commencing operations on October 2, 1990, were capitalized and amortized over a 60-month life. These costs totaled $60,350.

NOTE 7.       DEPOSITS

              Deposits outstanding at December 31, 1995, 1994 and 1993 and the related interest expense for the years then ended, are summarized as follows:


                                                                    Year Ended

                                                    December 31, 1995                 December 31, 1994

                                                   Amount        Expense            Amount        Expense
                 Noninterest bearing            $  5 261 411    $       - -      $  3 759 042   $       - -
                                                ------------    -----------      ------------   -----------

                 Interest bearing:
                   Interest checking            $  1 941 150    $    48 524      $  1 731 740   $    38 974
                   Money market accounts           3 307 328         92 892         2 366 898        86 388
                   Regular savings                 4 980 952        157 793         5 250 054       211 531
                   Certificates of deposit:
                     Less than $100,000           13 870 161        738 106         9 496 559       418 561
                     $100,000 and more             3 261 162        165 828         1 999 923        46 160
                                                ------------    -----------      ------------   -----------
                       Total interest bearing   $ 27 360 753    $ 1 203 143      $ 20 845 174   $   801 614
                                                ------------    -----------      ------------   -----------
                       Total deposits           $ 32 622 164    $ 1 203 143      $ 24 604 216   $   801 614
                                                ============    ===========      ============   ===========


                                                           Year Ended
                                                       December 31, 1993
                                                   Expense       Amount

                 Noninterest bearing             $ 2 480 666   $     - -
                                                 -----------   ---------

                 Interest bearing:
                   Interest checking             $ 1 120 707   $  23 864
                   Money market accounts           2 217 352      81 396
                   Regular savings                 6 213 115     192 527
                   Certificates of deposit:
                     Less than $100,000            6 763 082     321 022
                     $100,000 and more               810 884      43 111
                                                 -----------   ---------
                       Total interest bearing    $17 125 140   $ 661 920
                                                 -----------   ---------
                       Total deposits            $19 605 806   $ 661 920
                                                 ===========   =========
                                      F-17

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.    INCOME TAXES

           Effective January 1, 1993, the Corporation adopted FASB No. 109, "Accounting for Income Taxes". The cumulative effect of the change in accounting principle is deemed immaterial in determining net income for the year ended December 31, 1993.

           Net deferred tax assets consist of the following components as of December 31, 1995, 1994 and 1993:


                                                                1995            1994            1993
                                                            ------------    ------------    ------------
                    Deferred tax assets:
                       Net operating loss carryforward      $ 1 291 762     $ 1 469 716     $ 1 610 105
                       Writedown of other real estate            14 478             - -             - -
                       Less valuation allowance              (1 206 820)     (1 349 715)     (1 450 418)
                                                            ------------    ------------    ------------
                                                            $    99 420     $   120 001     $   159 687
                                                            ------------    ------------    ------------
                    Deferred tax liabilities:
                       Allowance for loan losses            $    99 420     $   120 001     $   155 450
                       Deferred loan fees                           - -             - -           4 237
                                                            ------------    ------------    ------------
                                                            $    99 420     $   120 001     $   159 687
                                                            ------------    ------------    ------------
                                                            $       - -     $       - -     $       - -
                                                            ============    ============    ============


              The provision for income taxes charged to operations for the years ended December 31, 1995, 1994 and 1993, consists of the following:


                                                        1995              1994       1993
                                                     ------------    -----------   --------
                    Current tax effect               $       - -     $      - -    $   - -
                    Deferred tax expense                 142 895        100 703        - -
                    Benefit of net operating loss       (142 895)      (100 703)       - -
                                                     ------------    -----------   --------
                                                     $       - -     $      - -    $   - -
                                                     ============    ===========   ========


              The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended December 31, 1995, 1994 and 1993, due to the following:


                                                                         1995         1994            1993
                                                                    -----------    -----------     ----------
                    Computed "expected" tax expense                 $  142 984     $  108 282      $  29 401
                    Increase (decrease) in income taxes
                      resulting from:
                        Reduction of valuation allowance              (142 895)      (100 703)       (14 451)
                        Tax exempt interest income                      (3 173)        (4 754)        (3 200)
                        Reduced tax due to marginal tax rates              - -           (826)       (11 750)
                        Other                                            3 084         (1 999)           - -
                                                                    -----------    -----------     ----------
                                                                    $      - -     $      - -      $     - -
                                                                    ===========    ===========     ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              Under the provisions of the Internal Revenue Code, the Corporation has available approximately $3,799,300 of net operating loss carryforwards which can be offset against future taxable income. The carryforwards expire December 31, 2006. The full realization of the tax benefits associated with the carryforwards depends predominately upon the recognition of ordinary income during the carryforward period.

              The loss carryforward at December 31, 1995, for financial reporting purposes is approximately $3,529,874. The differences between the loss carryforward for financial reporting and income tax purposes results principally from timing differences in recognizing start-up costs and the provision for loan losses. No deferred taxes are recorded on these timing differences due to the net operating loss carryforward position of the Corporation.

NOTE 9.       LEASES

              CAPITAL LEASE

              During the year ended December 31, 1994, the Corporation entered into a lease agreement on computer equipment and software. Additional equipment and software was added to the lease during 1995 in the amount of $21,395. The balance of the liability under capital leases at December 31, 1995 in the amount of $109,600 represents the present value of the balance due in future years for lease rentals discounted at 7%. The liability is payable in quarterly installments of $9,017 for principal and interest to June 1, 1999. Since the term of the lease is approximately the same as the estimated useful life of the assets, and the present value of the future minimum lease payments at the beginning of the lease approximated the fair value of the leased assets at that date, the leases are considered to be capital leases and have been so recorded. The lease also requires additional maintenance payments of $4,853 per quarter.

              The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 1995:

                    Years ending December 31:

                       1996                                  $       55 480
                       1997                                          55 480
                       1998                                          55 480
                       1999                                          25 821
                                                             --------------
                         Total minimum lease payments        $      192 261
                       Less estimated executory costs
                         (such as maintenance) included in
                         the total minimum lease payments            67 942
                                                             --------------
                       Net minimum lease payments             $     124 319
                       Less the amount representing interest         14 719
                                                                -----------
                          Present value of net minimum

                            lease payments                    $     109 600
                                                              =============

              LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

              During the year ended December 31, 1994, the Corporation entered into a five-year operating lease for the rental of a branch location. The lease expires on September 30, 1999 and has two five-year renewal options. The lease provides that the Corporation pay all property taxes, insurance and maintenance plus an annual rental of $12,000 for the initial lease period commencing on April 1, 1995. The total minimum lease commitment at December 31, 1995 under this lease is $51,000 which is due as follows:

                         1996                            $       12 000
                         1997                                    12 000
                         1998                                    12 000
                         1999                                    12 000
                         2000                                     3 000
                                                         --------------
                                                         $       51 000
                                                         ==============

              There was $9,000 in rental expense resulting from this lease included in the consolidated statements of income for the year ended December 31, 1995.

           FIXED EQUIPMENT ON LAND LEASED WITH RELATED PARTIES

              Fixed equipment with a depreciated cost at December 31, 1995 of $21,904 is located on land leased from a partnership of which the Corporation's president is a partner. The lease expires on June 30, 1996, and includes an option to buy agreement; whereby the Corporation can purchase the property for $150,000 at any time on or before June 30, 1996. The total minimum lease commitment at December 31, 1995, under this lease is $6,600 payable in 1996.

              As of December 31, 1995 the Corporation has invested $36,614 in the construction of a new building on this site. The total estimated cost of the finished building is $225,000. The Corporation has agreed to finance the construction of the building with the understanding that the lessor will reimburse the Corporation for all costs and will lease the building to the Corporation for a rental expense to be determined based on the total cost of the finished building and a land value of $150,000. The estimated date of completion for the project is June 1, 1996 at which time the lease terms will be renegotiated.

NOTE 10.      COMMITMENTS AND CONTINGENT LIABILITIES

           In the normal course of business, there are other outstanding commitments and contingent liabilities which are not reflected in the accompanying financial statements. See Note 13 with respect to financial instruments with off-balance-sheet risk.

           As members of the Federal Reserve System, the Corporation is required to maintain certain average reserve balances. For the final weekly reporting period in the year ended December 31, 1995 this requirement was $65,000. For the final weekly reporting period in the year ended December 31, 1994, there was no daily average required balance.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11.      DIVIDEND RESTRICTIONS

           Federal and state regulations limit the amount of dividends which the Corporation can pay without obtaining prior approval and, additionally, federal regulations require that the Corporation maintain minimum capital requirements. As of December 31, 1995, the Corporation was required to obtain prior approval on any dividend declared.

           The Corporation did obtain approval from the State Corporation Commission to pay a stock dividend and on December 19, 1995, the Board of Directors declared a stock dividend equal to 15% of net income, payable February 8, 1996, to stockholders of record December 19, 1995. This dividend has been reflected in the accompanying financial statements.

           Transfers of funds from the banking subsidiary to the parent corporation in the form of loans, advances and cash dividends are restricted by federal and state regulatory authorities. As of December 31, 1995, no unrestricted funds could be transferred from the banking subsidiary to the parent corporation, without prior regulatory approval.

NOTE 12.      OTHER EXPENSES

           The principal components of "Other expenses" in the Consolidated Statements of Income are:


                                                                           1995              1994                1993
                                                                    --------------    --------------        -----------
                 FDIC assessment                                      $     33 798       $    52 377       $     39 513
                 Other real estate valuation                                42 581               - -                - -
                 Marketing                                                  53 619            32 522             16 193
                 Stationery and supplies                                    48 225            30 486             16 976
                 Other (includes no items in excess
                    of 1% of total revenue)                                371 823           387 189            299 610
                                                                    --------------    --------------     --------------
                                                                     $     550 046       $   502 574       $    372 292
                                                                    ==============    ==============     ==============



NOTE 13.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

           The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

           The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           A summary of the contract or notional amount of the Corporation's exposure to off-balance-sheet risk as of December 31, 1995 and 1994 is as follows:

                                                     1995             1994
                                                  ----------       ---------
              Financial instruments whose
              contract amounts represent
               credit risk:
                 Commitments to extend credit    $ 3 698 658      $ 2 969 252
                 Standby letters of credit            76 812           54 500

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

           Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation holds no collateral supporting those commitments.

           The Corporation has cash accounts in other commercial banks. The amount on deposit at two of these banks at December 31, 1995 exceeded the insurance limits of the Federal Deposit Insurance Corporation by approximately $274,000.

NOTE 14.   DEFINED CONTRIBUTION RETIREMENT PLAN

           The Corporation has a defined contribution retirement plan under Code
           Section 401(k) of the Internal Revenue Service covering employees who have completed six months of service and who are at least 21 years of age. Contributions made to the plan for the year ended December 31, 1995 was $9,601. No contributions were made for the years ended December 31, 1994 and 1993.

NOTE 15.   WRITTEN AGREEMENT

           On January 28, 1992, a written agreement was entered into by the Board of Directors of the Bank with the Federal Reserve Bank of Richmond and the Bureau of Financial Institutions. The written agreement was terminated effective November 23, 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                 CASH AND SHORT-TERM INVESTMENTS

                   For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

                 SECURITIES

                   For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

                 LOAN RECEIVABLES

                   For certain homogeneous categories of loans, such as some residential mortgages, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                 DEPOSIT LIABILITIES

                   The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                 OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

                   The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

                   The fair value of stand-by letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

                   At December 31, 1995, the carrying amounts and fair values of loan commitments and stand-by letters of credit were immaterial.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   The estimated fair values of the Corporation's financial instruments are as follows:


                                                                         1995

                                                               CARRYING             FAIR
                                                                AMOUNT              VALUE

                                                                       (THOUSANDS)
           Financial assets:
              Cash and short-term investments              $      3 857         $     3 857
              Securities                                          1 699               1 708
              Loans                                              29 167              29 716
              Less:  allowance for loan losses                      393                 - -
                                                           ------------         -----------
                   Total financial assets                  $     34 330         $    35 281
                                                           ============         ===========


           Financial liabilities:

              Deposits                                     $     32 622         $    33 136
              Long-term debt                                        617                 634
                                                           ------------         -----------
                   Total financial liabilities             $     33 239         $    33 770
                                                           ============         ===========

NOTE 17.    NEW ACCOUNTING PRONOUNCEMENTS

         FASB No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," establishes standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Statement is effective for fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

         FASB No. 122, "Accounting for Mortgage Servicing Rights," amends FASB No. 65, "Accounting for Certain Mortgage Banking Activities," to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. The Statement is effective for transactions in fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         FASB No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Examples are stock purchase plans, stock options, restricted stock, and stock appreciation rights. This Statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

         This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." The fair value based method is preferable to the Opinion 25 method for purposes of justifying a change in accounting principle under APB Opinion 20, "Accounting Changes." Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in this Statement had been applied.

         The Statement is effective for fiscal years beginning after December 15, 1995. The disclosures must include the pro forma effects of other awards granted in fiscal years beginning after December 31, 1994. The Statement is not expected to have a material impact on the Corporation.

NOTE 18.    STOCK OPTIONS AND WARRANTS OUTSTANDING

         On June 15, 1992 the Corporation issued one stock purchase warrant ("warrant") for each share of preferred stock purchased in a private offering. A total of 200,688 warrants were issued. Warrants were immediately transferable and entitle the holder to purchase one share of common stock at a price of $5.00 per share until June 30, 1997. As of December 31, 1995 all 200,688 warrants were outstanding.

         On April 13, 1992 the Corporation granted 500 stock options to the Corporation's chief executive officer pursuant to his employment agreement with the Corporation. The stock options are exercisable at $5.00 per share and expire on June 1, 1997. As of December 31, 1995 all 500 stock options were outstanding.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19. PARENT CORPORATION ONLY FINANCIAL STATEMENTS



                                             MARATHON FINANCIAL CORPORATION
                                               (PARENT CORPORATION ONLY)

                                                     BALANCE SHEETS
                                               December 31, 1995 and 1994

                                                                        1995                 1994
                                                                   --------------       --------------
               ASSETS
                  Cash                                             $          370       $          370
                  Organization cost, at amortized costs                       - -                5 064
                  Prepaid expenses                                            578                  213
                  Investment in capital stock of subsidiary             2 681 486            2 238 322
                                                                   ---------------      ---------------

                           Total assets                            $    2 682 434       $    2 243 969
                                                                   ==============       ==============

               LIABILITIES, accounts payable                       $        4 684       $          - -
                                                                   --------------       --------------

               STOCKHOLDERS' EQUITY

                  Preferred stock                                  $          - -       $    1 003 440
                  Common stock                                          1 306 303            1 078 601
                  Capital surplus                                       5 109 908            4 199 100
                  Retained earnings (deficit)                          (3 746 878)          (4 029 140)
                  Unrealized gain (loss) on securities
                     available for sale                                     8 417               (8 032)
                                                                   --------------       --------------
                           Total stockholders' equity              $    2 677 750       $    2 243 969
                                                                   --------------       --------------
                           Total liabilities and stockholders'
                              equity                               $    2 682 434       $    2 243 969
                                                                   ==============       ==============


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                         MARATHON FINANCIAL CORPORATION
                           (PARENT CORPORATION ONLY)

                              STATEMENTS OF INCOME
                  Years Ended December 31, 1995, 1994 and 1993


                                                                  1995                1994                1993
                                                             -------------       --------------      ---------

               INCOME, miscellaneous                         $         - -       $          - -      $    3 250
                                                             -------------       --------------      -----------
               EXPENSES:
                  Amortization                               $       5 064       $       12 072      $   12 072
                  Other                                              1 110                  849             776
                                                             -------------       --------------      -----------
                     Total expenses                          $       6 174        $      12 921      $   12 848
                                                             -------------       --------------      -----------

                     (Loss) before undistributed

                        income of subsidiaries               $      (6 174)      $      (12 921)     $   (9 598)
                                                             -------------       --------------      ------------

                  Undistributed income of
                    subsidiary                               $     426 715       $      331 397      $   90 117
                                                             -------------       --------------      ------------

                     Net income                              $     420 541       $      318 476      $   80 519
                                                             =============       ==============      ============


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARATHON FINANCIAL CORPORATION
                           (PARENT CORPORATION ONLY)

                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1995, 1994 and 1993




                                                            1995                1994                1993
                                                       -------------       --------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $   420 541         $    318 476      $     80 519
  Adjustments to reconcile net income to
    net cash (used in) operating activities:
      Amortization                                           5 064               12 071            12 072
      Undistributed (income) of subsidiary                (426 715)            (331 397)          (90 117)
      (Increase) in prepaid expenses                          (365)                 - -               (71)
      Increase (decrease) in accounts payable,
        subsidiary company                                   1 475                  - -            (3 250)
                                                      -------------         -----------         -----------
               Net cash (used in)
                  operating activities                $        - -         $       (850)     $       (847)
                                                      -------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of common stock          $        - -         $        - -      $    355 995
  Purchase of stock from subsidiary                            - -                  - -          (355 998)
                                                      -------------        ------------       -------------
               Net cash (used in)
                 financing activities                 $        - -         $        - -      $         (3)
                                                      -------------        -------------      -------------

               (Decrease) in cash
                  and cash equivalents                $        - -         $        (850)    $       (850)

CASH AND CASH EQUIVALENTS
  Beginning                                                    370                 1 220            2 070
                                                       -------------       --------------      ------------

  Ending                                              $        370          $        370       $    1 220
                                                      ===============       =============      ============

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

    Issuance of common stock                          $    138 279          $     50 185       $   25 150
                                                       =============       ==============      =============

    Unrealized gain (loss) on securities

      available for sale                              $     16 449          $     (8 032)      $      - -
                                                      =============        ==============      =============

    Conversion of preferred stock to

      common stock                                    $  1 003 440          $        - -       $      - -
                                                     ===============        =============      =============


                                      F-28

                         MARATHON FINANCIAL CORPORATION

                           Consolidated Balance Sheet
                                  (Unaudited)

                                 June 30, 1996

            Assets
Cash and due from banks                                                          $  3 110 122
Securities (fair value: $1,692,099) (Note 2)                                        1 691 345
Federal funds sold                                                                  3 148 000
Loans, net (Notes 3 and 4)                                                         31 596 179
Bank premises and equipment, net (Notes 5 and 9)                                    1 327 924
Accrued interest receivable                                                           199 174
Other real estate                                                                     236 123
Other assets                                                                          301 870
                                                                                 ------------
                                                                                 $ 41 610 737
                                                                                 ============

   Liabilities and Stockholders' Equity

Liabilities
  Deposits:
    Noninterest bearing                                                          $  6 267 152
    Interest bearing                                                               31 598 997
                                                                                 ------------
          Total deposits (Note 7)                                                $ 37 866 149
  Interest expense payable                                                             73 100
  Accounts payable and accrued expenses                                               117 873
  Mortgage payable                                                                    495 377
  Capital lease payable (Note 9)                                                       95 278
  Commitments and contingent liabilities (Notes 10 and 13)                                - -
                                                                                 ------------
          Total liabilities                                                      $ 38 647 777
                                                                                 ------------

Stockholders' Equity
  Preferred stock, Series A, 5% noncumulative, no par
     value; 1,000,000 shares authorized; no shares
     issued and outstanding                                                      $        - -
  Common stock, $1 par value; 20,000,000 shares
     authorized; 1,306,303 shares issued and
     outstanding                                                                    1 306 303
  Capital surplus                                                                   5 109 908
  Retained earnings (deficit)                                                      (3 443 316)
  Unrealized (loss) on securities available for sale                                   (9 935)
                                                                                 ------------
          Total stockholders' equity                                             $  2 962 960
                                                                                 ------------

                                                                                 $ 41 610 737
                                                                                 ============


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                       Consolidated Statements of Income
                                  (Unaudited)

                For the Six Months Ended June 30, 1996 and 1995


                                                                      1996               1995
                                                                 -------------      -------------
Interest income:
   Interest and fees on loans                                    $   1 696 282      $   1 283 690
   Interest on investment securities:
       Taxable                                                          15 905             19 272
       Nontaxable                                                        8 337              7 500
   Interest and dividends on securities available for sale:
       Taxable                                                          21 239              9 080
       Dividends                                                         4 187              6 833
   Interest on federal funds sold                                       32 403             16 448
                                                                 -------------      -------------
          Total interest income                                  $   1 778 353      $   1 342 823
                                                                 -------------      -------------

Interest expense:
   Interest on deposits (Note 7)                                 $     717 718      $     541 037
   Interest on mortgage payable                                         18 835             19 683
   Interest on capital lease obligation                                  3 712              3 495
   Interest on federal funds purchased                                     414              1 474
                                                                 -------------      -------------
          Total interest expense                                 $     740 679      $     565 689
                                                                 -------------      -------------
          Net interest income                                    $   1 037 674      $     777 134
Provision for loan losses (Note 4)                                      72 500             16 000
                                                                 -------------      -------------
          Net interest income after
             provision for loan losses                           $     965 174      $     761 134
                                                                 -------------      -------------

Other income:
   Service charges on deposit accounts                           $     149 003      $      75 799
   Commissions and fees                                                 35 409             20 028
   Other                                                                 9 450              4 951
                                                                 -------------      -------------
          Total other income                                     $     193 862      $     100 778
                                                                 -------------      -------------



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION
                       Consolidated Statements of Income
                                  (Unaudited)
                                  (Continued)
                For the Six Months Ended June 30, 1996 and 1995


                                                                     1996                1995
                                                                 -------------      -------------
Other expenses:
  Salaries and employee benefits                                 $     408 531      $     324 801
  Net occupancy expense of premises                                     65 756             54 564
  Furniture and equipment                                               56 186             39 053
  Other (Note 12)                                                      320 935            266 801
                                                                 -------------      -------------
          Total other expenses                                   $     851 408      $     685 219
                                                                 -------------      -------------

          Income before income taxes                             $     307 628      $     176 693
  Provision for income taxes (Note 8)                                    4 066                - -
                                                                 -------------      -------------
          Net income                                             $     303 562      $     176 693
                                                                 =============      =============
  Earnings per common and equivalent share (Note 1)              $         .23      $         .16
                                                                 =============      =============



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

           Consolidated Statements of Changes in Stockholders' Equity
                                  (Unaudited)
                For the Six Months Ended June 30, 1996 and 1995



                                                                                 Unrealized
                                                                                   Gain
                                                                                 (Loss) on
                                                                  Retained      Securities        Total
                               Capital Stock        Capital       Earnings       Available    Stockholders'
                         Preferred      Common      Surplus       (Deficit)       for Sale        Equity
Balance, December 31,
  1994                 $ 1 003 440   $ 1 078 601   $4 199 100    $(4 029 140)   $    (8 032)   $ 2 243 969
   Net income - 1995           - -           - -          - -        176 693            - -        176 693
   Unrealized gain (loss)
     on securities avail-
     able for sale             - -           - -          - -            - -         12 899         12 899
                       -----------   -----------   ----------    -----------    -----------    -----------
Balance, June 30,
  1995                 $ 1 003 440   $ 1 078 601   $4 199 100    $(3 852 447)   $     4 867    $ 2 433 561
                       ===========   ===========   ==========    ===========    ===========    ===========

Balance, December 31,
  1995                 $       - -   $ 1 306 303   $5 109 908    $(3 746 878)   $     8 417    $ 2 677 750
   Net income - 1996           - -           - -          - -        303 562            - -        303 562
   Unrealized gain
      (loss) on securities
      available for sale       - -           - -          - -            - -        (18 352)       (18 352)
                        ----------   -----------   ----------    -----------    -----------    -----------
Balance, June 30,
  1996                 $       - -   $ 1 306 303   $5 109 908    $(3 443 316)   $    (9 935)   $ 2 962 960
                       ===========   ===========   ==========    ===========    ===========    ===========



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                For the Six Months Ended June 30, 1996 and 1995


                                                                     1996               1995
                                                                 ------------       ------------
Cash Flows from Operating Activities
   Net income                                                    $    303 562       $    176 693
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Amortization                                                   5 451             10 576
         Depreciation                                                  56 820             48 223
         Provision for loan losses                                     72 500             16 000
         Accretion of securities discounts, net                        (1 228)            (1 071)
         Changes in assets and liabilities:
           (Increase) in other assets                                (251 322)           (71 083)
           (Increase) decrease in accrued interest
             receivable                                               (40 108)             2 167
           Increase in accounts payable and
             accrued expenses                                          27 862             47 758
           Increase (decrease) in interest expense payable             12 949            (72 536)
                                                                 ------------       ------------
                   Net cash provided by operating activities     $    186 486       $    156 727
                                                                 ------------       ------------

Cash Flows from Investing Activities
   Proceeds from maturities, calls and principal
      payments of investments securities                         $    559 340       $      2 300
   Proceeds from maturities and principal
      payments of securities available for sale                       204 087             11 004
   Purchase of investment securities                                 (299 221)               - -
   Purchase of securities available for sale                         (473 203)           (15 900)
   Net (increase) in loans                                         (2 894 659)        (4 003 977)
   Purchase of equipment                                              (96 281)           (50 592)
                                                                 ------------       ------------
                   Net cash (used in) investing activities       $ (2 999 937)      $ (4 057 165)
                                                                 ------------       ------------

Cash Flows from Financing Activities
   Net increase in demand deposits, NOW accounts
     and savings accounts                                        $  1 055 295       $    589 354
   Net increase in certificates of deposit                          4 188 690          3 851 348
   Cash paid in lieu of fractional shares                              (3 209)               - -
   Principal payments on capital lease obligations                    (14 322)           (11 037)
   Principal payments on mortgage payable                             (11 757)           (10 909)
                                                                 ------------       ------------
              Net cash provided by financing activities          $  5 214 697       $  4 418 756
                                                                 ------------       ------------



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                                  (Continued)
                For the Six Months Ended June 30, 1996 and 1995


                                                                    1996                1995
                                                                 ------------       --------
              Increase in cash and
                cash equivalents                                 $  2 401 246       $    518 318

Cash and Cash Equivalents
   Beginning                                                        3 856 876          2 065 496
                                                                 ------------       ------------
   Ending                                                        $  6 258 122       $  2 583 814
                                                                 ============       ============

Supplemental Disclosures of Cash Flow
  Information, cash payments for interest                        $    727 730       $    638 225
                                                                 ============       ============
Supplemental Schedule of Noncash
   Investing and Financing Activities
      Equipment acquired under capital
         lease obligations                                       $        - -       $     21 395
                                                                 ============       ============
      Unrealized gain (loss) on securities
         available for sale                                      $    (18 352)      $     12 899
                                                                 ============       ============



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 1.    Nature of Banking Activities and Significant Accounting Policies

           Marathon Financial Corporation and Subsidiary, The Marathon Bank, (the Corporation) grant commercial, financial, agricultural, residential and consumer loans to customers in Virginia. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

           The accounting and reporting policies of the Corporation conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant policies.

              Principles of Consolidation

                The consolidated financial statements of the Marathon Financial Corporation and its Subsidiary, include the accounts of all companies. All material intercompany balances and transactions have been eliminated.

              Securities

                Securities are classified in three categories and accounted for as follows:

                a. Securities Held to Maturity

                   Securities classified as held to maturity are those debt securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                b. Securities Available for Sale

                   Securities classified as available for sale are those debt and equity securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                c. Trading Securities

                   Trading securities, which are generally held for the short term in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities. The Corporation had no trading securities at June 30, 1996 and 1995.

              Derivative Financial Instruments

                FASB No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" requires various disclosures for derivative financial instruments which are futures, forwards, swaps, or option contracts, or other financial instruments with similar characteristics. The Corporation does not have any derivative financial instruments as defined under this statement.

              Loans

                Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are charged off when management believes that the collectibility of the principal is unlikely. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                On January 1, 1995, the Corporation adopted FASB No. 114, "Accounting by Creditors for Impairment of a Loan." This statement has been amended by FASB No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Statement 114, as amended, requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Statement 114, as amended, also requires certain disclosures about investments in impaired loans and the allowance for credit losses and interest income recognized on loans. The Corporation had no loans subject to FASB 114 at June 30, 1996 and 1995.

                Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

              Allowance for Loan Losses

                The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

              Bank Premises and Equipment

                Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on the straight-line and declining-balance methods. Lease amortization is included in depreciation expense.

                Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

              Classifications of Amortization on Assets Acquired Under Capital Leases

                The amortization expense on assets acquired under capital leases is included with the depreciation expense.

              Earnings Per Share

                Earnings per share of common stock are based on the weighted average number of common shares outstanding during each year after giving retroactive effect to the stock dividend declared in 1995.

              Income Taxes

                Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carry-forwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

              Cash and Cash Equivalents

                For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

              Organization Costs

                The Marathon Financial Corporation was organized under the laws of the State of Virginia as a bank holding company on October 2, 1990. Certain expenses incurred prior to this date were deferred and were amortized using the straight-line method over a 60-month period.

              Loan Fees and Costs

                Loan origination and commitment fees and direct loan origination costs are being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of the loan yield over the life of the related loan.

              Advertising

                The Company follows the policy of charging the costs of advertising to expense as incurred.

              Use of Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 2.    Securities

           The amortized cost and fair value of the securities available for sale as of June 30, 1996, is as follows:


                                                           Gross         Gross
                                           Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         (Losses)         Value

                                                                  1996
           Obligations of U.S.
              government corporations
              and agencies               $   595 744    $     1 862    $   (8 545)    $    589 061
           Mortgage-backed securities        137 134          1 558        (4 810)         133 882
           Other                             302 850            - -           - -          302 850
                                         -----------    -----------    ----------     ------------
                                         $ 1 035 728    $     3 420    $  (13 355)    $  1 025 793
                                         ===========    ===========    ==========     ============


           The amortized cost and fair value of the securities available for sale as of June 30, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because mortgages underlying the mortgage-backed securities may be called or prepaid without any penalties.


                                                        Amortized           Fair
                                                        Cost                Value
              Due after one year through five years   $    595 744      $    589 061
              Mortgage-backed securities                   137 134           133 882
              Other                                        302 850           302 850
                                                      ------------      ------------
                                                      $  1 035 728      $  1 025 793
                                                      ============      ============

           The amortized cost and fair value of securities being held to maturity as of June 30, 1996 is as follows:


                                                           Gross         Gross
                                           Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         (Losses)         Value

                                                                 1996
           U.S. Treasuries and
              obligations of U.S.
              government corporations
              and agencies               $   297 980    $       - -    $   (4 713)    $    293 267
           Obligations of state and
              political subdivisions         251 324          6 330        (1 154)         256 500
           Corporate securities               99 885            115           - -          100 000
           Mortgage-backed securities         16 363            176           - -           16 539
                                         -----------    -----------    ----------     ------------
                                         $   665 552    $     6 621    $   (5 867)    $    666 306
                                         ===========    ===========    ==========     ============


                   Notes to Consolidated Financial Statements
                                  (Unaudited)

           The amortized cost and fair value of the securities being held to maturity as of June 30, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the corporate securities and mortgages underlying the mortgage-backed securities may be called or prepaid without any penalties.


                                                         Amortized          Fair
                                                          Cost              Value
              Due after one year through five years      $ 297 980      $    293 267
              Due after five years through ten years       251 324           256 500
              Corporate securities                          99 885           100 000
              Mortgage-backed securities                    16 363            16 539
                                                         ---------        ----------
                                                         $ 665 552        $  666 306
                                                         =========        ==========


           Proceeds from maturities, calls and principal payments of securities available for sale during 1996 and 1995 were $204,087 and $11,004. There were no realized gains or realized losses recognized on these transactions.

           Proceeds from maturities, calls and principal payments of securities being held to maturity during 1996 and 1995 were $559,340 and $2,300. There were no realized gains or realized losses recognized on these transactions.

           Securities having a book value of $547,589 and $695,655 at June 30, 1996 and 1995 were pledged to secure public deposits and for other purposes required by law.

Note 3.    Loans and Related Party Transactions

           The loan portfolio as of June 30, 1996, is composed of the following:

                Commercial                            $ 15 310 722
                Real estate - mortgage                   5 747 258
                Real estate - construction               4 015 021
              Installment loans to individuals           6 986 771
                                                      ------------
                                                      $ 32 059 772
              Less allowance for loan losses               463 593
                                                      ------------
                                                      $ 31 596 179
                                                      ============

           The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms (exclusive of loans to any such person which in the aggregate did not exceed $60,000) were indebted to the Bank for loans totaling $1,459,760 at June 30, 1996. During 1996, total principal additions were $528,117 and total principal payments were $243,242.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 4.    Allowance for Loan Losses

           Changes in the allowance for loan losses are as follows:

                                                          June 30,
                                                    1996             1995
                                                 -----------     ------------

              Balance, beginning                 $   393 139     $   299 203
                Provision for loan losses             72 500          16 000
                Recoveries                             4 265           2 050
                Loan losses charged to
                      the allowance                   (6 311)         (7 411)
                                                 -------------   ------------
              Balance, ending                    $   463 593     $   309 842
                                                 =============   ============

           Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $63,819 at June 30, 1996. If interest on these loans had been accrued, such income would have approximated $2,518 for 1996.

Note 5.    Bank Premises and Equipment, Net

           Bank premises and equipment as of June 30, 1996 consists of the following:

           Capital leases - computer                       $   151 047
           Bank premises                                     1 222 881
           Furniture and equipment                             742 159
                                                           ------------
                                                           $ 2 116 087
           Less accumulated depreciation                       788 163
                                                           ------------
                                                           $ 1 327 924
                                                           ============

           Depreciation included in operating expense for 1996 and 1995 was $56,820 and $48,223, respectively.

Note 6.    Organization Costs

           Certain costs incurred by the Corporation prior to commencing operations on October 2, 1990, were capitalized and amortized over a 60-month life. These costs totaled $60,350.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 7.    Deposits

           Deposits outstanding at June 30, 1996 and 1995 and the related interest expense for the years then ended, are summarized as follows:


                                                         1996                         1995
                                         ---------------------------------------------------------
                                           Amount         Expense         Amount         Expense
              Noninterest bearing        $ 6 267 152    $       - -    $ 4 348 396    $        - -
                                         -----------    -----------    -----------    ------------

             Interest bearing:
             Interest checkin            $ 2 080 895    $    30 098    $ 1 855 975    $     21 523
             Money market accounts         3 140 621         56 858      2 536 310          38 187
             Regular savings               5 057 468         79 657      4 844 164          79 153
             Certificates of deposit:
                 Less than $100,000       16 971 439        445 950     12 457 447         333 088
                 $100,000 and more         4 348 574        105 155      3 002 626          69 086
                                         -----------    -----------    -----------    ------------
                 Total interest bearing  $31 598 997    $   717 718    $24 696 522    $    541 037
                                         -----------    -----------    -----------    ------------
                 Total deposits          $37 866 149    $   717 718    $29 044 918    $    541 037
                                         ===========    ===========    ===========    ============


Note 8.    Income Taxes

           Net deferred tax assets consist of the following components as of June 30, 1996:

                Deferred tax assets:
                   Net operating loss carryforward               $1 163 263
                   Writedown of other real estate                    14 478
                   Less valuation allowance                      (1 103 668)
                                                                 ----------
                                                                 $   74 073
                                                                 ----------
                Deferred tax liabilities:
                   Allowance for loan losses                     $   74 073
                                                                 ----------
                                                                 $      - -
                                                                 ==========

              The provision for income taxes charged to operations for the years ended June 30, 1996 and 1995, consists of the following:

                                                      1996             1995
                                                    ----------     ----------

                Current tax expense                 $    4 066     $      - -
                Deferred tax expense                   103 152         59 425
                Benefit of net operating loss         (103 152)       (59 425)
                                                    ----------     ----------
                                                    $    4 066     $      - -
                                                    ==========     ==========

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

              The current tax expense incurred in 1996 is related to the alternative minimum tax calculated for the Corporation.

              The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the six months ended June 30, 1996 and 1995, due to the following:

                                                         1996          1995
                                                      ----------    ----------

                Computed "expected" tax expense       $  104 594    $   60 076
                Increase (decrease) in income taxes
                  resulting from:
                    Reduction of valuation allowance    (103 152)      (59 425)
                    Tax exempt interest income            (1 157)       (1 611)
                     Other                                 3 781           960
                                                      ----------    ----------
                                                      $    4 066    $      - -
                                                      ==========    ==========

              Under the provisions of the Internal Revenue Code, the Corporation has available approximately $3,421,362 of net operating loss carryforwards which can be offset against future taxable income. The carryforwards expire December 31, 2006. The full realization of the tax benefits associated with the carryforwards depends predominately upon the recognition of ordinary income during the carryforward period.

              The loss carryforward at June 30, 1996, for financial reporting purposes is approximately $3,225,670. The differences between the loss carryforward for financial reporting and income tax purposes results principally from timing differences in recognizing start-up costs and the provision for loan losses. No deferred taxes are recorded on these timing differences due to the net operating loss carryforward position of the Corporation.

Note 9.    Leases

           Capital Lease

              During the year ended December 31, 1994, the Corporation entered into a lease agreement on computer equipment and software. Additional equipment and software was added to the lease during 1995 in the amount of $21,395. The balance of the liability under capital leases at June 30, 1996 in the amount of $95,278 represents the present value of the balance due in future years for lease rentals discounted at 7%. The liability is payable in quarterly installments of $9,017 for principal and interest to June 1, 1999. Since the term of the lease is approximately the same as the estimated useful life of the assets, and the present value of the future minimum lease payments at the beginning of the lease approximated the fair value of the leased assets at that date, the leases are considered to be capital leases and have been so recorded. The lease also requires additional maintenance payments of $4,853 per quarter.

              The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of June 30, 1996:

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                For the Year Ended December 31:
                    1996                                $    27 740
                    1997                                     55 480
                    1998                                     55 480
                    1999                                     25 821
                                                        -----------
                     Total minimum lease payments       $   164 521
                    Less estimated executory costs
                      (such as maintenance) included in
                      the total minimum lease payments       58 236
                                                        -----------
                   Net minimum lease payments           $   106 285
                   Less the amount representing interest     11 007
                                                        -----------
                      Present value of net minimum
                        lease payments                  $    95 278
                                                        ===========

           Lease Commitments and Total Rental Expense

              During the year ended December 31, 1994, the Corporation entered into a five-year operating lease for the rental of a branch location. The lease expires on September 30, 1999 and has two five-year renewal options. The lease provides that the Corporation pay all property taxes, insurance and maintenance plus an annual rental of $12,000 for the initial lease period commencing on April 1, 1995. The total minimum lease commitment at June 30, 1996 under this lease is $45,000 which is due as follows:

                For the Year Ended December 31:

                             1996                       $     6 000
                             1997                            12 000
                             1998                            12 000
                             1999                            12 000
                             2000                             3 000
                                                        -----------
                                                        $    45 000
                                                        ===========

              There was $6,000 in rental expense resulting from this lease included in the consolidated statements of income for the six months ended June 30, 1996.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

           Fixed Equipment on Land Leased with Related Parties

              As of June 30, 1996 the Corporation has invested $237,365 in the construction of a new building on this site. The Corporation has agreed to finance the construction of the building with the understanding that the lessor will reimburse the Corporation for all costs and will lease the building to the Corporation for a rental expense to be determined based on the total cost of the finished building and a land value of $150,000. The project was completed on June 30, 1996.

Note 10.   Commitments and Contingent Liabilities

           In the normal course of business, there are other outstanding commitments and contingent liabilities which are not reflected in the accompanying financial statements. See Note 13 with respect to financial instruments with off-balance-sheet risk.

           As members of the Federal Reserve System, the Corporation is required to maintain certain average reserve balances. For the final weekly reporting period in the year ended June 30, 1996 this requirement was $72,000.

Note 11.   Dividend Restrictions

           Federal and state regulations limit the amount of dividends which the Corporation can pay without obtaining prior approval and, additionally, federal regulations require that the Corporation maintain minimum capital requirements. As of June 30, 1996, the Corporation was required to obtain prior approval on any dividend declared.

           The Corporation did obtain approval from the State Corporation Commission to pay a stock dividend and on December 19, 1995, the Board of Directors declared a stock dividend equal to 15% of net income, payable February 8, 1996, to stockholders of record December 19, 1995. This dividend has been reflected in the accompanying financial statements.

           Transfers of funds from the banking subsidiary to the parent corporation in the form of loans, advances and cash dividends are restricted by federal and state regulatory authorities. As of June 30, 1996, no unrestricted funds could be transferred from the banking subsidiary to the parent corporation, without prior regulatory approval.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 12.   Other Expenses

           The principal components of "Other expenses" in the Consolidated Statements of Income are:

                                                      1996            1995
                                                   -----------    -----------
              FDIC assessment                      $     1 500    $    27 490
              Marketing                                 32 531         32 100
              Stationery and supplies                   23 894         24 377
              Professional fees                         25 069         26 258
              Postage                                   24 924         12 640
              Other (includes no items in excess
                of 1% of total revenue)                213 017        143 936
                                                   -----------    -----------
                                                   $   320 935    $   266 801
                                                   ===========    ===========


Note 13.   Financial Instruments With Off-Balance-Sheet Risk

           The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

           The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

           A summary of the contract or notional amount of the Corporation's exposure to off-balance-sheet risk as of June 30, 1996 is as follows:

                Financial instruments whose contract
                  amounts represent credit risk:
                    Commitments to extend credit   $ 4 684 904
                    Standby letters of credit           78 000

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

           Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation holds no collateral supporting those commitments.

           The Corporation has cash accounts in other commercial banks. The amount on deposit at two of these banks at June 30, 1996 exceeded the insurance limits of the Federal Deposit Insurance Corporation by approximately $797,183.

Note 14.   Defined Contribution Retirement Plan

           The Corporation has a defined contribution retirement plan under Code
           Section 401(k) of the Internal Revenue Service covering employees who have completed six months of service and who are at least 21 years of age. No contributions were made to the plan for the six months ended June 30, 1996 and 1995.

Note 15.   Stock Options and Warrants Outstanding

           On June 15, 1992 the Corporation issued one stock purchase warrant ("warrant") for each share of preferred stock purchased in a private offering. A total of 200,688 warrants were issued. Warrants were immediately transferable and entitle the holder to purchase one share of common stock at a price of $5.00 per share until June 30, 1997. As of June 30, 1996 all 200,688 warrants were outstanding.

           On April 13, 1992 the Corporation granted 500 stock options to the Corporation's chief executive officer pursuant to his employment agreement with the Corporation. The stock options are exercisable at $5.00 per share and expire on June 1, 1997. As of June 30, 1996 all 500 stock options were outstanding.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 16.   Parent Corporation Only Financial Statements

                         MARATHON FINANCIAL CORPORATION
                           (Parent Corporation Only)

                                 Balance Sheet
                                  (Unaudited)

                                 June 30, 1996

            Assets
               Cash                                               $        732
               Prepaid expenses                                            690
               Investment in capital stock of subsidiary             2 961 538
                                                                  ------------

                 Total assets                                     $  2 962 960
                                                                  ============

            Liabilities, accounts payable                         $        - -
                                                                  ------------

            Stockholders' Equity
               Preferred stock                                    $        - -
               Common stock                                          1 306 303
               Capital surplus                                       5 109 908
               Retained earnings (deficit)                          (3 443 316)
               Unrealized (loss) on securities
                 available for sale                                     (9 935)
                                                                  ------------
                 Total stockholders' equity                       $  2 962 960
                                                                  ------------

                 Total liabilities and stockholders'
                         equity                                   $  2 962 960
                                                                  ============

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                         MARATHON FINANCIAL CORPORATION
                           (Parent Corporation Only)

                              Statements of Income
                                  (Unaudited)
                For the Six Months Ended June 30, 1996 and 1995

                                                                      1996           1995
                                                                  -------------    ----------
            Income, dividends from subsidiary                     $       6 000    $      - -
                                                                  -------------    ----------

            Expenses:
               Amortization                                       $         - -    $    5 064
               Other                                                        841           425
                                                                  -------------    ----------
               Total expenses                                     $         841    $    5 489
                                                                  -------------    ----------

               Income (loss) before undistributed
                    income of subsidiaries                        $       5 159    $   (5 489)

               Undistributed income of
                 subsidiary                                             298 403       182 182
                                                                  -------------    ----------
               Net income                                         $     303 562    $  176 693
                                                                  =============    ==========



                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                         MARATHON FINANCIAL CORPORATION
                           (Parent Corporation Only)

                            Statements of Cash Flows
                                  (Unaudited)

                For the Six Months Ended June 30, 1996 and 1995


                                                                     1996             1995
                                                                  ------------     ----------
Cash Flows from Operating Activities
  Net income                                                      $    303 562     $  176 693
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Amortization                                                         - -          5 064
      Undistributed (income) of subsidiary                            (298 403)      (182 182)
      (Increase) decrease in prepaid expenses                             (113)           425
      (Decrease) in accounts payable, subsidiary
        company                                                         (1 475)           - -
                                                                  ------------     ----------
        Net cash provided by
               operating activities                               $      3 571     $      - -
                                                                  ------------     ----------

Cash Flows from Financing Activities,
  cash paid in lieu of financial shares                           $     (3 209)    $      - -
                                                                  ------------     ----------

        Increase in cash and
               cash equivalents                                   $        362     $      - -

Cash and Cash Equivalents
  Beginning                                                                370            370
                                                                  ------------     ----------

  Ending                                                          $        732     $      370
                                                                  ============     ==========


        No person has been authorized in connection with this offering to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation or the Underwriter. This Prospectus does not constitute an offer of any securities other than the Common Stock to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                              --------------------

                               TABLE OF CONTENTS

                                         Page

Available Information...............      3
Reports to Stockholders.............      3
Prospectus Summary..................      4
Summary Financial Data..............      7
The Corporation.....................      8
Investment Considerations...........     10
Offering to Stockholders............     11
Use of Proceeds.....................     11
Capitalization......................     12
Market Price and Dividend Data......     13
Selected Financial Data.............     14
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations........................     15
Business............................     32
Management..........................     40
Description of Capital Stock........     45
Underwriting........................     48
Legal Matters.......................     49
Experts.............................     49
Index to Financial Statements.......     F1




                                     [LOGO]

                                 500,000 Shares

                                  Common Stock

                               -----------------

                                   PROSPECTUS

                               -----------------



                            McKinnon & Company, Inc.


                                        , 1996

PROSPECTUS

                                 100,000 Shares

                         MARATHON FINANCIAL CORPORATION

                                  Common Stock

        Marathon Financial Corporation, a Virginia corporation (the "Corporation") is offering 100,000 shares of its Common Stock (the "Subscription Shares") to its stockholders in a subscription offering (the "Subscription Offering"). There is no established public trading market for the Corporation's Common Stock, which is not actively traded.

        The Subscription Shares will be offered initially to the Corporation's stockholders of record at the close of business on June 24, 1996 at $5.00 per share on the basis of one Subscription Share for each 12 shares of Common Stock then beneficially owned. See "Offering to Stockholders" and "Underwriting" for information regarding the factors considered in determining the offering price. To the extent that Subscription Shares are available, stockholders will be permitted to oversubscribe. See "Offering to Stockholders." Subscriptions must be received by the Corporation by 5:00 p.m. Virginia time on _______ __, 1996.

        Any unsubscribed Subscription Shares, plus an additional 400,000 shares of the Corporation's Common Stock (collectively the "Public Offering Shares") (the Subscription Shares and the Public Offering Shares collectively the "Shares"), will be offered in a public offering (the "Public Offering"; the Subscription Offering and the Public Offering collectively the "Offerings") on a best efforts basis by McKinnon & Company, Inc. as selling agent for the Corporation (the "Underwriter"), at a price currently anticipated to be between $4.75 and $5.75 per Public Offering Share. If the Public Offering price exceeds $5.00 per Share, persons who subscribed for Subscription Shares will pay no more than $5.00 per Share. If the Public Offering price is less than $5.00 per Share, subscribers in the Subscription Offering will receive a rebate without interest immediately following the closing of the Offerings for the difference between $5.00 and the Public Offering price. The Corporation reserves the right to increase the total number of Shares offered in the Public Offering by not more than 75,000 Shares.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION, THE FEDERAL RESERVE BANK, THE VIRGINIA STATE
        CORPORATION COMMISSION OR ANY OTHER STATE OR FEDERAL AGENCY, NOR
      HAS ANY STATE OR FEDERAL AGENCY PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS
      DEPOSITS, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
              CORPORATION OR BY ANY OTHER STATE OR FEDERAL AGENCY.

                                ---------------

                              Subscription            Proceeds to
                            Offering Price(1)       Corporation (2)(3)

Per Share...................   $5.00                      $5.00
Total (3)...................   $500,000                   $500,000


(1) The Corporation has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting expenses payable by the Corporation estimated at approximately $______, including $10,000 paid to the Underwriter as a financial advisory/standby fee.

(3) Assumes the sale of all 100,000 Subscription Shares offered to the stockholders at $5.00 per Share.

        Subscribers' funds will be held by the Corporation in a noninterest bearing escrow account until the closing of the Offerings, which are not subject to the sale of any minimum number of Shares. It is anticipated that delivery of the Subscription Shares will be made on or about ________ ___, 1996.

                The date of this Prospectus is _______ __, 1996.

         [MAP of Northern Virginia with branch locations indicated]

                             AVAILABLE INFORMATION

         The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete, and reference is made to the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement and each such statement shall be deemed qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which are available for inspection without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fees.

         The Corporation is subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended. Such reports may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                            REPORTS TO STOCKHOLDERS

         The Corporation will furnish annual reports to its stockholders containing audited financials of the Corporation and any subsidiaries on a consolidated basis, as well as quarterly reports containing unaudited financial information.

                               PROSPECTUS SUMMARY

             The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus.

                         Marathon Financial Corporation

             Marathon Financial Corporation (the "Corporation") is a bank holding company headquartered in Frederick County, Virginia. Its banking subsidiary, The Marathon Bank (the "Bank"), began operations in December 1988 in Frederick County, and opened additional branches in Front Royal, Virginia, in 1993 and in Winchester, Virginia in 1995. At June 30, 1996, the Corporation had $41.611 million in assets, $31.596 million in net loans, $37.866 million in deposits, $2.963 million in stockholders' equity, and an operating tax loss carryforward of $3.226 million. During the year ended December 31, 1995, the Corporation's net income grew 32.39% to $421 thousand from $318 thousand in 1994. For the six months ended June 30, 1996, the Corporation's net income increased 71.75% to $304 thousand from $177 thousand for the comparable period in 1995, while total assets increased 28.96% to $41.611 million at June 30, 1996 over the June 30, 1995 level. The annualized return on average assets and average equity for the six months ended June 30, 1996 were 1.61% and 21.55%, respectively. Improvements in the Bank's earnings and size have been consistent since the employment by the Corporation of the current chief executive officer in 1992.

             The Corporation experienced significant losses in its first four years of the Bank's operation, including net losses of $529 thousand in 1989, $381 thousand in 1990, $2.748 million in 1991, and $474 thousand in 1992. In late 1991, two significant loans with overdrafts and unusual extensions of credit aggregating approximately $2.1 million were written off, without any subsequent recovery. At December 31, 1991 the Corporation had a negative net worth of $828 thousand, total assets of $15.883 million and a ratio of non-performing assets and past due loans to total loans of 5.85%, which ratio peaked at 10.39% at June 30, 1992. The Corporation was placed under a Memorandum of Understanding by regulatory authorities in 1992 and the Board of Directors of the Corporation accepted the resignations of the president, the chief lending officer and the treasurer of the Corporation in February, April and May 1992, respectively.

             In April 1992, the Corporation's Board of Directors recruited Donald L. Unger, a local, well respected banker, to take over as chief executive officer of the Bank. Mr. Unger, with over 25 years of senior banking experience in the Winchester and surrounding markets, had served as chief executive officer and a director of The Peoples Bank of Front Royal, Front Royal, Virginia ("The Peoples Bank"). Under Mr. Unger's leadership, the net income of The Peoples Bank steadily increased from approximately $75 thousand in 1980 to $801 thousand in 1991 while, during the same period, assets increased from approximately $10 million to $60 million. Over the 1981-1991 period, the average annual return on equity and average annual return on assets of The Peoples Bank were 17.40% and 1.59%, respectively. This period included the recession years of 1988-1991, when the average annual return on equity and average annual return on assets were 15.72% and 1.40%, respectively. The Peoples Bank was sold to a large statewide bank holding company in 1992.

             Prior to hiring Mr. Unger, the Corporation's primary focus was on commercial lending, which was largely unsecured. Under new management, the Corporation's loan portfolio, deposit base and general operations were diversified with the goal of reducing the volatility of assets and liabilities, collateralizing the loan portfolio, and transforming the institution into a full service community bank. From December 31, 1991 to June 30, 1996 consumer installment loans increased 882.70% and loans secured by real estate increased 134.44%. The Corporation's loan portfolio stabilized, and at June 30, 1996 the loan mix consisted of 52.24% consumer installment and real property loans and 47.76% commercial loans, a significant portion of which commercial loans were secured by real estate, deposits and marketable securities. The Corporation also began to originate and sell loans in the secondary mortgage market in September 1993, and production and sale has steadily increased from $2.237 million in 1994, to $3.502 million in 1995, and $2.389 million during the first six months of 1996. The Bank emphasized diversifying its deposit base by increasing consumer and commercial deposits and eliminating brokered deposits, which prior to 1991 exceeded the Corporation's non-interest bearing deposits. Average non-interest bearing deposits increased from $909 thousand, representing 6.14% of the Corporation's total deposits at December 31, 1991, to $5.203 million, representing 15.21% of the Corporation's total deposits, at June 30, 1996. This shift substantially impacted the Corporation's cost of funds. As a result of this successful turnaround, the Memorandum of Understanding was terminated on November 23, 1994.

             In the first three full years under Mr. Unger's leadership, the Corporation's net income steadily increased to $80 thousand in 1993, $318 thousand in 1994 and $421 thousand in 1995. For the first six months of 1996, net income was $304 thousand. These figures include expenses associated with the opening of two additional branches -

August 1993 in Front Royal and February 1995 in Winchester. Total assets increased from $15.883 million at December 31, 1991 to $41.611 million at June 30, 1996. Non-performing assets to period end loans and other real estate owned declined from 2.94% at December 31, 1991 to 0.93% at June 30, 1996. Additionally, the Corporation has signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%. The net interest margin increased from 3.67% in 1991 to 6.04% in 1994, was 5.81% in 1995, and for the first six months of 1996 on an annualized basis was 6.14%. Over the same period, the return on average equity increased from negative 175.2% at December 31, 1991 to positive 21.55% on an annualized basis in the first six months of 1996. The return on average assets increased from negative 16.40% to positive 1.61%; the ratio of nonperforming assets to period end loans and other real estate owned decreased from 2.94% to .93%; while net chargeoffs to average loans declined from 16.91% to .01%. The Corporation has significantly more interest rate sensitive assets than liabilities adjustable within 90 days, and, therefore, the net interest margin would be expected to benefit from an increase in interest rates during this 90-day period.

             As part of the recapitalization of the Corporation in 1992, the Corporation, in private placements, issued two rounds of Common Stock at $5.00 per share, Convertible Preferred Stock convertible into Common Stock at $5.00 per share (which was mandatorily converted in July 1995) and warrants to purchase Common Stock at $5.00 per share. At June 30, 1996, 200,688 of such warrants were outstanding and exercisable through June 30, 1997.

             The Corporation is the only independent community bank headquartered in the City of Winchester or Frederick County, Virginia. The Corporation's primary market is the Northern Shenandoah Valley, which includes Frederick County, where, based on total financial institution deposits at June 30, 1995, it was the fourth largest financial institution with approximately 11% of the market, Warren County, including the Town of Front Royal, where, based on total financial institution deposits at June 30, 1995, it was the ninth largest financial institution with approximately 4% of the market, and the City of Winchester, the largest market in the four county area of Frederick, Warren, Shenandoah and Clarke Counties. Winchester and Front Royal are located at or near the intersections of I-81 and I-66 on the western fringe of the greater Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

             Seventeen Fortune 500 companies have major manufacturing facilities in the Northern Shenandoah Valley. In addition, Warren County is becoming a significant center, in the Mid-Atlantic region, for manufacturing and distribution due to its proximity to the Virginia Inland Port, a state sponsored facility to expedite truck and rail shipments to the Hampton Roads Port. Pen-Tab Inc. opened a manufacturing and distribution center in the first quarter of 1996 which employs over 270 persons. Toray, Inc. recently broke ground on a $120 million full service manufacturing plant which anticipates employing 120 persons in 1997 and over 500 persons by the year 2000. Major employers in the four county area include Valley Health Systems, Inc., National Fruit Products, Inc., Crown Cork and Seal, Automotive Industries Inc., Rubbermaid Commercial Products, General Electric, AT&T Communications, duPont, Inc. and O'Sullivan Corporation.

                                  The Offering


Shares offered........................      A total of 500,000 Shares, of which 100,000 (the "Subscription Shares")
                                            will be initially offered in a subscription offering (the "Subscription
                                            Offering") to the Corporation's stockholders of record on June 24, 1996 on the basis of one Share for each 12 shares of Common Stock then beneficially owned.  The Shares not subscribed for in the Subscription
                                            Offering, together with 400,000 additional Shares (collectively, the "Public
                                            Offering Shares"; the Subscription Shares and the Public Offering Shares
                                            are sometimes collectively referred to herein as the "Shares"), will be offered in a public offering on a best efforts basis by the Underwriter as selling agent for the Corporation, at a price currently anticipated to be between $4.75 and $5.75 per Share.  The Corporation reserves the right to increase the total number of Shares offered in the Public Offering by not more than 75,000 Shares.  See "Offering to Stockholders" and
                                            "Underwriting."


Common Stock outstanding.............       1,306,303 shares at June 30, 1996;
                                            1,806,303 after completion of the
                                            Offerings, assuming the sale of all 500,000
                                            Shares and excluding the 75,000 additional
                                            Shares that may be offered at the
                                            election of the Corporation.

Use of proceeds.......................      To support future growth of the Corporation's assets, including the potential opening of new branches, and for general corporate purposes.  See "Use of
                                            Proceeds."

Market area...........................      The Corporation's three banking offices, located in Frederick County, the
                                            Town of Front Royal and the City of Winchester, operate along the western fringe of Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

Proposed NASDAQ symbol................      The Corporation has applied to
                                            have its Common Stock approved for listing on the
                                            NASDAQ SmallCap Market under the symbol "MFCV."

Dividends.............................      The Corporation has never declared or paid cash dividends and does not anticipate doing so in the foreseeable future.  See "Market Price and
                                            Dividend Data," "Business - Supervision and Regulation," and "Description
                                            of Capital Stock."

Risk Factors..........................      Prospective investors should carefully consider certain factors before purchasing any of the Shares offered in the Offerings.  See "Investment
                                            Considerations."

                                       6

                             SUMMARY FINANCIAL DATA

         The year-end income statement data, the year-end per share data, and the year-end balance sheet data regarding net income contained in the following summary financial data for the five years ended December 31, 1995 are derived from the audited historical consolidated financial statements of the Corporation. The financial data for the six months ended June 30, 1996 and 1995 are derived from unaudited consolidated financial statements. The summary financial data should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Corporation included elsewhere in this Prospectus.


                                                Six months ended
                                                    June 30,                               Years ended December 31,
                                              1996         1995        1995        1994         1993        1992         1991
                                              ----         ----        ----        ----         ----        ----         ----
                                                                            (Dollars in thousands, except per share data)
Income Statement Data:
  Net interest income...................   $  1,038     $    777     $  1,688    $  1,402    $    908     $    593     $    566
  Provision for loan losses.............         73           16          113         151          12          (88)       2,458
  Noninterest income....................        194          101          281         242          93          111          180
  Noninterest expense...................        855          685        1,435       1,175         909        1,266        1,036
  Income tax expense....................        103           59          143         101           -            -            -
  Benefit of net operating loss(1)......       (103)         (59)        (143)       (101)          -            -            -
  Net income (loss).....................   $    304     $    177     $    421    $    318    $     80     $   (474)    $ (2,748)
                                           =========     ========    ========    ========    ========     =========    =========
Per Share Data:
  Net income (loss).....................   $    .23     $    .16     $    .35    $    .30    $    .08     $   (.40)    $  (4.51)
  Cash dividends........................         --           --           --          --          --           --           --
  Book value at period end..............       2.27         1.90         2.05        1.75        1.52         1.25        (1.36)
  Tangible book value at period end.....       2.27         1.90         2.05        1.75        1.52         1.25        (1.36)
Balance Sheet Data:
  Total assets..........................   $ 41,611     $ 32,266     $ 36,070    $ 27,682    $ 22,379     $ 16,111     $ 15,883
  Loans, net............................     31,596       26,606       28,774      22,618      18,149       10,828       11,545
  Securities............................      1,691        1,506        1,699       1,490       1,517        2,168        2,572
  Deposits..............................     37,866       29,045       32,622      24,604      19,606       13,678       16,391
  Stockholders' equity (deficit)........      2,963        2,434        2,678       2,244       1,934        1,497         (828)
  Average shares outstanding(2).........      1,306        1,091        1,192       1,083       1,055          743          615
Performance Ratios(3):
  Return on average assets..............       1.61%        1.18%        1.31%       1.23%        .42%       (3.10)%     (16.40)%
  Return on average equity..............      21.55        15.13        16.96       15.28        4.51       (90.00)     (175.20)
  Net interest margin(4)................       6.14         6.21         5.81        6.04        5.38         4.31         3.67
  Efficiency(5).........................      69.40        78.02        72.88       71.47       90.81       179.83       138.87
Asset Quality Ratios:
  Allowance for loan losses to period
    end loans...........................       1.45%        1.15%        1.35%       1.31%       1.22%        1.78%        3.85%
  Allowance for loan losses to
   nonaccrual loans.....................     725.00       107.27       873.33      111.11    1,184.21         0.00       130.51
  Nonperforming assets to period end
    loans and other real estate owned(6)       0.93(7)      1.07         0.96        1.18        0.10         0.00         2.94
  Net charge-offs (recoveries) to
    average loans.......................        .01          .04          .07         .37       (0.12)        1.63        16.91
Capital and Liquidity Ratios:
  Leverage..............................       7.88%        8.10%        8.32%       8.69%       9.99%        9.38%       (5.21)%
  Risk based:
    Tier I capital......................       9.20         9.19         9.40       10.04       10.67        11.71        (5.45)
    Total capital.......................      10.45        10.37        10.60       11.29       11.92        13.30        (3.33)
  Average loans to average deposits.....      90.33%       92.07%       91.57%      91.79%      87.79%       77.70%       84.80%

- ------------------

(1) At June 30, 1996, the Corporation had available approximately $3.226 million of an operating tax loss carryforward which could be offset against future income.
(2) All periods have been restated to reflect the stock dividend declared in 1995.
(3)  Annualized for the six months ended June 30, 1996 and 1995.
(4) Net interest margin is calculated as net interest income divided by average earning assets and represents the Corporation's net yield on its earning assets.
(5) Computed by dividing noninterest expense by the sum of net interest income and noninterest income, net of securities gains or losses.
(6) Nonperforming assets consist of nonaccrual loans and foreclosed properties.
(7) The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

                                THE CORPORATION

         Marathon Financial Corporation (the "Corporation") is a bank holding company headquartered in Frederick County, Virginia. Its banking subsidiary, The Marathon Bank (the "Bank"), began operations in December 1988 in Frederick County, and opened additional branches in Front Royal, Virginia, in 1993 and in Winchester, Virginia in 1995. At June 30, 1996, the Corporation had $41.611 million in assets, $31.596 million in net loans, $37.866 million in deposits, $2.963 million in stockholders' equity, and an operating tax loss carryforward of $3.226 million. During the year ended December 31, 1995, the Corporation's net income grew 32.39% to $421 thousand from $318 thousand in 1994. For the six months ended June 30, 1996, the Corporation's net income increased 71.75% to $304 thousand from $177 thousand for the comparable period in 1995, while total assets increased 28.96% to $41.611 million at June 30, 1996 over the June 30, 1995 level. The annualized return on average assets and average equity for the six months ended June 30, 1996 were 1.61% and 21.55%, respectively. Improvements in the Bank's earnings and size have been consistent since the employment by the Corporation of the current chief executive officer in 1992.

         The Corporation experienced significant losses in its first four years of the Bank's operation, including net losses of $529 thousand in 1989, $381 thousand in 1990, $2.748 million in 1991, and $474 thousand in 1992. In late 1991, two significant loans with overdrafts and unusual extensions of credit aggregating approximately $2.1 million were written off, without any subsequent recovery. At December 31, 1991 the Corporation had a negative net worth of $828 thousand, total assets of $15.883 million and a ratio of non-performing assets and past due loans to total loans of 5.85%, which ratio peaked at 10.39% at June 30, 1992. The Corporation was placed under a Memorandum of Understanding by regulatory authorities in 1992 and the Board of Directors of the Corporation accepted the resignations of the president, the chief lending officer and the treasurer of the Corporation in February, April and May 1992, respectively.

         In April 1992, the Corporation's Board of Directors recruited Donald L. Unger, a local, well respected banker, to take over as chief executive officer of the Bank. Mr. Unger, with over 25 years of senior banking experience in the Winchester and surrounding markets, had served as chief executive officer and a director of The Peoples Bank of Front Royal, Front Royal, Virginia ("The Peoples Bank"). Under Mr. Unger's leadership, the net income of The Peoples Bank steadily increased from approximately $75 thousand in 1980 to $801 thousand in 1991 while, during the same period, assets increased from approximately $10 million to $60 million. Over the 1981-1991 period, the average annual return on equity and average annual return on assets of The Peoples Bank were 17.40% and 1.59%, respectively. This period included the recession years of 1988-1991, when the average annual return on equity and average annual return on assets were 15.72% and 1.40%, respectively. The Peoples Bank was sold to a large statewide bank holding company in 1992.

         Prior to hiring Mr. Unger, the Corporation's primary focus was on commercial lending, which was largely unsecured. Under new management, the Corporation's loan portfolio, deposit base and general operations were diversified with the goal of reducing the volatility of assets and liabilities, collateralizing the loan portfolio, and transforming the institution into a full service community bank. From December 31, 1991 to June 30, 1996 consumer installment loans increased 882.70% and loans secured by real estate increased 134.44%. The Corporation's loan portfolio stabilized, and at June 30, 1996 the loan mix consisted of 52.24% consumer installment and real property loans and 47.76% commercial loans, a significant portion of which commercial loans were secured by real estate, deposits and marketable securities. The Corporation also began to originate and sell loans in the secondary mortgage market in September 1993, and production and sale has steadily increased from $2.237 million in 1994, to $3.502 million in 1995, and $2.389 million during the first six months of 1996. The Bank emphasized diversifying its deposit base by increasing consumer and commercial deposits and eliminating brokered deposits, which prior to 1991 exceeded the Corporation's non-interest bearing deposits. Average non-interest bearing deposits increased from $909 thousand, representing 6.14% of the Corporation's total deposits at December 31, 1991, to $5.203 million, representing 15.21% of the Corporation's total deposits, at June 30, 1996. This shift substantially impacted the Corporation's cost of funds. As a result of this successful turnaround, the Memorandum of Understanding was terminated on November 23, 1994.

         In the first three full years under Mr. Unger's leadership, the Corporation's net income steadily increased to $80 thousand in 1993, $318 thousand in 1994 and $421 thousand in 1995. For the first six months of 1996, net income was $304 thousand. These figures include expenses associated with the opening of two additional branches - August 1993 in Front Royal and February 1995 in Winchester. Total assets increased from $15.883 million at December 31, 1991 to $41.611 million at June 30, 1996. Non-performing assets to period end loans and other real estate owned declined from 2.94% at December 31, 1991 to 0.93% at June 30, 1996. Additionally, the Corporation has signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%. The net interest margin increased from 3.67% in 1991 to 6.04% in 1994, was 5.81% in 1995, and for the first six months of 1996 on an annualized basis was 6.14%. Over the same period, the return on average equity increased from negative 175.2% at December 31, 1991 to positive 21.55% on an annualized basis in the first six months of 1996. The return on average assets increased from negative 16.40% to positive 1.61%; the ratio of nonperforming assets to period end loans and other real estate owned decreased from 2.94% to
 .93%; while net chargeoffs to average loans declined from 16.91% to .01%. The Corporation has significantly more interest rate sensitive assets than liabilities adjustable within 90 days, and, therefore, the net interest margin would be expected to benefit from an increase in interest rates during this 90-day period.

         As part of the recapitalization of the Corporation in 1992, the Corporation, in private placements, issued two rounds of Common Stock at $5.00 per share, Convertible Preferred Stock convertible into Common Stock at $5.00 per share (which was mandatorily converted in July 1995) and warrants to purchase Common Stock at $5.00 per share. At June 30, 1996, 200,688 of such warrants were outstanding and exercisable through June 30, 1997.

         The Corporation is the only independent community bank headquartered in the City of Winchester or Frederick County, Virginia. The Corporation's primary market is the Northern Shenandoah Valley, which includes Frederick County, where, based on total financial institution deposits at June 30, 1995, it was the fourth largest financial institution with approximately 11% of the market, Warren County, including the Town of Front Royal, where, based on total financial institution deposits at June 30, 1995, it was the ninth largest financial institution with approximately 4% of the market, and the City of Winchester, the largest market in the four county area of Frederick, Warren, Shenandoah and Clarke Counties. Winchester and Front Royal are located at or near the intersections of I-81 and I-66 on the western fringe of the greater Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

         Seventeen Fortune 500 companies have major manufacturing facilities in the Northern Shenandoah Valley. In addition, Warren County is becoming a significant center, in the Mid-Atlantic region, for manufacturing and distribution due to its proximity to the Virginia Inland Port, a state sponsored facility to expedite truck and rail shipments to the Hampton Roads Port. Pen-Tab Inc. opened a manufacturing and distribution center in the first quarter of 1996 which employs over 270 persons. Toray, Inc. recently broke ground on a $120 million full service manufacturing plant which anticipates employing 120 persons in 1997 and over 500 persons by the year 2000. Major employers in the four county area include Valley Health Systems, Inc., National Fruit Products, Inc., Crown Cork and Seal, Automotive Industries Inc., Rubbermaid Commercial Products, General Electric, AT&T Communications, duPont, Inc. and O'Sullivan Corporation.

         The directors of the Corporation have agreed with the Underwriter to a standard requirement not to sell or otherwise dispose of any shares of Common Stock for a period of 120 days after the commencement of the Offerings without the prior written consent of the Underwriter. It is anticipated that the Underwriter will not give its consent to any sales or dispositions during this period that, in its opinion, may have an adverse effect on the market price of the Common Stock. After the expiration of the 120 day period, sales of Common Stock by these individuals may have an adverse effect on the market price. Officers of the Bank who are not directors have not entered into any agreements restricting sales of their Common Stock in the Bank. See "Underwriting."

         The Bank is chartered under the laws of the Commonwealth of Virginia and is a member of the Federal Reserve System. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), and the

Bank is subject to the supervision, examination, and regulation of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Virginia Bureau of Financial Institutions.

         The Corporation's headquarters is located at 4095 Valley Pike, Winchester, Virginia 22602 and its telephone number is (540) 869-6600.

                           INVESTMENT CONSIDERATIONS

         In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors before purchasing shares of Common Stock offered hereby.

         Dependence on Key Personnel. The Corporation is substantially dependent upon the services of Donald L. Unger, its President and Chief Executive Officer. The loss of the services of Mr. Unger could have a material adverse effect upon the future prospects of the Corporation. The Corporation has entered into an employment agreement with Mr. Unger and maintains a "key" man insurance policy insuring his life in the amount of $1 million. See "Management - Chief Executive Officer Employment Agreement and Incentive Bonus Plan."

         Competition. The banking business in the area served by the Corporation (the Counties of Frederick, Clarke, Shenandoah, and Warren (including the Town of Front Royal), Virginia and the City of Winchester) is highly competitive with respect to both loans and deposits. In the Corporation's primary service area, there are approximately eleven commercial banks and savings and loans (including seven large, Virginia-wide banks with multiple offices) offering services ranging from deposits and real estate loans to full service banking. The Bank is the newest and smallest commercial bank in its service area, in addition, there can be no assurance that other financial institutions, with substantially greater resources than the Corporation, will not establish operations in the Corporation's service area.

         Governmental Regulation. The Corporation is subject to extensive governmental supervision, regulation, and control, and future legislation and governmental policy could adversely affect the banking industry and the operations of the Bank. Regulations affecting the banking industry may be changed at any time, and the interpretation of those regulations by examining authorities of the banking industry is also subject to change. There can be no assurance that future changes in legislation and administrative regulations or government policies will not adversely affect the banking industry and the business of the Bank. See "Business - Supervision and Regulation."

         No Assurance of Established Public Trading Market. The Corporation has applied to have its Common Stock approved for listing on the NASDAQ SmallCap Market; however, there can be no assurance that an active trading market for the Corporation's Common Stock will develop after the Offerings, or if developed, that such a market will be sustained. The market price of the Common Stock may fluctuate substantially and may be adversely affected by factors that may or may not be related to the Corporation's performance. Such factors may include interest rates and conditions in the banking industry, the stock market, and the economy in general.

         Geographic Concentration of Loans. The vast majority of the Bank's loans are made to borrowers within Winchester, Front Royal and Frederick County, Virginia, and adjacent areas. Accordingly, a major downturn in the local economy could adversely affect the Corporation's loan portfolio.

         Uncertainties Regarding Growth. The Corporation has experienced substantial growth in the last few years. Although the Corporation plans to continue growing at a significant rate in the future, there can be no guarantee that the recent rate can be maintained. If such anticipated growth does occur, management will have to continue administering the Corporation's operations in an efficient and productive manner consistent with its recent past practices.

         Payment of Cash Dividends. The Corporation has never paid any cash dividends. The ability of the Corporation to pay cash dividends is subject to both federal and state banking regulations. The Bank will not be able to and does not intend to pay any dividends in the foreseeable future. See "Market Price and Dividend Data" and "Business - Supervision and Regulation - Limits on Dividends and Other Payments."

         Determination of Offering Price. The offering price of the Shares has been determined in large part by negotiation between the Corporation and the Underwriter based upon certain factors, including an evaluation of assets, earnings, and other established criteria of value, as well as the comparisons of the relationships between market prices and book values of other banking institutions of a similar size and asset quality. There can be no assurance that the Shares can be resold at the offering price. See "Market Price and Dividend Data" and "Underwriting."

         No Minimum Offering. The Underwriter is selling the Shares on a best efforts basis, which means that it may sell all, none or only some of the Shares. As there is no minimum number of Shares that must be sold, a closing of the Offerings could occur even if only a small number of Shares is sold.

         No Independent Counsel. The Corporation and the Underwriter are both represented by Kaufman & Canoles, and, accordingly, neither the Corporation nor the Underwriter has the benefit of independent representation. In the event the interests of the Corporation and the Underwriter diverge, each of them will be required to obtain other legal counsel. See "Legal Matters."


                            OFFERING TO STOCKHOLDERS

        The Corporation is offering 100,000 Subscription Shares until ___________ __, 1996, for sale to the holders of its Common Stock of record on June 24, 1996 (the "Record Date") residing in jurisdictions in which the Corporation has registered the Subscription Shares under the jurisdiction's securities laws, or in which issuance of the Subscription Shares is exempt from such registration requirements. Stockholders of record at the close of business on the Record Date may purchase Subscription Shares on the basis of one Subscription Share for each 12 shares of Common Stock beneficially owned by them on such date. Stockholders may oversubscribe for Subscription Shares. If oversubscriptions exceed the available Subscription Shares, the available Subscription Shares will be allocated among the oversubscribers based upon the ratio that the number of shares of Common Stock owned by the oversubscriber on the Record Date bears to the number of shares of Common Stock owned by all of the oversubscribers on the Record Date. Fractional shares will not be sold, but stockholders may round any such fraction up to a full share. Stockholders also may subscribe for less than the maximum number of Subscription Shares allocated to them.

        The Subscription Offering to stockholders will terminate on ___________ __, 1996. Neither the Subscription Offering nor the Public Offering is contingent upon the occurrence of any event, including consummation of the Public Offering, or the sale of a minimum or maximum number of Shares. Funds received by the Corporation from stockholders in the Subscription Offering will be deposited with and held by the Corporation in a noninterest bearing escrow account until the simultaneous closing of both the Subscription Offering and the Public Offering. The Corporation does not intend to return the funds of purchasers if fewer than all of the Shares offered are sold.

        The Subscription Offering price was determined by the Corporation after consultation with the Underwriter. Among the factors considered in determining the price of the Subscription Shares were the history and the prospects for the Corporation, its past and present earnings and trends of such earnings, the prospects for future earnings, the current performance and prospects of the segment of the banking industry in which the Corporation competes, the general condition of the securities market at the time of the Subscription Offering, and the price of equity securities of comparable companies.

        All Subscription Shares unsubscribed for, plus an additional 400,000 Shares, will be offered for sale to the public in the Public Offering on a best efforts basis by the Underwriter, as selling agent for the Corporation. There can be no assurance that any of the Shares will be sold. See "Underwriting."

        To subscribe for Subscription Shares, stockholders should execute the Subscription Agreement accompanying this Prospectus and deliver it, together with a check payable to the order of "Marathon Financial Corporation" for the full purchase price, to:

                         Marathon Financial Corporation
                                4095 Valley Pike
                             Winchester, VA  22602
                           Attention: Donald L. Unger
                            Telephone:  540-869-6600

        SUBSCRIPTION AGREEMENTS AND FULL PAYMENT FOR SUBSCRIPTION SHARES SUBSCRIBED FOR BY STOCKHOLDERS MUST BE RECEIVED BY THE CORPORATION PRIOR TO 5:00 P.M. EASTERN STANDARD TIME ON ___________ __, 1996, OR SUBSCRIBING STOCKHOLDERS WILL FORFEIT THEIR RIGHT TO PURCHASE SUBSCRIPTION SHARES IN THIS SUBSCRIPTION OFFERING.


                                USE OF PROCEEDS

         The net proceeds to be received by the Corporation from the offering, after deduction of underwriting fees and commissions and estimated expenses, will be used to support future asset growth, including the potential opening of new branches, and for general corporate purposes.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Corporation at June 30, 1996. The table should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                 June 30, 1996
                                                                  (Dollars in
                                                                   thousands)

Stockholders' equity:

Preferred stock, Series A, 5% noncumulative, no par                   $     -
   value; 1,000,000 shares authorized; no shares issued and outstanding(1)

   Common Stock, $1.00 par value, 20,000,000
   shares authorized, 1,306,303 shares issued and outstanding(2).....   1,306

   Capital surplus...................................................   5,110

   Retained Earnings (Deficit).......................................  (3,443)

   Unrealized gain (loss) on securities available for sale...........     (10)
                                                                      --------

         Total stockholders' equity.................................. $ 2,963
                                                                      ========


(1) In July 1995, all of the Corporation's then outstanding convertible preferred stock was mandatorily converted into Common Stock.

(2) In addition, there are outstanding warrants to purchase 200,688 shares of the Corporation's Common Stock at $5.00 per share exercisable through June 30, 1997.

                         MARKET PRICE AND DIVIDEND DATA

         The Corporation has applied to have the Common Stock approved for listing on the NASDAQ SmallCap Market under the symbol "MFCV" effective upon the closing of the Offerings; however, there can be no assurance that an active trading market for the Corporation's Common Stock will develop after the Offerings, or if developed, that such a market will be sustained. There is no recognized market for the Corporation's common stock. There are occasional transactions in the stock and the Corporation's management has assisted in matching persons interested in buying and selling common stock. In July 1995, all of the Corporation's convertible preferred stock was mandatorily converted to Common Stock at the conversion price of $5.00 per share. The sporadic trades in the Common Stock during the past year and a half have been at or about $5.00 per share. At June 30, 1996 the Corporation had approximately 792 stockholders of record.

         The book value of the Corporation's Common Stock at June 30, 1996 was $2.27 per share. At June 30, 1996, Corporation's operating tax loss carryforward was $3.226 million.

         The Corporation has paid no cash dividends to date. Holders of the Corporation's Common Stock will be entitled to dividends at such rate as may be determined from time to time by the Board of Directors of the Corporation. The Virginia Stock Corporation Act provides that a corporation may pay a cash dividend to its shareholders so long as, after giving effect to such dividend, the corporation will be able to pay its debts as they become due and the value of the Corporation's assets exceeds its liabilities (plus the amount, if any, necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those shareholders receiving the dividend). The Corporation's future dividends will depend on its earnings and those of the Bank, general economic conditions, and other factors affecting dividend policy.

         Under state law, without the consent of the Bureau of Financial Institutions, the Bank may not pay dividends until it has restored any deficit in its capital funds as originally paid in. Further, a regulation promulgated by the Board of Governors of the Federal Reserve System requires approval of two-thirds of the holders of the Corporation's shares prior to payment of a dividend until any deficit in the Bank's capital account has been restored.

         While the Corporation has not been permitted to pay cash dividends, it did issue one stock dividend. On December 19, 1995, the Corporation declared a stock dividend for holders of Common Stock for year-end 1995. The stock dividend declared was 15% of 1995 profits, which was $.04873 per share. The dividend was paid in the first quarter of 1996. The stock dividend assumed a value of $5.00 per share. The Corporation obtained approval from the regulators prior to issuing said shares in compliance with Virginia Code Section 6.1-56, which requires prior approval because of impaired capital.

                            SELECTED FINANCIAL DATA

                  The year-end income statement data, the year-end per share data, and the year-end balance sheet data regarding net income contained in the following selected financial data for the five years ended December 31, 1995 are derived from the audited historical consolidated financial statements of the Corporation. The financial data for the six months ended June 30, 1996 and 1995 are derived from unaudited consolidated financial statements. The selected financial data should be read in conjunction with the consolidated financial statements of the Corporation included elsewhere in this Prospectus.



                                              Six months ended
                                                  June 30,                                         Years ended December 31,
                                            -------------------         ------------------------------------------------------------
                                            1996         1995            1995          1994       1993         1992         1991
                                            ----         ----            ----          ----       ----         ----         ----
                                                                            (Dollars in thousands, except per share data)
Income Statement Data:
  Interest income.......................   $  1,778     $  1,343        $  2,940     $  2,251    $  1,625    $  1,361     $  1,580
  Interest expense......................        740          566           1,252          849         717         768        1,014
                                           --------     --------          ------     --------    --------    --------     --------
  Net interest income...................      1,038          777           1,688        1,402         908         593          566
  Provision for loan losses.............         73           16             113          151          12         (88)       2,458
                                           --------     --------          ------     --------    --------    --------     --------
  Net interest income after provision
    for loan losses.....................        965          761           1,575        1,251         896         681       (1,892)
  Noninterest income....................        194          101             281          242          93         111          180
  Noninterest expense...................        855          685           1,435        1,175         909       1,266        1,036
                                           --------     --------           ------    --------    --------    --------     --------
  Income (loss) before income taxes.....        304          177             421          318          80        (474)      (2,748)
  Income tax expense....................        103           59             143          101          --          --           --
  Benefit of net operating loss(1)......       (103)         (59)           (143)        (101)         --          --           --
                                           --------     --------         --------    --------    --------    --------     --------
  Net income (loss).....................   $    304     $    177       $     421     $    318    $     80    $   (474)    $ (2,748)
                                           ========     ========       =========     =========   ========    ========     ========

Per Share Data:
  Net income (loss).....................   $    .23     $    .16       $     .35     $    .30    $    .08    $   (.40)    $  (4.51)
  Cash dividends........................         --           --              --           --          --          --           --
  Book value at period end..............       2.27         1.90            2.05         1.75        1.52        1.25        (1.36)
  Tangible book value at period end.....       2.27         1.90            2.05         1.75        1.52        1.25        (1.36)
Balance Sheet Data:
  Total assets..........................   $ 41,611     $ 32,266        $ 36,070     $ 27,682    $ 22,379    $ 16,111     $ 15,883
  Loans, net............................     31,596       26,606          28,774       22,618      18,149      10,828       11,545
  Securities............................      1,691        1,506           1,699        1,490       1,517       2,168        2,572
  Deposits..............................     37,866       29,045          32,622       24,604      19,606      13,678       16,391
  Stockholders' equity (deficit)........      2,983        2,434           2,678        2,244       1,934       1,497         (828)
  Average shares outstanding(2).........      1,306        1,091           1,192        1,083       1,055         743          615
Performance Ratios(3):
  Return on average assets..............       1.61%        1.18%           1.31%        1.23%        .42%      (3.10)%     (16.40)%
  Return on average equity..............      21.55        15.13           16.96        15.28        4.51      (90.00)     (175.20)
  Net interest margin(4)................       6.14         6.21            5.81         6.04        5.38        4.31         3.67
  Efficiency(5).........................      69.40        78.02           72.88        71.47       90.81      179.83       138.87
Asset Quality Ratios:
  Allowance for loan losses to period
    end loans...........................       1.45%        1.15%           1.35%        1.31%       1.22%       1.78%        3.85%
  Allowance for loan losses to
   nonaccrual loans.....................     725.00       107.27          873.33       111.11    1,184.21        0.00       130.51
  Nonperforming assets to period end
    loans and other real estate owned(6)       0.93(7)      1.07            0.96         1.18        0.10        0.00         2.94
  Net charge-offs (recoveries) to
    average loans.......................        .01          .04             .07          .37       (0.12)       1.63        16.91
Capital and Liquidity Ratios:
  Leverage..............................       7.88%        8.10%           8.32%        8.69%       9.99%       9.38%       (5.21)%
  Risk based:
    Tier I capital......................       9.20         9.19            9.40        10.04       10.67       11.71        (5.45)
    Total capital.......................      10.45        10.37           10.60        11.29       11.92       13.30        (3.33)
  Average loans to average deposits.....      90.33%       92.07%          91.57%       91.79%      87.79%      77.70%       84.80%


- ------------------
(1) At June 30, 1996, the Corporation had available approximately $3.226 million of an operating tax loss carryforward which could be offset against future income.
(2) All periods have been restated to reflect the stock dividend declared in 1995.
(3)  Annualized for the six months ended June 30, 1996 and 1995.
(4) Net interest margin is calculated as net interest income divided by average earning assets and represents the Corporation's net yield on its earning assets.
(5) Computed by dividing noninterest expense by the sum of net interest income and noninterest income, net of securities gains or losses.
(6)  Nonperforming assets consist of nonaccrual loans and foreclosed properties.
(7) The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MARATHON FINANCIAL CORPORATION

         The following discussion is intended to assist readers in understanding and evaluating the financial condition and results of operations of the Corporation. This review should be read in conjunction with the Corporation's financial statements and accompanying notes included elsewhere herein. This analysis provides an overview of the significant changes that occurred during the periods presented.

Overview

         The Corporation's performance for the first six months of 1996 showed an improvement over the same period a year ago. Net income increased 71.75% in the first half of 1996 to $304 thousand compared to $177 thousand during the same period of 1995. This increase in earnings was primarily due to higher net interest income resulting from increased loan growth.

         Return on average equity on an annualized basis during the first six months of 1996 increased to 21.55%, up from 15.13% for the same period in 1995. Return on average assets on an annualized basis was 1.61% during this period compared to 1.18% for the first six months of 1995. These performance figures had been at extremely low levels in 1991 and 1992 due to a provision for loan losses of $2.1 million related primarily to two unsecured loans in 1991, and increases in nonperforming assets in the first half of 1992, as a result of prior management's lending practices, before beginning to improve in the second half of 1992 under a new management team. Return on average assets was negative 16.40% and negative 3.10% in 1991 and 1992, respectively, and increased steadily thereafter to positive 0.42% in 1993, to 1.23% in 1994, and to 1.31% in 1995. Return on average equity, likewise, was negative 175.20% and negative 90.0% in 1991 and 1992, respectively, before increasing steadily to 4.51% in 1993, 15.28% in 1994 and 16.96% in 1995.

         The Corporation experienced limited loan growth from 1990 through 1992 until, under a new chief executive officer and management team, improvement began in 1993. In 1991, average total assets increased 18.15% to $16.723 million from $14.154 million in 1990, and declined in 1992 to $15.439 million, a 7.68% decrease from the prior year. Average total assets increased to $19.184 million in 1993, up 24.26%, and continued to increase in 1994 to $25.869 million, up 34.85% from the prior year, and in 1995 to $32.090 million, up 24.05% from the prior year, and, for the first six months of 1996 to $37.739 million, up 26.03% over the comparable period of 1995. This increase in average assets subsequent to 1992 was, under the new chief executive officer, the result of new branches opened in 1993 and 1995 in Front Royal and Winchester, Virginia, respectively, and an emphasis on consumer and secured commercial loan growth. Average loans were also relatively flat in the 1990-1992 period, with an increase of 26.33% in 1991 to $12.454 million from $9.858 million in 1990 and a subsequent decline to $10.948 million in 1992, down 12.09% from the prior year. Average total earning assets increased 22.83% in 1993 to $16.890 million from the prior year, and to $23.225 million in 1994, up 37.51% over 1993, and to $29.040 million in 1995, up
25.04% over 1994, and, for the first six months of 1996 to $33.776 million, up 34.98% over the comparable period of 1995. Average installment loans increased steadily from $1.403 million at December 31, 1993 to $6.902 million at June 30, 1996, an increase of 391.95%. Both commercial and real estate loans also escalated over the same period. Average commercial loans increased to $13.940 million for the six months ended June 30, 1996, a rise of 68.99% over the average amount of commercial loans in 1993. Similarly, average real estate loans grew to $10.055 million for the six months ended June 30, 1996, an increase of 106.72% over the average amount of real estate loans in 1993.

         Non-performing assets and past due loans to total loans peaked at 10.39% at June 30, 1992, and net charge-offs peaked in 1991 at $2.106 million, primarily from the charge-off of two loans. Non-performing assets at June 30, 1996, were $300 thousand, or 0.93% of period end loans and other real estate owned, and the allowance for loan losses was $464 thousand. The allowance for loan losses to period end loans at June 30, 1996 was 1.45% and net charge-offs to average loans in the first six months of 1996, annualized, was 0.01%. The provision for loan losses in the first six months of 1996 was $73 thousand, up 356.25% from $16 thousand in the comparable period of 1995, while net charge-offs were $2 thousand versus $5 thousand in the first half of 1995. In November 1994, the Corporation was released from the Written Agreement that it entered into in 1992 with the Federal Reserve and the Virginia Bureau of Financial Institutions.

         On an annualized basis, the Corporation's net interest margin declined slightly to 6.14% in the first half of 1996, from 6.21% during the same period of 1995. Net interest margin had increased to 6.04% in 1994 from 5.38% in 1993 and 4.31% in 1992. In a period of declining market interest rates, as a result of the Corporation's increased loan demand, a decline in its average cost of interest bearing liabilities, an increase in its non-interest bearing deposits and a shift from securities into higher yielding loans, the Corporation's net interest margin increased in 1994 over the 1993 level. In 1995 the net interest margin declined slightly to 5.81% from 6.04% in 1994 under rising interest rates, as the cost of interest bearing liabilities rose more than the increase in yields on interest earning assets. In the first six months of 1996 an increase in average loan volume was partially offset by an increase in the average cost of funds required to support this growth and a decline in the average yield in earning assets.

Recent Developments

         The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

Net Interest Income

         Net interest income is the major component of the Corporation's earnings and is equal to the amount by which interest income exceeds interest expense. Earning assets are composed primarily of loans and securities, while deposits and short-term borrowings represent the major portion of interest-bearing liabilities. Changes in volume and mix in assets and liabilities, as well as changes in the yields and rates paid, determine changes in net interest income. Net interest margin is calculated by dividing net interest income by average earning assets and represents the Corporation's net yield on earning assets.

         Net interest income was $1.037 million in the first half of 1996, 33.59% greater than the $777 thousand reported during the comparable period of 1995. The improvement in net interest income was primarily due to volume increases in the loan portfolio, as the loan demand, continued to increase. The average balance of the loan portfolio was $30.897 million for the first six months ended June 30, 1996, up $6.391 million, or 26.08%, over the same period in 1995. The average balances of installment and commercial loans were $6.902 million and $13.940 million, respectively, for the six months ended June 30, 1996, up 60.51% and 13.98% respectively, over the same period of 1995. The average balance of the securities portfolio was $1.627 million for the six months ended June 30, 1996, up 7.68% over the comparable 1995 period. Despite lower interest rates in the first half of 1996 than in the comparable period of 1995, the average yield on loans increased 50 basis points from 10.48% in 1995 to 10.98% in 1996 with an increase of 107 basis points on real estate loan yields and an increase of 48 basis points in the average yields on commercial loans offsetting a decline of 48 basis points in the average yields on installment loans. However, an increase in average federal funds sold of 142.17% to $1.252 million coupled with a decline in average yields on federal funds sold of 108 basis points to 5.11% produced a slight decline of 20 basis points in the average yield on total interest earning assets to 10.53% from 10.73% in 1995. The average level of interest earning assets increased 34.98% to $33.776 million. Despite the decline of interest rates the average cost of funds to support the growth in interest increased. Total interest bearing liabilities increased 27.20% to $29.637 million led by a 35.28% increase in certificates of deposit under $100,000 to $15.162 million and a 29.47% increase in money market savings to $3.185 million and a 33.96% increase in interest checking accounts to $2.154 million. The average costs of interest bearing liabilities increased 14 basis points to 5.00% from 4.86%. This increase was led by a 6 basis point rise in the average cost of certificates of deposit under $100,000 and a 49 basis point increase in the average cost of money market certificates to 3.58%. A 28.34% increase in non interest bearing deposits to $5.203 million partially mitigated the rise in the costs of interest bearing deposits but the net interest margin declined from 6.21% in 1995's first half to 6.14% in 1996's comparable period. The increase in the average costs of interest bearing deposits and the decline in the yield on interest earning assets offset the volume gains in loans, particularly commercial and installment loans.

         Net interest income was $1.688 million in 1995, 20.40% greater than the $1.402 million reported in 1994. The improvement in net interest income was primarily due to volume and interest rate increases in the loan portfolio, particularly installment and real estate loans. The average balance of loans increased 25.56%, led by a 74.69% increase in installment loans and a 36.68% increase in real estate loans. The average balance of the securities portfolio declined 1.19%. Average balances of interest earning assets increased 25.04% to $29.040 million. The average yields on interest earning assets increased 43 basis points from 10.11% in 1994 to 10.12% in 1995 led by a 46 basis point increase in the average yield on loans to 10.57% which offset a 92 basis point decline in the average yield on securities. Commercial, real estate and installment loan yields increased 36, 79 and 43 basis points, respectively. Total interest bearing liabilities increased 26.53% to $25.411 million while the average rates paid on interest bearing liabilities increased 70 basis points to 4.93%, with the cost of interest bearing deposits increasing 73 basis points. The greater increase in the rates paid for interest bearing deposits than in the yields earned on interest earning assets produced a decline in the net interest margin from 6.04% in 1994 to 5.81% in 1995.

         Net interest income in 1994 compared to 1993 increased $494 thousand, or 54.41%, to $1.402 million. This increase in net interest income was due primarily to volume increases in the loan portfolio. The average balance of loans increased 44.65% to $20.997 million, with commercial loans up 42.81%, real estate loans up 30.53% and installment loans up 104.42%. The average balance of the securities portfolio declined 12.68% to $1.515 million. The average yield earned on interest earning assets increased 7 basis points to 9.69% despite generally declining interest rates. The yield on loans increased 2 basis points to 9.69% led by a 21 basis point increase in the yields on real estate loans while yields on commercial and installment loans declined. The average yield on the securities portfolio declined 145 basis points which was somewhat offset by an increase of 68 basis points in the yields earned on federal funds sold. Total interest bearing liabilities increased 32.39% to $20.083 million while the average rates paid on interest earning assets declined 50 basis points to 4.23%. The decline in the rates paid on interest earning assets coupled with the actual increase in the average rate earned on interest earning assets and the higher relative growth in interest earning assets over the increase in interest bearing liabilities produced an increase in the net interest margin from 5.38% in 1993 to 6.04% in 1994.

         The following table illustrates average balances of total interest earning assets and total interest bearing liabilities for the periods indicated, showing the distribution of assets, liabilities, stockholder's equity, and the related income, expense, and corresponding weighted average yields and costs. The average balances used for the purpose of these tables and other statistical disclosures were calculated by using the daily average balances. Due to the net operating loss carryforwards available, the Corporation currently does not pay income taxes; therefore, income and yields are not reflected on a tax equivalent basis.

  Average Balances, Interest Income and Expenses, and Average Yields and Rates

                                           Six months Ended
                                               June 30,                                  Years Ended December 31,
                                   ------------------------------------------------------------------------------------------------
                                                 1996                             1995                            1994
                                  -------------------------------------------------------------------------------------------------
                                              Interest   Average                Interest   Average              Interest   Average
                                    Average    income/    yield/      Average    income/    yield/    Average    income/   yield/
                                    balance    expense     rate       balance    expense     rate     balance    expense    rate
                                  -------------------------------------------------------------------------------------------------
                                                                     (Dollars in thousands)
Assets:
Interest bearing assets:
  Securities....................     $ 1,627    $   50      6.15%      $ 1,497    $   87     5.81%    $ 1,515    $  102     6.73%
  Loans(1):
    Commercial..................      13,940       772     11.08        12,676     1,386    10.93      11,780     1,245    10.57
    Real estate.................      10,055       544     10.82         8,678       872    10.05       6,349       588     9.26
    Installment.................       6,902       380     11.01         5,010       528    10.54       2,868       290    10.11
                                      ------     ------                 ------     -----               ------     -----
      Total Loans...............      30,897     1,696     10.98        26,364     2,786    10.57      20,997     2,123    10.11
  Federal funds sold............       1,252        32      5.11         1,179        67     5.68         713        26     3.65
                                     ------     ------                 ------     ------               ------     -----
      Total earning assets......      33,776     1,778     10.53        29,040     2,940    10.12      23,225     2,251     9.69
    Less:  Allowance for loan losses    (423)                             (324)                          (260)
Total noninterest earning assets       4,386                             3,374                          2,904
                                     ------                            ------                          ------
Total Assets....................     $37,739                           $32,090                        $25,869
                                     =======                           =======                        =======
Liabilities and stockholders equity:
Interest bearing liabilities:
  Interest bearing deposits:
    Interest checking...........     $ 2,154    $   30      2.79%      $ 1,756    $   48     2.73%    $ 1,375    $   39     2.84%
    Regular savings.............       4,823        80      3.32         5,009       158     3.15       6,543       212     3.24
    Money market savings........       3,185        57      3.58         2,661        93     3.49       2,356        86     3.65
    Certificates of deposit:
      $100,000 and over.........       3,679       105      5.71         2,843       166     5.84       1,277        46     3.60
      Under $100,000............      15,162       446      5.88        12,488       738     5.91       7,870       419     5.32
                                      ------     -----                  ------     -----               ------     ------
      Total interest bearing
        deposits................      29,003       718      4.95        24,757     1,203     4.86      19,421       802     4.13
  Short-term borrowings.........          28         1      7.14            25         1     4.00          83         4     4.82
  Mortgage payable..............         502        18      7.17           519        39     7.51         539        40     7.42
  Capital lease payable.........         104         4      7.69           110         9     8.18          40         3     7.50
                                      ------     ------                 ------     ------             -------    ------
  Total interest bearing
    liabilities.................      29,637       741      5.00        25,411     1,252     4.93      20,083       849     4.23
  Non interest bearing liabilities:

    Demand deposits.............       5,203                             4,034                          3,455
    Other liabilities...........          78                               165                            250
                                      ------                            ------                         ------
      Total noninterest
        liabilities.............       5,281                             4,199                          3,705
  Total liabilities.............      34,918                            29,610                         23,788
  Stockholders' equity..........       2,821                             2,480                          2,081
                                      ------                            ------                         ------
  Total Liabilities and
    Stockholders' equity........     $37,739                           $32,090                        $25,869
                                      =======                          =======                        =======


  Net interest income...........                $1,037                            $1,688                         $1,402
                                                ======                            ======                         ======
  Interest rate spread (2)......                            5.53%                            5.19%                          5.46%
  Interest expense as a percent of
    average earning assets......                            4.39%                            4.31%                          3.66%
  Net interest margin (3).......                            6.14%                            5.81%                          6.04%

                                                      1993
                                      ---------------------------------------
                                                    Interest   Average
                                          Average    income/    yield/
                                          balances   expense     rate
                                      ---------------------------------------
Assets:
Interest bearing assets:
  Securities....................          $ 1,735     $  142     8.18%
  Loans(1):
    Commercial..................            8,249        877    10.63
    Real estate.................            4,864        440     9.05
    Installment.................            1,403        147    10.48
                                           ------      -----
      Total Loans...............           14,516      1,464    10.09
  Federal funds sold............              639         19     2.97
                                           ------      -----
      Total earning assets......           16,890      1,625     9.62
    Less:  Allowance for loan losses         (212)
Total noninterest earning assets            2,506
                                           ------
Total Assets....................          $19,184
                                          =======
Liabilities and stockholders equity:
Interest bearing liabilities:
  Interest bearing deposits:
    Interest checking...........          $   814     $   24     2.95%
    Regular savings.............            4,721        193     4.09
    Money market savings........            2,471         81     3.28
    Certificates of deposit:
      $100,000 and over.........              773         43     5.56
      Under $100,000............            5,846        321     5.49
                                           ------      -----
      Total interest bearing
        deposits................           14,625        662     4.53
  Short-term borrowings.........                -          -     0.00
  Mortgage payable..............              545         55    10.09
  Capital lease payable.........                -          -     0.00
                                          -------     ------
  Total interest bearing
    liabilities.................           15,170        717     4.73
  Non interest bearing liabilities:

    Demand deposits.............            1,909
    Other liabilities...........              333
                                           ------
      Total noninterest
        liabilities.............            2,242
  Total liabilities.............           17,412
  Stockholders' equity..........            1,772
                                           ------
  Total Liabilities and
    Stockholders' equity........          $19,184
                                          =======


  Net interest income...........                      $  908
                                                      ======
  Interest rate spread (2)......                                 4.89%
  Interest expense as a percent of
    average earning assets......                                 4.25%
  Net interest margin (3).......                                 5.38%

- ------------------
(1)      Nonaccruing loans are included in average loans outstanding.

(2) Interest spread is the average yield earned on earning assets less the average rate incurred on interest-bearing liabilities.

(3) Net interest margin is net interest income expressed as a percentage of average earnings assets.

         The following table describes the impact on the interest income of the Corporation resulting from changes in average balances and average rates for the periods indicated. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                            Volume and Rate Analysis

                                       June 30, 1996 compared                   Years Ended December 31,
                                      ------------------------      --------------------------------------------------------
                                           to June 30, 1995         1995 compared to 1994      1994 compared to 1993
                                    ----------------------------------------------------------------------- ----------------
                                            Change Due To:             Change Due To:             Change Due To:
                                                      Increase                    Increase                    Increase
                                      Volume   Rate  (Decrease) Volume    Rate   (Decrease) Volume     Rate  (Decrease)
                                                                         (Dollars in thousands)
Assets:
  Securities.......................   $  3     $  4     $  7    $ (1)     $(14)     $(15)    $(17)     $(23)   $(40)

Loans:
  Commercial.......................     94       30      124      97        44       141      373        (5)     368
  Real estate......................    109       46      155     230        54       284      138        10      148
  Installment......................    143      (10)     133     225        13       238      148        (5)     143
                                      ----    -----     ----    ----     -----      ----    -----     -----     -----
    Total Loans....................    346       66      412     552       111       663      659         -      659
Federal funds sold.................     18       (2)     (16)     22        19        41        2         5        7
                                      ----    -----      ---    ----     -----      ----    -----      ----     ----
  Total earning assets.............    367       68      435     573       116       689      644       (18)     626
                                      ----     ----      ---    ----      ----       ---     ----      ----     ----

Liabilities and Stockholder's Equity:
  Interest bearing deposits:
    Interest Checking..............      7        1        8      10        (1)        9       16        (1)      15
    Regular savings................     (1)       2        1     (48)       (6)      (54)      41       (22)      19
    Money market savings...........     12        7       19      11        (4)        7       (4)        9        5
    Certificates of deposit:
      $100,000 and over............     39       (3)      36      80        40       120        7        (4)       3
      Under $100,000...............    105        8      113     268        51       319      108       (10)      98
                                      ----     ----     ----    ----      ----      ----     ----      -----    ----
      Total interest bearing deposits  162       15      177     321        80       401      168       (28)     140


Short-term borrowings..............     (3)       2       (1)     (4)        1        (3)       4         -        4
Mortgage payable...................     (1)      (1)      (2)     (1)        -        (1)      (1)      (14)     (15)
Capital lease payable..............      -        1        1       6         -         6        3         -        3
Total interest-bearing liabilities.    158       17      175     322        81       403      174       (42)     132
                                      ----    -----     ----    ----      ----      ----     ----      ----     ----
Change in net interest income......   $209     $ 51     $260    $251      $ 35      $286     $470      $ 24     $494
                                      ====    =====     ====    ====      ====      ====     ====      ====     ====

Interest Sensitivity

         An important element of both earnings performance and liquidity is management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest-sensitive assets and interest-sensitive liabilities in a specific time interval. The gap can be managed by repricing assets or liabilities, by selling investments available-for-sale, by replacing an asset or liability at maturity, or by adjusting the interest rate during the life of an asset or liability. Matching the amounts of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net interest income in periods of rising or falling interest rates.

         The Corporation evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and pricing, funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk. These guidelines are based upon management's outlook regarding future interest rate movements, the state of the regional and national economy, and other financial and business risk factors.

         The following table illustrates the interest sensitivity gap position of the Corporation as of June 30, 1996. This table presents a position that existed at one particular day, that changes continually, and that is not necessarily indicative of the Corporation's position at any other time. The Corporation has significantly more interest earning assets adjustable within 90 days than interest bearing liabilities adjustable within the same period. As such, an increase in interest rates would increase the Corporation's net interest margin, and conversely, a decrease in interest rates would decrease the net interest margin.

                         Interest Sensitivity Analysis

                                                                                June 30, 1996 (1)
                                                                            Maturing Or Repricing In:
                                                ----------------------------------------------------------------------------------
                                                      Within            90-365            1-5           Over
                                                     90 Days             Days            Years         5 Years         Total
                                                     -------            ------           ------        -------         -----
                                                                              (Dollars in thousands)
Earning Assets:
  Loans(2).....................................      $10,363          $ 5,507           $16,738         $  385       $32,993
  Investment securities, at amortized cost.....          ___              100               298            267           665
  Securities available for sale, at fair value.          ___              ___               589            134           723
  Federal funds sold...........................        3,148                                                           3,148
                                                      ------          -------           -------         -------       -----
    Total Earning Assets.......................      $13,511          $ 5,607           $17,625         $  786       $37,529
                                                     =======          =======           =======         =======       =======
Interest-Bearing Liabilities:
  Interest checking(3).........................      $   ___          $  ___            $ 2,081         $  ___       $ 2,081
  Regular savings(3)...........................          ___             ___              5,057            ___         5,057
  Money market savings.........................        3,141             ___                ___            ___         3,141
  Certificates of deposit:
    $100,000 and over..........................        1,219           1,966              1,164            ___         4,349
    Under $100,000.............................        1,429           8,717              6,825                       16,971
                                                      ------          ------             ------          ------        ------
    Total Interest-Bearing Liabilities.........      $ 5,789         $10,683            $15,127         $    -       $31,599
                                                     =======          =======           =======        ========      =======
  Period gap...................................      $ 7,722         $(5,076)           $ 2,498         $  786       $ 5,930
  Cumulative gap...............................      $ 7,722         $ 2,646            $ 5,144         $5,930
  Ratio of cumulative gap to
    total earning assets.......................        20.58%           7.05%             13.71%         15.80%

- ------------------
(1) The repricing dates may differ from maturity dates for certain assets due to prepayment assumptions.
(2)      Excludes nonaccrual loans.
(3) The Corporation has determined that interest checking and savings accounts are not sensitive to changes in related market rates and therefore it has placed them in the 1 to 5 years column.

Securities

         Investment Securities. The carrying value of investment securities amounted to $665 thousand at June 30, 1996, compared to $926 thousand at December 31, 1995. The comparison of amortized cost to fair value is shown in
Note 2 of the notes to the consolidated financial statements. Note 2 also provides an analysis of gross unrealized gains and losses of investment securities. Investment securities consist of the following:

                       Portfolio of Investment Securities

                                                    June 30,                    December 31,
                                              -----------------------   ------------------------------
                                                1996       1995         1995        1994         1993
                                                ----       ----         ----        ----         ----
                                                                   (Dollars in thousands)
Book Value:
U.S. Treasury and other U.S.
government agencies and corporations.......  $   298     $   650      $   650      $   649       $  0
States of the U.S. and political
subdivisions...............................      251         150          150          150          0
Other securities...........................      116         134          126          147          0
                                               -----      ------       ------       ------        ---
  Total Securities.........................  $   665     $   934      $   926      $   946       $  0
                                               =====      ======       ======       ======        ===




         Securities Available for Sale. Securities available for sale are used as part of the Corporation's interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, the need to increase regulatory capital and other factors. The fair value of securities available for sale totaled $1.026 million at June 30, 1996, compared to $773 thousand at December 31, 1995. The comparison of fair market value to amortized cost is shown in Note 2 of the notes to the consolidated financial statements. Note 2 also provides an analysis of gross unrealized gains and losses of securities available for sale.

                         Securities Available for Sale

                                                                    June 30,                     December 31,
                                                           -----------------------       ---------------------------
                                                              1996       1995           1995         1994       1993
                                                              ----       ----           ----         ----       ----
                                                                              (Dollars in thousands)
Fair Value:
U.S. Treasury and other U.S.
government agencies and corporations..............         $  589     $   293        $   454      $   281     $   926
States of the U.S. and political
subdivisions......................................              0           0              0            0         160
Other securities..................................            437         279            319          263         472
                                                            -----       ------         ------       ------      ------
  Total Securities................................         $1,026     $   572        $   773      $   544     $ 1,558
                                                            =====       ======         ======       ======      ======


The Corporation does not hold any derivative instruments.

         The following table sets forth the maturity distribution and weighted average yields of the investment portfolio at June 30, 1996. The weighted average yields are calculated on the basis of book value of the investment portfolio and on the interest income of investments adjusted for amortization of premium and accretion of discount.

                           Maturities of Investments

                                                       June 30, 1996
                                   --------------------------------------------------------
                                                   Weighted                        Weighted
                                  Amortized  Fair  Average    Amortized    Fair     Average
                                      Cost  Value  Yield         Cost     Value     Yield
                                      ---------------------     --------------------------
                                        Held to Maturity            Available for Sale
                                      ---------------------     --------------------------
                                                    (Dollars in thousands)
U.S. Treasury and other
  U.S. government agencies
  and corporations
  After one year to five years ...   $298   $293    5.71%        $596     $589       5.99%
                                      ---   ----                 ----     ----
    Total.........................    298    293    5.71          596      589       5.99
                                     ----   ----                 ----     ----
Other Securities
  After one year to five years....    251    256    6.64            0        0       0.00
  Other...........................    116    117    7.33          137      134       7.54
                                      ---    ---                 ----     ----
    Total.........................    367    373    6.98          137      134       7.54
                                     ----    ---                 ----     ----
Total securities(1)(2)............   $665   $666    6.76%        $733     $723       6.22%
                                     ====    ===                 ====     ====

- ------------------
(1) Excludes equity securities without readily determinable fair values, at historical costs, as follows: Federal Reserve Bank - $139,550; Virginia Bankers Bank - $50,000; FHLB stock - $108,300 and CDC Stock - $5,000
(2)      The equity securities have no stated maturity date.

Loan Portfolio

         The Corporation's loan portfolio is comprised of commercial loans, construction loans, real estate loans, and consumer installment loans. The primary market in which the Corporation makes loans is the Northern Shenandoah Valley, which includes Frederick, Shenandoah, Warren and Clarke Counties, and the City of Winchester.

         Net loans consist of total loans minus the allowance for loan losses, and where applicable, unearned discounts. Net loans were $31.596 million at June 30, 1996, an 18.76% increase over June 30, 1995. Net loans were $28.774 million at December 31, 1995, 27.22% greater than net loans of $22.618 million at December 31, 1994. The average loans as a percentage of average earning assets was 90.79%, 90.41%, and 85.94% for the years ended December 31, 1995, 1994, and 1993, respectively, and was 91.48% as of June 30, 1996. The Bank does not and has not had any loans outstanding to foreign countries or for highly leveraged transactions.

         In the normal course of business, the Corporation makes various commitments and incurs certain contingent liabilities which are disclosed but not reflected in its financial statements. These commitments and contingent liabilities include commitments to extend credit and financial standby letters of credit. At June 30, 1996, commitments for financial standby letters of credit totaled $78 thousand and commitments to extend credit were $4.685 million. At December 31, 1995, commitments for financial standby letters of credit totaled $77 thousand and commitments to extend credit totaled $3.699 million. At December 31, 1994, commitments for financial standby letters of credit totaled $55 thousand and commitments to extend credit totaled $2.969 million.

         Interest income on installment, commercial, and real estate mortgage loans is computed on the principal balance outstanding. Most variable rate loans carry an interest rate tied to New York Prime, as published in the Wall Street Journal.

         The following table summarizes the composition of the loan portfolio at the dates indicated:

                                 Loan Portfolio

                                            June 30,                            December 31,
                                       -----------------         -----------------------------------------
                                       1996         1995         1994         1993        1992        1991
                                       ----         ----         ----         ----        ----        ----
                                                              (Dollars in thousands)
Commercial........................   $15,311      $13,315      $11,976      $ 7,566     $ 5,798     $ 7,132
Real estate construction..........     4,015        3,638        2,488        1,788         945       1,289
Real estate mortgage..............     5,747        6,133        4,924        5,807       2,508       2,875
Installment loans.................     6,987        6,081        3,529        3,213       1,773         711
                                     ------       ------       ------       ------      ------      ------
  Total Loans.....................    32,060       29,167       22,917       18,374      11,024      12,007
Less:
  Allowance for loan losses.......      (464)        (393)        (299)        (225)       (196)       (462)
                                     -------      -------      -------      -------     -------     -------
    Net loans.....................   $31,596      $28,774      $22,618      $18,149     $10,828     $11,545
                                      ======       ======       ======       ======      ======      ======


         The following table sets forth the composition of the Corporation's loan portfolio (by percentage) for the five years ended December 31, 1995, and the six months ended June 30, 1996:

                          Loan Portfolio by Percentage

                                            June 30,                                   December 31,
                                               1996           1995            1994           1993            1992           1991
                                               ----           ----            ----           ----            ----           ----
                                                                         (Dollars in thousands)
Commercial........................             47.76%         45.65%          52.26%         41.18%          52.59%         59.40%
Real estate construction..........             12.52          12.47           10.86           9.73            8.57          10.74
Real estate mortgage..............             17.93          21.03           21.48          31.60           22.76          23.94
Installment.......................             21.79          20.85           15.40          17.49           16.08           5.92
                                              ------         ------          ------         ------          ------         ------
    Total Loans...................            100.00%        100.00%         100.00%        100.00%         100.00%        100.00%
                                              ======         ======          ======         ======          ======         ======

         Real estate secured loans accounted for 30.45% of the loans outstanding at June 30, 1996. These loans are primarily secured by residential property. Commercial loans accounted for 47.76% of loans outstanding at June 30, 1996. Commercial loans are made for business purposes and may be secured by commercial real estate, demand deposits, stocks, and business equipment. Consumer installment loans accounted for 21.79% of loans outstanding at June 30, 1996. Consumer installment loans are normally loans to individuals for household, automobiles, home improvements, family, and other personal expenditures. Nonperforming loans as of June 30, 1996, totaled $64 thousand, or 0.20% of the total loan portfolio.

         The following table presents the maturities or repricing periods of selected loans outstanding at June 30, 1996:

                           Maturity Schedule of Loans

                                                             (Dollars in thousands)
                       1 year or less         1-5 years            After 5 years         Total(1)
                   -------------------  -------------------     -----------------   -----------------
                    Fixed    Variable     Fixed   Variable      Fixed   Variable      Fixed    Variable
                     Rate        Rate      Rate       Rate       Rate       Rate       Rate        Rate
June 30, 1996      $9,627      $6,243   $16,738        -0-       $385        -0-    $26,750      $6,243

- ------------------
(1)      Excludes nonaccrual loans.

Asset Quality

         The Corporation attempts to maintain the allowance for loan losses at a sufficient level to provide for potential losses in the loan portfolio. Loan losses are charged directly to the allowance when they occur, while recoveries are credited to the allowance. The provision for loan losses is determined periodically by senior management and lending officers based upon consideration of several factors, including changes in the character and size of the loan portfolio and related loan loss experience, a review and examination of overall loan quality which includes the assessment of problem loans, and an analysis of anticipated economic conditions in the market area. In addition, input from bank regulatory agencies that regularly review the loan portfolio as part of their examination process and advice from the Corporation's independent accountants are considered in reviewing and assessing the adequacy of the allowance for loan losses.

         An analysis of the allowance for loan losses, including charge-off activity, is presented below for the periods indicated:


                                                     ALLOWANCE FOR LOAN LOSSES

                                                SIX MONTHS
                                              ENDED JUNE 30,                          DECEMBER 31,
                                     ----------------------------  -------------------------------------------------
                                         1996      1995      1995         1994        1993         1992        1991
                                         ----      ----      ----         ----        ----         ----        ----
                                                            (Dollars in thousands)
Average total loans.................  $30,897   $24,506     $26,364     $20,997     $14,516      $10,948    $12,454

Balance, beginning of period........  $   393   $   299     $   299     $   225     $   196      $   462    $   110
Less charge offs:
  Commercial........................        _         _           5          68         ___          293      2,106
  Real Estate.......................        _         _          __         ___         ___          ___        ___
  Installment.......................        6         7          26          22           4           15
                                       ------    ------       -----       ------      ------      ------     ------
    Total Charge offs...............        6         7          31          90           4          308      2,106
                                       ------    ------       -----       ------      ------      ------     ------
Plus recoveries:
  Commercial........................        1         2           7          12           5          130        ___
  Real Estate.......................       __         _           _          __         ___          ___        ___
  Installment.......................        3         _           5           1          16            _          _
                                       ------   -------      ------       ------      ------      ------     ------
    Total recoveries................        4         2          12          13          21          130          0
                                       ------   -------      ------       ------     -------      ------     ------
Net (charge offs) recoveries........       (2)       (5)        (19)        (77)         17         (178)    (2,106)
Provision for loan losses...........       73        16         113         151          12          (88)     2,458
                                       ------   -------     -------      -------     -------      -------    -------
Balance, end of period..............   $  464   $   310    $    393     $   299      $  225     $    196   $    462
                                        ======    ======     ======      =======     =======      =======    =======
Allowance for loan losses to
  period end total loans............     1.45%     1.15%       1.35%       1.31%       1.22%        1.78%      3.85%
Allowance for loan losses to
  nonaccrual loans..................   725.00%   107.27%     873.33%     111.11%   1,184.21%        0.00%    130.51%
Net charge-offs (recoveries) to average
  loans ............................      .01%      .04%        .07%        .37%       (.12)%       1.63%     16.91%


         The allowance for loan losses is maintained at a level which in management's judgment is adequate to absorb credit losses inherent in the loan portfolio, although no assurance can be given in this regard due to competitive and economic uncertainties. Management believes that the June 30, 1996 allowance for loan losses was adequate at 1.45%. Management based such estimate on the quality of assets held and the strong local economy because of: (i) high quality and (ii) a strong local economy.

         A breakdown of the allowance for loan losses is provided in the following table. However, management of the Corporation does not believe that the allowance for loan losses can be fragmented by category with any precision that would be useful to investors. The breakdown of the allowance for loan losses is based primarily upon those factors discussed above in computing the allowance for loan losses as a whole. Because all of these factors are subject to change, the breakdown is not necessarily indicative of the category of future loan losses.

               ALLOCATION OF ALLOWANCE FOR LOAN LOSSES IN DOLLARS


                                  JUNE 30,                                                 DECEMBER 31,
                                  -------                        ----------------------------------------------------------------
                                    1996          1995           1995           1994           1993           1992           1991
                                    ----          ----           ----           ----           ----           ----           ----
                                                                (DOLLARS IN THOUSANDS)
Commercial                         $ 395          $264           $334           $278           $209           $182           $409
Real estate - construction            23            15             20              1              1              1             13
Real estate - mortgage                 9             6              8              4              3              2             29
Installment                           37            25             31             16             12             11             11
                                     ---           ---             --            ---            ---            ---            ---

Total allowance for loan
  losses                            $464          $310           $393           $299           $225           $196           $462
                                     ===           ===            ===            ===            ===            ===            ===

NONPERFORMING ASSETS

         The following table details information concerning nonaccrual and past due loans, as well as foreclosed assets, for the dates indicated:



                                                    NONPERFORMING ASSETS

                                      JUNE 30,                                             DECEMBER 31,
                                -----------------------          ----------------------------------------------------------------
                                 1996             1995            1995            1994             1993         1992         1991
                                 ----             ----            ----            ----             ----         ----         ----
                                                                    (DOLLARS IN THOUSANDS)
Nonaccrual loans                $  64           $  289          $   45           $  269          $   19        $    0      $  354
Other real estate owned(1)        236                -            236                 -               -             -           -
                                -----            ------          -----            ------          -----         -----       ------
  Total Nonperforming assets   $  300           $  289          $  281           $  269          $   19        $    0      $  354
                                =====            =====           =====            =====           =====         =====       ======
Loans past due 90 or more
  days accruing interest        $ 219            $  270          $ 215            $  587          $  16        $  247      $  349
Allowance for loan losses
  to nonaccrual loans          725.00%           107.27%        873.33%           111.11%      1,184.21%         0.00%     130.51%
Nonperforming assets to
  period end loans and
  other real estate owned        0.93              1.07           0.96              1.18           0.10          0.00        2.94


- ------------------
(1) The Corporation signed a contract to sell its largest piece of other real estate owned to an unrelated purchaser for cash, which is anticipated to close in late August 1996. If the transaction is consummated, the Corporation will reduce its portfolio of other real estate owned by more than 90%.

         Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent 90 days or more. If interest had been accrued on these loans for the six months of 1996, the interest income would have been $3 thousand.

Noninterest Income

         For the six month period ending June 30, 1996, noninterest income was $194 thousand, an increase of $93 thousand, or 92.08% compared to noninterest income of $101 thousand at June 30, 1995. For the twelve month period ended December 31, 1995, noninterest income increased to $281 thousand from $242 thousand in 1994, or 16.12%. Such increase is a direct result of the Corporation's increased volume of non-interest bearing deposits and the related fees and service charges.

Noninterest Expense

         Noninterest expense increased from $685 thousand for the six month period ended June 30, 1995, to $851 thousand for the same period ended June 30, 1996. The category with the largest increase, salaries and benefits, increased $84 thousand or 25.85%, as a result of salary adjustments due to changes in positions. Noninterest expense for 1995 was $1.435 million, up 22.13% over the comparable period of 1994. Noninterest expense for 1994 was $1.175 million, up 29.26%, over the comparable period for 1993.

Income Taxes

         There was no income tax expense in 1995, 1994, and 1993 due to utilization of a net operating loss carryforward. Under the Internal Revenue Code, the Corporation has net operating loss carryforwards available totaling $3.226 million at December 31, 1995. The carryforwards expire December 31, 2006. The full realization of the tax benefits associated with the carryforwards depends predominantly upon the recognition of ordinary income during the carryforwards period. Effective January 1, 1993, the Corporation adopted Statement of Financial

Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. See Note 8 to the Corporation's financial statements for related disclosures.

Deposits

         The Corporation primarily uses deposits to fund its loans and investment portfolio. For the six month period ended June 30, 1996, total average deposits were $34.206 million, compared to $26.616 million for the comparable period of 1995, a 28.52% increase. For the year ended December 31, 1995, total average deposits were $28.791 million, up 25.86% from $22.876 million for 1994. Average deposits for 1993 were $16.534 million. For the first six months of 1996, average noninterest bearing demand deposits were $5.203 million, up 28.34% from $4.054 million for the comparable 1995 period. For the year ended December 31, 1995, average noninterest bearing demand deposits were $4.034 million, up 16.76% from $3.455 million during 1994 and up 80.98% from $1.909 million during 1993. The largest category of interest bearing deposits is certificates of deposit under $100,000. For the six month period ended June 30, 1996, this category increased $3.954 million, or 35.28%, to $15.162 million from $11.208 million during the comparable period of 1995. Average certificates of deposit under $100,000 were $15,162 million at June 30, 1996, $12.488 million, $7.870 million and $5.846 million for the years 1995, 1994 and 1993, respectively.

         The Corporation offers individuals and small-to-medium sized businesses a variety of deposit accounts. These accounts, including checking, savings, money market, and certificates of deposit, are obtained primarily from the community that the Corporation services. Accordingly, the Corporation enjoys a stable core deposit base.

         The following table details the average amount of, and the average rate paid on, the following primary deposit categories, for the periods indicated:

                                      Average Deposits and Average Rates Paid

                                                 Six months
                                               ended June 30,                          Years ended December 31,
                                                   1996                  1995                   1994                  1993
                                           --------------------   --------------------   -------------------   -------------------
                                           Average    Average     Average    Average      Average   Average    Average     Average
                                           Balance       Rate     Balance       Rate      Balance      Rate    Balance       Rate
                                                                            (Dollars in thousands)
Interest-bearing deposits:

  Checking .............................   $ 2,154       2.79%    $ 1,756       2.73%     $ 1,375      2.84%  $   814         2.95%
  Regular savings ......................     4,823       3.32       5,009       3.15        6,543      3.24     4,721         4.09
  Money market savings .................     3,185       3.58       2,661       3.49        2,356      3.65     2,471         3.28
  Certificates of deposit:

    $100,000 and over ..................     3,679       5.71       2,843       5.84        1,277      3.60       773         5.56
    Under $100,000 .....................    15,162       5.88      12,488       5.91        7,870      5.32     5,846         5.49
                                           -------                 ------                  ------              ------
Total interest-bearing deposits..           29,003       4.95%     24,757       4.86%      19,421      4.13%   14,625         4.53%
Noninterest-bearing ....................     5,203                  4,034                   3,455               1,909
                                           -------                 ------                  ------              ------
Total deposits .........................   $34,206                $28,791                 $22,876             $16,534
                                           =======                =======                 =======             =======

         The following is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of June 30, 1996:

                                       Maturities of CDs of $100,000 or More

                                                  June 30, 1996
                                         ------------------------------
                                              Amount         Percent
                                             (Dollars in thousands)

Three months or less...................    $1,219              28.03%
Over three months to one year..........     1,966              45.21
Over one year to five years............     1,164              26.76
                                            -----             ------
  Total................................    $4,349             100.00%
                                            =====             ======



         For the six month period ended June 30, 1996, average certificates of deposit over $100,000 totaled $3.679 million. Average certificates of deposit in amounts of $100,000 or more were $2.843 million, $1.277 million, and $773 thousand at December 31, 1995, 1994 and 1993, respectively. As of June 30, 1996, and December 31, 1995, 1994, and 1993, average certificates over $100,000 represented 19.53%, 18.54%, 13.96%, and 1.68%, respectively, of the total certificates of deposit held on the respective dates. The Corporation competes with the major regional financial institutions for money market accounts and certificates of deposit less than $100,000. The Corporation has a relatively high level of rate sensitive assets and uses a system to adjust loan pricing to reflect its cost of funds, loan and funding maturities and loan-to-deposit ratio.

Short-Term Borrowings

         The Corporation occasionally finds it necessary to purchase federal funds on a short-term basis due to fluctuations in loan and deposit levels. The Corporation had no short-term borrowings with an average balance outstanding of more than 30% of stockholders' equity for the years ended December 31, 1995 and 1994.

Liquidity

         Liquidity represents an institution's ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, investments, and loans maturing within one year. As a result of the Corporation's management of liquid assets and the ability to generate liquidity through liability funding, management believes that the Corporation maintains overall liquidity sufficient to satisfy its depositors' requirements and meet its customers' credit needs.

                            Summary of Liquid Assets

                                                 June 30,                    December 31,
                                                 --------          --------------------------------
                                                   1996           1995           1994           1993
                                                   ----           ----           ----           ----
                                                             (Dollars in thousands)

Cash and due from banks                         $ 3,110        $ 2,283          $ 1,789        $ 1,119
Federal funds sold                                3,148          1,574              277            240
Investment securities(1)                              -            448              289            902
Available-for-sale securities                     1,026            774              544          1,558
                                                 ------         ------           ------         ------
Total liquid assets                             $ 7,284        $ 5,079          $ 2,899        $ 3,819
                                                 ======         ======           ======         ======
Deposits and other liabilities                  $38,648        $33,392          $25,438        $20,445

Ratio of liquid assets to
  deposits and other liabilities                 18.85%         15.21%           11.40%         18.68%

- ------------------
(1) Only investment securities with a maturity of one year or less are considered liquid assets for this table.

         As of June 30, 1996, the Corporation's liquidity position was tight, although it had improved somewhat from its position at December 31, 1995, as management continued its strategy to maximize earning assets in order to restore previously impaired capital. Deposit growth continued to be invested almost exclusively in loans and a minimal level of temporary investments. As of June 30, 1996, the Corporation had approximately $1.026 million in available-for-sale securities at its disposal. Furthermore, the Corporation maintains a $600 thousand federal funds line with a correspondent bank, and can borrow up to 50% of its capital on an unsecured basis from the Community Bankers' Bank. In addition, should additional liquidity be required, management has the ability to sell loans to other institutions to obtain additional capital as needed.

         Liquidity is monitored by the institution on several levels. The officers of the Corporation monitor liquidity on a monthly basis. In addition, the loan committee, which consists of several directors and officers, monitors the liquidity position on a biweekly basis. The results of both meetings are reviewed by the full board at its monthly meeting. The loan-to-deposit ratio is considered by management to be the key liquidity ratio. As of June 30, 1996, such ratio was 84.67%. At June 30, 1996, the Corporation had long term debt of $590 thousand and had no material commitments for capital expenditures.

Return on Equity and Assets

         The following table summarizes ratios considered to be significant indicators of the Corporation's profitability and financial condition during the periods indicated:

                                            Return on Equity and Assets

                                                Six Months
                                                  ended
                                                 June 30,         Years ended December 31,
                                                  1996(1)     1995        1994         1993
                                                   ----       ----        ----         ----
Return on average assets.......................   1.61%        1.31%       1.23%        0.42%
Return on average equity.......................  21.55        16.96       15.28         4.51
Average equity to average asset ratio..........   7.48         7.73        8.04         9.24

- ------------------
(1)   Percentages for the six months ended June 30, 1996, have been annualized.

Impact of Inflation and Changing Prices and Seasonality

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation.

         The Corporation's loans and deposits are not typically seasonal or cyclical.

Accounting Rule Changes

         FASB No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, establishes standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Statement is effective for fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

         FASB No. 122, Accounting for Mortgage Servicing Rights, amends FASB No. 65, Accounting for Certain Mortgage Banking Activities, to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securities those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. The Statement is effective for transactions in fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

         FASB No. 123, Accounting for Stock-Based Compensation, establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Examples are stock purchase plans, stock options, restricted stock, and stock appreciation rights. This Statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

         This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. The fair value based method is preferable to the Opinion 25 method for purposes of justifying a change in accounting principle under APB Opinion 20, Accounting Changes. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in this Statement had been applied.

         The Statement is effective for fiscal years beginning after December 15, 1995. The disclosures must include the pro forma effects of other awards granted in fiscal years beginning after December 31, 1994. The Statement is not expected to have a material impact on the Corporation.

                                    BUSINESS

General

         The Corporation is a bank holding corporation incorporated under the laws of the Commonwealth of Virginia in June 1989. The Corporation owns all of the outstanding stock of its subsidiary, The Marathon Bank ("Bank"), which was incorporated in August 1987 and acquired by the Corporation in October 1990, in accordance with the plan of exchange approved by the shareholders of the Bank in June 1990. The Corporation is headquartered in Frederick County, Virginia. The Corporation operates three offices. The original branch is located in Frederick County. The second branch, which opened in August of 1993, is located in the Town of Front Royal, Virginia. The third branch, which opened in February of 1995, is located in the City of Winchester, Virginia. Collectively, the three branches service the Northern Shenandoah Valley, which is comprised of Frederick County, Shenandoah County, Warren County, Clarke County, the City of Winchester, and the Town of Front Royal.

         The Corporation is engaged in the business of offering banking services to the general public. It offers checking accounts, savings and time deposits, and commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers travelers checks, safe deposit, collection, notary public, credit cards and other customary bank services. The Corporation is also becoming increasingly involved in the origination and sale of loans in the secondary mortgage market.

         The Corporation is the only independent community bank headquartered in the City of Winchester or Frederick County, Virginia. The Corporation's primary market is the Northern Shenandoah Valley, which includes Frederick County, where, based on total financial institution deposits at June 30, 1995, it was the fourth largest financial institution with approximately 11% of the market, Warren County, including the Town of Front Royal, where, based on total financial institution deposits at June 30, 1995, it was the ninth largest financial institution with approximately 4% of the market. The newest branch is located in the City of Winchester, the largest market in the four county area of Frederick, Warren, Shenandoah and Clarke Counties. Winchester and Front Royal are located at or near the intersections of I-81 and I-66 on the western fringe of the greater Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States.

         At June 30, 1996, the Corporation had $41.611 million in assets, $31.596 million in net loans, $37.866 million in deposits, and $2.963 million in stockholders' equity. It also had, at that date, a tax loss carryforward of $3.226 million. During the year ended December 31, 1995, the Corporation's net income grew 32.39% to $421 thousand from $318 thousand in 1994. In the six months ended June 30, 1996, the Corporation's net income increased 71.75% to $304 thousand from $177 thousand for the comparable period in 1995, while total assets increased 28.96% to $41.611 million at June 30, 1996 over the June 30, 1995 level. The annualized return on average assets and equity for the six months ended June 30, 1996 were 1.61% and 21.55%, respectively. Improvements in the Bank's earnings and size have been consistent since the employment by the Corporation of the current chief executive officer in 1992.

Credit Policies

         The Corporation employs extensive written policies and procedures to enhance management of credit risk. The loan portfolio is managed under a specifically defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for on-going identification and management of credit deterioration, and regular portfolio reviews to estimate loss exposure and to ascertain compliance with the Corporation's policies. The largest unsecured individual lending authority currently granted by the Corporation is $100,000. Loan applications in excess of $50,000 are reviewed by the Loan Committee on a weekly basis. The Loan Committee consists of the Chief Executive Officer and six additional directors.

         A major element of credit risk management is the diversification of risk. The Corporation's objective is to maintain a diverse loan portfolio to minimize the impact of any single event or set of circumstances. Concentration parameters are based upon individual risk factors, policy constraints, economic conditions, collateral, and products. The Corporation, as a matter of policy, generally does not extend credit to any single borrower or group of related borrowers in excess of $400,000. The Corporation generally does not make loans outside its market area, except for loan participations, unless the borrower has an established relationship with the Corporation and lives and conducts his principal business operations within the Corporation's market area. Consequently, the Corporation and its borrowers are directly affected by the economic conditions prevailing in its market area.

Lending Activities

         The Corporation's primary market focus is on making loans to small businesses and consumers in its local market area. Business and consumer installment loans secured by real estate represent the largest segment of the Corporation's loan portfolio. In addition, the Corporation also provides a wide range of business and consumer installment loans that are not secured by real property. The Corporation's lending activities are principally directed to its defined market area in the Northern Shenandoah Valley.

         Commercial Business Lending. The Corporation's commercial loans are made primarily to local service and retail oriented businesses for a variety of purposes, including revolving lines of credit, working capital loans, equipment financing loans, letters of credit, construction loans, and "mini-permanent" financing of commercial real estate. Pricing on commercial loans is generally tied to the depository relationship and/or the perceived risk involved in the credit.

         The Corporation normally looks to the borrower's cash flow and/or earnings as the principal source of repayment for commercial business loans, and most of these loans are both secured and personally guaranteed by the principals of such businesses.

         Real Estate Construction Lending. At June 30, 1996, real estate construction loans comprised $4.015 million, or 12.52%, of the Corporation's total loan portfolio.

         Mortgage Lending. The Corporation's real estate loan portfolio, a significant portion of which consists of business related loans secured by the owner's residence or commercial property, was approximately 30.45% of total loans at June 30, 1996. The mortgage portfolio consists primarily of loans for individual purposes with 15- to 25-year amortization schedules that mature with a balloon payment on the third or fifth anniversary of the loan.

         Consumer Installment Lending. The Corporation currently offers most types of consumer time and installment loans, including automobile loans and home equity lines of credit. The Corporation also extends other consumer credit through its overdraft protection program. At June 30, 1996, the Corporation's consumer installment loans, including home equity lines, were 21.79% of the total loan portfolio. The performance of the consumer installment loan portfolio is directly tied to and dependent upon the general economic conditions in the Corporation's market area.

         Credit Policies and Administration. The Corporation has adopted a comprehensive lending policy which includes stringent underwriting standards for all types of loans and pricing guidelines. In an effort to manage risk, all credit decisions in excess of the officer's lending authority must be approved prior to funding by the Loan Committee. Management believes that it employs experienced lending officers, secures appropriate collateral, and carefully monitors the financial conditions of its borrowers and the concentration of such loans in the Corporation's portfolio.

Market Area

         The Corporation has three branches located in the Northern Shenandoah Valley. The Shenandoah Valley is located on the I-81 corridor in Northwestern Virginia, and borders on the Washington-Baltimore Metropolitan Statistical Area, the fourth largest market in the United States. The Northern Shenandoah Valley is the home of major manufacturing facilities of 17 Fortune 500 companies. In addition, Warren County is becoming a significant center, in the Mid-Atlantic region, for manufacturing and distribution due to its proximity to the Virginia Inland Port. Pen-Tab Inc. opened a manufacturing and distribution center in the first quarter of 1996 which employs over 270 persons. Toray, Inc. recently broke ground on a $120 million full service manufacturing plant which will employ 120 persons in 1997 and over 500 persons by the year 2000. Major employers in the four county area include Valley Health Systems, Inc., Crown Cork and Seal, Automotive Industries Inc., National Fruit Products, Inc., Rubbermaid Commercial Products, General Electric, AT&T Communications, duPont, Inc. and O'Sullivan Corporation. The Corporation's headquarters and a branch office are located in Frederick County. The population of the City of Winchester and Frederick County is approximately 75,000. The local economy is driven by the manufacturing and service industries, with over 30% of the area's workforce engaged in manufacturing. The Corporation's third office is located in Front Royal, Virginia in Warren County. The combined population of Front Royal and Warren County is approximately 40,000. The principal employers are in the manufacturing service industries as well as state and local government. The Corporation also services Shenandoah and Clarke Counties. The approximate population of such areas are 33,000 and 12,000, respectively.

Competition

         The banking business in the Northern Shenandoah Valley (the counties of Frederick, Clarke, Shenandoah, and Warren, Virginia and the City of Winchester), the area served by the Corporation is highly competitive with respect to both loans and deposits. In the Corporation's primary service area, there are approximately eleven commercial banks and savings and loans (including six large, Virginia-wide and national banks with multiple offices); offering services ranging from deposits and real estate loans to full service banking. The Corporation is the newest and smallest commercial bank in its service area, in addition, there can be no assurance that other financial institutions, with substantially greater resources than the Corporation, will not establish operations in the service area.

Properties

         The Corporation's office is located at 4095 Valley Pike, Winchester, Virginia, in property owned by the Corporation.

         In July 1996, the Bank's branch located in the Town of Front Royal moved into a newly constructed building located in the Post Office Plaza at 300 Warren Avenue. The Corporation leased the property from a related party under a 20 year lease with no renewal options. See "Management - Indebtedness and Other Transactions."

         On February 13, 1995, the Corporation opened its Winchester Branch at 1041 Berryville Avenue in the City of Winchester, Virginia. The Corporation has a five year lease, with two five year options.

Employees

         At June 30, 1996, the Corporation had the equivalent of 29 full-time employees. None of its employees is represented by any collective bargaining unit. The Corporation considers relations with its employees to be good.

Legal Proceedings

         In the course of its operations, the Corporation is party to various legal proceedings. The Corporation does not believe that the outcome of these lawsuits, individually or in the aggregate, will have a material adverse effect on the Bank's business, financial position, or results of operations.

Supervision and Regulation

         The Bank is subject to state and federal banking laws and regulations which impose specific requirements or restrictions and provide for general regulatory oversight with respect to virtually all aspects of its operations. The following is a brief summary of certain statutes and regulations affecting the Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below, and it is not intended to be an exhaustive description of all laws applicable to the business of the Bank. Any change in applicable laws or regulations may have a material effect on the business and prospects of the Corporation.

         State Chartered Banks. The Bank is a state-chartered bank, organized under Virginia law. It is also a member of the Federal Reserve System and, therefore, is supervised and examined by the Federal Reserve, its primary federal regulator. The Federal Reserve and Bureau of Financial Institutions ("BFI") conduct regular examinations of the Bank, reviewing the adequacy of its allowance for loan losses, quality of loans and investments, propriety of management practices, compliance with laws and regulations and other aspects of its operations. In addition to these regular examinations, the Bank must furnish the Federal Reserve with quarterly reports containing detailed financial statements and schedules. The Federal Deposit Insurance Corporation ("FDIC"), which provides deposit insurance, also has authority to examine and regulate the Bank.

         Federal and state banking laws and regulations govern all areas of the operations of the Bank, including maintenance of cash reserves, loans, mortgages, maintenance of minimum capital, payment of dividends, and establishment of branch offices. Federal and state bank regulatory agencies also have the general authority to eliminate dividends paid by insured banks if such payment is deemed to constitute an unsafe or unsound practice. The Federal Reserve has authority to impose penalties, initiate civil administrative actions, and take other steps to prevent the Bank Subsidiaries from engaging in unsafe or unsound practices. In this regard, the Federal Reserve has adopted capital adequacy requirements applicable to its member banks. See "Supervision and Regulation of the Corporation - Capital Requirements" below.

Supervision and Regulation of the Corporation

         General. As a bank holding company, the Corporation is subject to state and federal banking and bank holding company laws and regulations which impose specific requirements or restrictions and provide for general regulatory oversight with respect to virtually all aspects of its operations. The following is a brief summary of certain statutes and regulations affecting the Corporation. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below, and is not intended to be an exhaustive description of all laws applicable to the Corporation's operations. Any change in applicable laws or regulations may have a material effect on the business and prospects of the Corporation.

         Bank Holding Companies. As a bank holding company registered under the Bank Holding Company Act ("BHC Act"), the Corporation is subject to regulation by the Federal Reserve. The Federal Reserve has jurisdiction under the BHC Act to approve any bank or nonbank acquisition, merger or consolidation proposed by a bank holding company. The BHC Act generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

         The BHC Act formerly prohibited the Federal Reserve from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries were principally conducted, unless such an acquisition was specifically authorized by statute of the state in which the bank whose shares were to be acquired was located. However, under recently enacted federal legislation, the restriction on interstate acquisitions was abolished effective September 29, 1995, and bank holding companies from any state may now acquire banks and bank holding companies located in any other state. Banks also will be able to branch across state lines effective June 1, 1997, provided certain conditions are met, including that applicable state law must expressly permit such interstate branching. Under Virginia law effective July 1, 1995, Virginia banks can branch across state lines in those states with which Virginia has reciprocal agreements.

         There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

         The Federal Deposit Insurance Act also provides that amounts received from the liquidation or other dissolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholder. This provision would give depositors a preference over general and subordinated creditors and shareholders in the event a receiver is appointed to distribute the assets of any of the Corporation's subsidiaries.

         The Corporation is registered under the bank holding company laws of Virginia. Accordingly, the Corporation and the Bank are also subject to regulation and supervision by the BFI.

         Capital Requirements. The Federal Reserve, the Office of the Comptroller of the Currency and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirements of these federal bank regulatory agencies, the Bank is required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital," which consists principally of common and certain qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder, "Tier 2 capital," consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. The Tier 1 and total capital to risk-weighted asset ratios of the Corporation as of June 30, 1996 were 9.20% and 10.45%, respectively, exceeding the minimums required.

         In addition, each of the federal regulatory agencies has established a minimum leverage capital ratio (Tier 1 capital to average tangible assets). These guidelines provide for a minimum ratio of 3% for banks and bank holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum. The leverage ratio of the Bank as of June 30, 1996, was 7.88%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

         The following table sets forth in detail the various capital ratios of the Bank at the dates indicated:

                                                Analysis of Capital

                                                   June 30,                             December 31,
                                                 ----------                       -----------------------
                                            1996           1995           1995             1994             1993
                                            ----           ----           ----             ----             ----
                                                                      (Dollars in thousands)
Tier 1 Capital:
  Noncumulative preferred stock........   $              $ 1,003        $     -          $ 1,003          $ 1,003
  Common stock.........................     1,306          1,079          1,306            1,079            1,069
  Capital surplus......................     5,110          4,199          5,110            4,199            4,159
  Retained earnings (deficit)..........    (3,443)        (3,852)        (3,747)          (4,029)          (4,297)
    Less: Intangibles..................         -              -              -               (5)             (18)
                                          -------        -------        -------          -------          -------
    Total Tier 1 capital...............   $ 2,973         $2,429        $ 2,669          $ 2,247          $ 1,916
Tier 2 Capital:
  Allowance for loan losses(1).........       404            310        $   340          $   280          $   225
                                          -------        -------        -------          -------          -------
    Total risk-based Capital...........   $ 3,377         $2,739         $3,009          $ 2,527          $ 2,141
                                          =======        =======        =======          =======          =======
Risk-weighted assets...................   $32,309        $26,419        $28,390          $22,380          $17,961
Capital Ratios:
  Tier 1 risk-based capital ratio......      9.20%          9.19%          9.40%           10.04%           10.67%
  Total risk-based capital ratio.......     10.45          10.37          10.60            11.29            11.92
  Tier 1 capital to average adjusted
    total assets.......................      7.88           8.10           8.32             8.69             9.99

- ------------------
(1)      Limited to 1.25% of risk weighted assets.

         Deposit Insurance. The deposits of the Bank are insured up to $100,000 per insured depositor (as defined by law and regulation) by the FDIC through the BIF. The BIF are administered and managed by the FDIC. As insurer, the FDIC is authorized to conduct examinations of and to require reporting by SAIF and BIF-insured institutions. FIRREA also authorizes the FDIC to prohibit any SAIF and BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the SAIF and BIF. The FDIC also has the authority to initiate enforcement actions against savings institutions, after first giving the OTS an opportunity to take such action.

         From time to time, there are various proposals that involve increasing the deposit insurance premiums paid by banks and/or savings institutions. The Corporation is unable to predict whether or to what extent the rates that the Bank pays for federal deposit insurance may increase in future periods as a result of such proposals. Such increases would adversely affect its operations.

         The FDIC may terminate the deposit insurance of any depository institution, including the Bank's, if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

         On December 15, 1994, the Federal Reserve Board, the Office of Thrift Supervision, the Office of the Controller of the Currency ("OCC"), and the FDIC (collectively the "agencies") issued a final rule entitled, Risk- Based Capital Standards; Concentration of Credit Risk and Risks of Nontraditional Activities. The final rule amends the risk-based capital standards by explicitly identifying concentrations of credit risk and certain risks arising from nontraditional activities, as well as an institution's ability to manage these risks, as important factors in assessing an institution's overall capital adequacy. While no quantitative measure of such risk is included in the final rule, to the extent appropriate, the agencies will issue examination guidelines on new developments in nontraditional activities or concentrations of credit to ensure that adequate account is taken of the risks of these activities. Moreover, the agencies also believe that institutions identified through the examination process as having significant exposure to concentration of credit risk or as not adequately managing concentration risks should hold capital in excess of the regulatory minimums. Therefore, due to the subjective nature of this final rule, the Corporation is unable to determine what effect, if any, this rule may have on regulatory capital requirements.

         On August 2, 1995, the OCC, the Federal Reserve Board, and the FDIC (collectively the "banking agencies") issued a final rule entitled, Risk-Based Capital Standards; Interest Rate Risk. The final rule implements minimum capital standards for interest rate risk exposures in a two-step process. The final rule implements the first step of that process by revising the capital standards of the banking agencies to explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating a bank's capital adequacy. The banking agencies intend to implement this rule on a case-by-case basis during the examination process. The second step of the banking agencies' process will be to issue a proposed rule that would establish an explicit minimum capital charge for interest rate risk, based on the level of the bank's measured interest rate risk exposure. Due to the subjective nature of the first phase of this final rule, the Corporation is unable to determine what effect, if any, this rule may have on its regulatory capital requirements.

         On November 16, 1995, the Federal Reserve Board issued guidelines entitled, Federal Reserve Guidelines for Rating Risk Management at State Member Banks and Bank Holding Companies (the "Guidelines"). The Guidelines specify that principles of sound management should apply to the entire spectrum of risks facing a banking institution including, but not limited to, credit, market, liquidity, operational, legal, and reputational risk and that, for state member banks, a single numerical rating for risk management should be provided as part of the examination process. The Guidelines also specify that examination reports should make reference to the types and nature of corrective actions that need to be taken by institutions to address noted risk management and internal control deficiencies. Where appropriate, institutions should also be advised that the Federal Reserve Board will initiate supervisory actions if the failure to separate critical operational duties creates the potential for serious losses or if material deficiencies or situations that threaten the safe and sound conduct of their activities are not adequately addressed in a timely manner. Due to the subjective nature of the risk-management evaluation, the Corporation is not able to determine what effect, if any, this rule may have on the operation of the Corporation.

         Community Reinvestment Act. The federal supervisory agencies share authority to implement regulations under the Community Reinvestment Act of 1979, as amended ("CRA"). The general purpose of the CRA is to encourage lenders, while operating safely and soundly, to meet the credit needs of their communities. The CRA specifically directs regulators, when examining a lender, to assess the lender's record of helping to meet the credit needs of its entire community, including low and moderate-income neighborhoods. For example, the regulators will evaluate and take into account a lender's record of meeting its community credit needs when evaluating a lender's application for creation of a new branch. The Bank has always had a "Satisfactory" rating with respect to their compliance with the CRA. The Corporation itself has not been examined or received a CRA rating.

         As a result of a Presidential initiative, each of the federal banking agencies, including the FDIC, issued a notice of proposed rule making in October of 1994 to replace the current CRA assessment system with a new evaluation system that would rate institutions based on their actual performance (rather than efforts) in meeting community credit needs. The final rule retains, to a significant extent, the principles and structures underlying the

1994 proposal and will be phased in over 1996 and 1997. The Corporation is currently studying the new CRA regulations and determining whether the regulations would require changes to the CRA action plans of the Bank.

         Governmental Monetary Policies and Economic Controls. The Corporation and the Bank are affected by monetary policies of regulatory authorities, including the Federal Reserve, which regulates the national money supply in order to mitigate recessionary and inflationary pressures. Among the techniques available to the Federal Reserve are engaging in open market transactions in United States Government securities, changing the discount rate on bank borrowings, and changing reserve requirements against bank deposits. These techniques are used in varying combinations to influence the overall growth of bank loans, investments and deposits. Their use may also affect interest rates charged on loans or paid on deposits. The effect of governmental policies on the earnings of the Corporation cannot be predicted.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions of the Corporation's Directors and Executive Officers.

                                                                                    Director of the
        Name                       Age               Position                     Bank/Corporation Since

Class I

Frank H. Brumback                  71        Chairman of the Board                        1987

Robert W. Claytor                  48        Director                                     1987

Clifton L. Good                    59        Director                                     1987

Donald L. Unger                    54        Director, President and                      1992
                                              Chief Executive Officer

Class II

Joseph W. Hollis                   42        Director                                     1987

Gerald H. Kidwell                  74        Director                                     1987

Lewis W. Spangler                  54        Director                                     1987

Thomas W. Grove                    56        Director                                     1992

Class III

W. Houston Board, III              49        Director                                     1987

Ralph S. Gregory                   57        Director                                     1987

George R. Irvin, Jr.               60        Director                                     1987

Class I Directors

         Frank H. Brumback is 71 years old and has served as a director of the Corporation since 1989 and a director of the Bank since 1987. He is Chairman of the Bank and the Corporation; Vice President of Woodbine Farms, Incorporated (orchardist) in Winchester, Virginia, and President of BGW, Incorporated (real estate) in Winchester, Virginia

         Robert W. Claytor is 48 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President and General Manager of H. N. Funkhouser & Company (petroleum distributor) in Winchester, Virginia.

         Clifton L. Good is 59 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is retired and the former President of Clifton L. Good Realty, Incorporated in Front Royal, Virginia.

         Donald L. Unger is 54 years old and has served as a director of the Corporation since 1992 and of the Bank since 1992. He has served as President and Chief Executive Officer of The Marathon Bank and of the Corporation since April 1992.

Class II Directors

         Joseph W. Hollis is 42 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of B. J. Sager (beer distributor) in Winchester, Virginia.

         Gerald H. Kidwell is 74 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is a farmer and former budget analyst with the federal government in Washington, D.C.

         Lewis W. Spangler is 54 years old and has served as a director of the Corporation since 1989 ard of the Bank since 1987. He is Vice President of Jones & Frank Corporation (petroleum equipment sales and distribution) in Winchester, Virginia; and Vice President and Manager of Oil Equipment Properties (real estate in Winchester, Virginia).

         Thomas W. Grove is 56 years old and has served as a director of the Corporation since 1992 and of the Bank since 1993. He is President of T. W. Grove Construction, Inc. in Front Royal, Virginia.

Class III Directors

         W. Houston Board, III is 49 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President and a Director of B.T.B., Inc. (tire dealer) in Front Royal and Winchester, Virginia.

         Ralph S. Gregory is 57 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of Gregory's Incorporated (commercial contractor) in Stephens City, Virginia.

         George R. Irvin, Jr. is 60 years old and has served as a director of the Corporation since 1989 and of the Bank since 1987. He is retired and the former chairman of Irvin, Incorporated (wholesale candy and tobacco distributor) in Edinburg, Virginia.

Board Committees

         The Corporation's Board of Directors meets monthly and also holds an organizational meeting following the conclusion of the Annual Meeting of Stockholders. Special meetings are held when necessary. The Board of Directors met 12 times during the fiscal year ended December 31, 1995. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees on which he served.

         The Board of Directors of the Corporation has standing Audit, Loan and Personnel Committees.

         The Audit Committee is responsible for receiving the audit and examination reports of the internal accounting staff, the independent public accountants and the banking examiners. The Audit Committee held five meetings in 1995. The present members of the Audit Committee are Messrs. Hollis, Board, Good and Kidwell.

         The Loan Committee considers new loan applications which are in excess of individual officer limits and monitors (with management) the Corporation's loan portfolio. The Loan Committee held 36 meetings in 1995. The present members of the Loan Committee are Messrs. Claytor, Good, Gregory, Brumback, Spangler, Grove, Kidwell and Unger.

         The Personnel Committee is responsible for supervising, hiring and setting compensation levels for the Bank's personnel. The Personnel Committee met two times in 1995. The present members of the Personnel Committee are Messrs. Irvin, Claytor, Hollis, Spangler and Unger.

Indebtedness and Other Transactions

         Certain directors and executive officers of the Corporation, members of their immediate families and corporations, partnerships and other entities with which such persons are associated are customers of the Corporation. As such, they had transactions in the ordinary course of business with the Corporation during the fiscal year ended December 31, 1995, and will have additional transactions with the Corporation in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business and upon substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features. At June 30, 1996, loans from the Corporation to all executive officers and directors, their immediate families and/or affiliated companies in which they are principals amounted to approximately $1.460 million. This amount represented approximately 49.27% of the stockholders' equity of the Corporation as of June 30, 1996.

         On July 1, 1996, the Corporation entered into a 20 year property lease with Post Office Plaza, L.C. ("Related Party"), a limited liability corporation, which is owned 25% by Donald L. Unger, President, Chief Executive Officer and a director of the Corporation, and 25% by Thomas W. Grove, a director of the Corporation. The lease provides for fixed annual payments in the amount of $46,153 for the first five years of the term, after which payments increase annually in conjunction with the consumer price index. Prior to the consummation of such lease, the Corporation was permitted to finance and construct a branch facility on such property with the understanding that upon completion of the construction the Corporation would enter into a long term lease with the Related Party and the Related Party would reimburse the Corporation for all direct costs incurred with respect to the construction of the branch. As of June 30, 1996, the project was substantially complete, the Corporation had invested $237,365 in construction costs for which the Related Party had verbally committed to reimburse the Corporation upon consummation of the lease.

         Prior to the execution of the aforementioned Post Office Plaza lease, the Corporation maintained a portable branch facility on property owned by the Related Party. The Corporation paid $500 per month to the Related Party for such use.

Directors' Compensation

         The Corporation's Directors receive a fee of $250 per meeting for their services. Committee members receive $35 per meeting as compensation for their services.

Executive Compensation

         The following table presents information concerning the annual and long-term compensation of Donald L. Unger who was, at December 31, 1995, the Corporation's chief executive officer. This table presents compensation for services rendered in all capacities to the Corporation in 1995, 1994 and 1993.

                                            Summary Compensation Table

                                                                                                                 All Other
                                                                         Annual Compensation                  Compensation(1)
                                                           ---------------------------------------------     -----------------
                                            Fiscal                                        Other Annual
         Name and Principal                 Year           Salary          Bonus         Compensation(2)
         Donald L. Unger                    1995          $100,000        $7,000            $14,600               $2,000
           President and CEO                1994           100,000         7,000             14,600                2,000
                                            1993           100,000           0               14,600                  0

(1) Reflects the Corporation's matching contribution under its 401(k) retirement plan.
(2) Represents deferred compensation payable to Mr. Unger upon termination of employment, payment of Mr. Unger's country club dues and the value of the use of a company vehicle.

         The following table presents, for the executive officer listed in the Summary Compensation Table, information regarding (i) his exercise of stock options in 1995 and (ii) the number and value of all his unexercised stock options at December 31, 1995.

                               Aggregated Option Exercises in 1995 and December 31, 1995 Option Values
                         ---------------------------------------------------------------------------------------------------
                                                                        Number of Unexercised         Value of Unexercised
                                                                              Options at             in-the-money Options at
                              Shares                                     December 31, 1995(#)          December 31, 1995($)
                           Acquired on          Value Realized               Exercisable/                  Exercisable/
     Name                  Exercise (#)       Upon Exercise ($)             Unexercisable                Unexercisable(1)
     ----                  ------------       -----------------          --------------------        -----------------------
Donald L. Unger                 0                    $0                         500/0                          $0

(1)      Based upon a market value of $5.00 per share.


Chief Executive Officer Employment Agreement and Incentive Bonus Plan

         The Corporation and Donald L. Unger, President and Chief Executive Officer, entered into a written employment agreement on April 13, 1992, to be effective as of April 13, 1992 ("Unger Employment Agreement"). The Unger Employment Agreement provides that Mr. Unger will serve on the Board of Directors of the Corporation, subject to shareholder election, until his employment ends. Under the terms of the Unger Employment Agreement, Mr. Unger receives an annual salary of $100,000, together with certain other customary benefits. In the event of a change of control of the Corporation (as defined in the Unger Employment Agreement), Mr. Unger will receive a one time cash payment equal to his annual salary at the date of change of control multiplied by the percentage by which the Corporation's appraised value exceeds its book value. Such payment is not to exceed 300% of Mr. Unger's annual salary at the date of change in control.

Employee Benefit Plans

         The Corporation has adopted a plan that is qualified under Section 401(k) of the Internal Revenue Code for the benefit of its eligible employees. Employees are not required to contribute to the plan but may contribute, subject to the statutory maximum, from their annual salary before taxes. Employees who have attained age 21 and completed six months of service are eligible to participate in the plan beginning on the January 1 or July 1 following their six-month anniversary. The Corporation made a contribution to the plan for the year ending December 31, 1995 in the amount of $9,601. No contributions were made for the years ending December 31, 1994 and 1993.

Security Ownership of Management

         The following table sets forth for (i) each director and executive officer of the Corporation, (ii) each beneficial owner of 5% or more of the outstanding shares of the Corporation's Common Stock, and (iii) all directors and executive officers of the Corporation as a group: (1) the number of shares of the Corporation's Common Stock beneficially owned on June 30, 1996 and (2) the percentage of ownership of outstanding shares of the Bank's Common Stock on said date. All of the Corporation's directors and executive officers receive mail at the Corporation's principal executive office at 4095 Valley Pike, Winchester, Virginia 22602.


         Name of                            Number of Shares                     Percent of
     Beneficial Owner                    Beneficially Owned(1)                    of Class
W. Houston Board, III                            19,660                            2.09%

Frank H. Brumback                                35,323(2)                         2.70

Robert W. Claytor                                44,679(3)                         3.42

Clifton L. Good                                  49,363(4)                         3.78

Ralph S. Gregory                                 69,547(5)                         5.32

Thomas W. Grove                                   8,520                            0.66

Joseph W. Hollis                                 57,951(6)                         4.40

George R. Irvin, Jr.                             54,012(7)                         4.55

Gerald H. Kidwell                                55,029(8)                         4.21

Lewis W. Spangler                                39,267(9)                         3.01

Donald L. Unger                                   4,019(10)                        0.31

Beneficial ownership of Common                  450,014                           34.45
Stock; by all directors and executive
officers as a group (11 persons)


(1) In calculating the number of shares of Common Stock which are beneficially owned (and thus the percentage of Common Stock beneficially owned), a person is deemed to own Common Stock if that person has the right to acquire beneficial ownership of Common Stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.
(2)      Includes 16,802 shares held jointly.
(3) Includes 34,869 shares held by, or jointly with, spouses, children or trusts.
(4) Includes 40,966 shares held by, or jointly with, spouses, children or trusts or Clifton L. Good Realty, Incorporated.
(5) Includes 58,021 shares held by, or jointly with, spouses, children or trusts.
(6) Includes 39,276 shares held by, or jointly with, spouses, children or trusts.
(7) Includes 1,110 shares held by, or jointly with, spouses, children or trusts.
(8) Includes 54,020 shares held by, or jointly with, spouses, children or trusts.
(9) Includes 402 shares held by, or jointly with, spouses, children or trusts.
(10) Includes 19 shares held by, or jointly with, spouses, children or trusts.

Unless otherwise indicated in the footnotes above, the individuals named above have sole voting and dispositive powers over the shares beneficially owned by them.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

         The Corporation's Articles of Incorporation authorize 20,000,000 shares of Common Stock, par value $1.00, of which 1,306,303 shares were issued and outstanding on June 30, 1996. The Articles of Incorporation also authorize 1,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding at June 30, 1996.

Characteristics of Common Stock

         Certain characteristics of the Corporation's Common Stock are summarized below:

         Dividend Rights. The Corporation may pay dividends as declared from time to time by the Board of Directors out of funds legally available therefor, subject to certain restrictions imposed by federal and state laws. See "Business
- - Supervision and Regulation - Limits on Dividends and Other Payments." The holders of Common Stock are entitled to receive and share equally in any dividends as may be declared by the Board of Directors.

         Voting Rights. In all elections of directors, each stockholder has the right to cast one vote for each share of Common Stock owned by him and is entitled to vote for as many persons as there are directors to be elected. Stockholders of the Corporation do not have cumulative voting rights. On any other question to be determined by a vote of shares at any meeting of stockholders, each stockholder shall be entitled to one vote for each share of Common Stock owned by him and entitled to vote.

         Liquidation Rights. Upon liquidation, after payment of all creditors, including without limitation the liquidation preference per share of preferred stock, if any is outstanding, the remaining assets of the Corporation would be distributed to the holders of the Common Stock on a pro rata basis.

         Preemptive Rights. Holders of Common Stock have no preemptive rights with respect to the issuance of additional shares of Common Stock.

        Calls and Assessments. All Common Stock outstanding is fully paid and nonassessable.

         Reports to Stockholders. The Corporation furnishes its stockholders with annual reports, including audited financial statements, as well as quarterly reports containing unaudited financial information.

         Transfer Agent.  The Corporation acts as its own transfer agent.

Characteristics of Preferred Stock

         The Board of Directors may determine the preferences, limitations, and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class or series of shares of Preferred Stock before the issuance of any shares of that class or series.

Warrants to Acquire Common Stock

         As part of the recapitalization of the Corporation in 1992, the Corporation, in private placements, issued two rounds of Common Stock at $5.00 per share, convertible Preferred Stock convertible into Common Stock at $5.00 per share (which has since been converted) and warrants to purchase Common Stock at $5.00 per share. At

June 30, 1996, there were warrants to purchase 200,688 shares of Common Stock outstanding which are exercisable through June 30, 1997.

Limitations on Liability of Directors

         Section 13.1-692.1 of the Virginia Stock Corporation Act ("Virginia Act") authorizes a Virginia corporation to reduce or eliminate the damages that can be assessed against an officer or director arising out of a single transaction. The Corporation's bylaws provide that no member of the Corporation's Board of Directors shall be liable for any amount in any proceeding brought against him or her as a director. The Virginia Act provides that the liability of a director may not be limited if the director engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

Indemnification of Directors

         Sections 13.1-697 and 13.1-698 of the Virginia Act set forth certain provisions regarding the indemnification of directors. Generally, these provisions of the Virginia Act allow a corporation to indemnify a director if:
(i) he conducted himself in good faith; (ii) he believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Under the Virginia Act, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in any other proceeding charging improper personal benefit to him, in which he is adjudged liable on the basis that personal benefit was improperly received by him. The Virginia Act also prohibits indemnification of a director for willful misconduct or a knowing violation of the criminal law.

         The Corporation's Articles of Incorporation call for the indemnification of (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (b) any Director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law.

Federal Law Restrictions on Acquisition of the Bank

         Under the Bank Holding Company Act of 1956 ("BHCA") and regulations promulgated thereunder by the Federal Reserve, no company may acquire "control" of institutions that offer demand deposit accounts and make commercial loans without the prior approval of the Federal Reserve. The ownership of, control, holding with power to vote of, or holding proxies representing 25% or more of any class of voting securities is presumed to be a "controlling" interest under the BHCA, and, depending on the circumstances, control may be found to exist below this level of ownership. Any company acquiring such control would become a bank holding company, would be subject to certain limitations and prohibitions on its operations, and would become subject to registration, examination and supervision by the Federal Reserve. The Federal Reserve may withhold approval of an application to become a bank holding company on certain specified grounds.

Articles of Incorporation

         Limitation on Ownership in Excess of 9.99%. The Articles of Incorporation restrict the transfer, sale, assignment, gift, pledge, or bequest of a beneficial interest in common stock of the Corporation to an "interested shareholder" without prior approval by a majority of the Corporation's Board of Directors.

         An "interested shareholder" is any person, firm, corporation, partnership, joint venture, or other entity whom either directly or indirectly, through the use of an associate or affiliate, is or becomes a beneficial owner of stock in excess of 9.99% of the total outstanding common shares of the Corporation. Any shares acquired in excess of the 9.99% threshold will be considered excess shares, and such transfer will be considered null and void.

         Such restriction is marked conspicuously on the front and back of the stock certificate in compliance with Section 13.1-648.B of the Virginia Code requiring adequate notification of any such restriction.

         The Corporation's Articles of Incorporation provide for a classified Board of Directors which is divided into three classes, with each class serving a three-year term and one class of directors being elected each year. In addition to classifying the Board of Directors, the Articles of Incorporation also provide, subject to the rights of holders of any outstanding preferred stock, that directors can be removed during their terms of office for cause only by the affirmative vote of the holders of more than two-thirds of the then outstanding voting shares. Thus, holders of a majority (but less than two-thirds) of the Corporation's outstanding shares might not be able to remove a director, even for cause, for up to three years. The Articles of Incorporation also would require the affirmative vote of more than two-thirds of the outstanding voting shares to increase or decrease the number of directors by more than 30% of the number of directors last elected by the stockholders.

         The Corporation has not adopted many of the conventional anti-takeover provisions such as a fair-price charter amendment, a super-majority vote charter amendment, or an anti-greenmail charter amendment. The Articles of Incorporation do, however, as permitted by Virginia law, in addition to staggering the terms of the members of the Board of Directors, provide the Board of Directors with flexibility to eliminate the right of stockholders to call a special meeting and, as explained below, to fix the stockholder vote required for certain corporate actions.

         Virginia law provides that certain significant corporate actions must be approved by a vote of more than two-thirds of the votes entitled to be cast on the matter, unless the Articles of Incorporation provide otherwise. These actions include amendments to a corporation's articles of incorporation, plans of merger or exchange, sales of substantially all assets other than in the ordinary course of business or plans of dissolution ("Fundamental Actions"). Virginia law also provides that a corporation's articles of incorporation may either increase the vote required to approve Fundamental Actions or decrease the required vote to not less than a majority of all the votes cast by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists.

         The Articles of Incorporation decrease the stockholder vote required to approve amendments to the Articles of Incorporation to a majority of the shares cast on such proposed amendments, unless the Board of Directors conditions its submission of a proposed amendment on receipt of a greater vote. The Articles of Incorporation also provide that, unless the Board of Directors conditions its submission of a proposed Fundamental Action (other than an amendment to the Articles of Incorporation) on receipt of a greater vote, any Fundamental Action that requires stockholder approval must be approved by a vote of more than two-thirds of the votes entitled to be cast on such Fundamental Action.

         The effect of these provisions is to make stockholder approval of Fundamental Actions less difficult to obtain in the case of Fundamental Actions favored by the Board of directors. A lower required stockholder vote on amendments to the Articles of Incorporation will benefit the Corporation in terms of cost savings related to the solicitation efforts necessary to obtain a more than two-thirds vote. If, however, the Board of directors conditions approval of a Fundamental Action on receipt of a higher stockholder vote, this provision will make approval of the Fundamental Action more difficult to obtain. For this reason, these provisions of the Articles of Incorporation and Virginia law have anti-takeover implications in that they permit the Board of Directors to make a Fundamental Action not approved by it more difficult to adopt.

                                  UNDERWRITING

        The Underwriter, McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia, has agreed, subject to the terms and conditions contained in an underwriting agreement with the Corporation, to sell, as selling agent for the Corporation on a best efforts basis, the Shares offered in the Subscription Offering that are not purchased by stockholders, together with 400,000 additional Shares. The Underwriter is not obligated to purchase the Shares if they are not sold to the public.

        The Underwriter has informed the Corporation that it proposes to offer the Shares as selling agent for the Corporation, subject to prior sale, when, as and if issued by the Corporation, in part to the public at the Public Offering price, and in part through certain selected dealers to customers of such selected dealers at the Public Offering price. The Underwriter reserves the right to reject any order for the purchase of Shares through it, in whole or in part.

        Neither the Subscription Offering nor the Public Offering is contingent upon the occurrence of any event or the sale of a minimum or maximum number of Shares. Funds received by the Underwriter from investors in the Public Offering will be deposited with and held by Crestar Bank as escrow agent (the "Escrow Agent") in a non-interest bearing escrow account until the closing of the both the Subscription Offering and Public Offering.

        Prior to the Offerings, there has been no established market for the Corporation's Common Stock. The Corporation has applied to list its Common Stock on the NASDAQ SmallCap Market under the symbol "MCFV"; however, there can be no assurance that an active trading market for the Corporation's Common Stock will develop after the Offerings, or if developed, that such a market will be sustained.

        The Underwriter advised the Corporation on the structure of the Subscription Offering. The Subscription Offering price was determined by the Corporation after consultation with the Underwriter. The Public Offering price will be determined by negotiations between the Corporation and the Underwriter. Among the factors that will be considered in determining the price of the Public Offering Shares are the history and the prospects for the Corporation, its past and present earnings and trend of such earnings, the prospects for future earnings, the current performance and prospects of the banking industry in which it competes, the general condition of the securities market at the time of the Public Offering, and the prices of equity securities of comparable companies.

        The directors of the Corporation have agreed that they will not sell, contract to sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock for a period of 120 days after the date of the commencement of the Offerings without the prior written consent of the Underwriter. Officers of the Corporation who are not directors have not entered into any agreements restricting their sale of the Corporation's Common Stock. The Underwriter may from time to time be a customer of, engage in transactions with, and perform services for the Corporation in the ordinary course of business.

        The Corporation has agreed to indemnify the Underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended. The Corporation has agreed to pay the Underwriter's legal fees, which will not exceed $10,000, and to reimburse the Underwriter for up to $1,000 for costs of informational and due diligence meetings.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Corporation by Kaufman & Canoles, P.C. of Norfolk, Virginia. Certain legal matters are being passed upon for the Underwriter by Kaufman & Canoles, P.C.

                                    EXPERTS

         The financial statements of the Bank at December 31, 1995 and 1994 and for the three year period ended December 31, 1995 included in this Prospectus have been audited by Yount, Hyde & Barbour, P.C., independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are included in reliance upon the authority of Yount, Hyde & Barbour, P.C., as experts in accounting and auditing.

                                    Part F/S

Index to Consolidated Financial Statements

Independent Auditor's Report.............................................. F- 2

Consolidated Balance Sheets at December 31, 1995 and 1994................. F- 3

Consolidated Statements of Income for the Three Years Ended
   December 31, 1995, 1994 and 1993....................................... F- 4

Consolidated Statements of Changes in Stockholders' Equity for the
   Three Years Ended December 31, 1995, 1994 and 1993..................... F- 6

Consolidated Statements of Cash Flows for the Three Years Ended
   December 31, 1995, 1994 and 1993....................................... F- 7

Notes to Consolidated Financial Statements................................ F- 9

Consolidated Balance Sheet at June 30, 1996 (unaudited)................... F-29

Consolidated Statements of Income for the Six Months Ended June 30,
   1996 and 1995 (unaudited).............................................. F-30


Consolidated Statements of Changes in Stockholders' Equity for the
   Six Months Ended June 30, 1996 and 1995 (unaudited).................... F-32

Consolidated Statements of Cash Flows for the Six Months Ended
   June 30, 1996 and 1995 (unaudited)..................................... F-33

Notes to Consolidated Financial Statements (unaudited).................... F-35

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Marathon Financial Corporation
Winchester, Virginia

               We have audited the accompanying consolidated balance sheets of Marathon Financial Corporation and Subsidiaries, as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marathon Financial Corporation and Subsidiaries, as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                  As discussed in Note 1, the Corporation changed its method of accounting for investments in debt and equity securities to adopt the provisions of Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

                                                 /s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
January 31, 1996

                         MARATHON FINANCIAL CORPORATION

                           Consolidated Balance Sheets

                           December 31, 1995 and 1994

            Assets                                                                 1995                    1994
                                                                              --------------         ---------------

Cash and due from banks                                                       $    2 282 876         $     1 788 496
Securities (fair value:  1995, $1,708,102 and
  1994, $1,450,973) (Note 2)                                                       1 699 472               1 489 791
Federal funds sold                                                                 1 574 000                 277 000
Loans, net (Notes 3 and 4)                                                        28 774 020              22 618 297
Bank premises and equipment, net (Notes 5 and 9)                                   1 288 463               1 242 102
Organization costs, at amortized cost (Note 6)                                           - -                   5 064
Accrued interest receivable                                                          159 066                 172 734
Other real estate                                                                    236 123                     - -
Other assets                                                                          55 999                  88 743
                                                                              --------------         ---------------
                                                                              $   36 070 019         $    27 682 227
                                                                              ==============         ===============
   Liabilities and Stockholders' Equity

Liabilities
  Deposits:

    Noninterest bearing                                                       $    5 261 411         $     3 759 042
    Interest bearing                                                              27 360 753              20 845 174
                                                                              --------------         ---------------
          Total deposits (Note 7)                                             $   32 622 164         $    24 604 216
  Interest expense payable                                                            60 151                 134 969
  Accounts payable and accrued expenses                                               93 220                  54 984
  Mortgage payable                                                                   507 134                 529 368
  Capital lease payable (Note 9)                                                     109 600                 114 721
  Commitments and contingent liabilities (Notes 10 and 13)                               - -                     - -
                                                                              --------------         ---------------
          Total liabilities                                                   $   33 392 269         $    25 438 258
                                                                              --------------         ---------------

Stockholders' Equity

  Preferred stock, Series A, 5% noncumulative, no par value; 1,000,000 shares authorized; 1995, no shares issued and outstanding; 1994, 200,688 shares
     issued and outstanding                                                   $          - -         $     1 003 440
  Common stock, $1 par value; 20,000,000 shares
     authorized; 1995, 1,306,303 shares issued and
     outstanding; 1994, 1,078,601 shares issued and
     outstanding                                                                   1 306 303               1 078 601
  Capital surplus                                                                  5 109 908               4 199 100
  Retained earnings (deficit)                                                     (3 746 878)             (4 029 140)
  Unrealized gain (loss) on securities available for sale                              8 417                  (8 032)
                                                                              --------------         ---------------
          Total stockholders' equity                                          $    2 677 750         $     2 243 969
                                                                              --------------         ---------------
                                                                              $   36 070 019         $    27 682 227
                                                                              ==============         ===============

See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                        Consolidated Statements of Income

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                  1993
                                                                   ----------------    ----------------     ----------------

Interest income:
   Interest and fees on loans                                      $     2 786 074    $      2 123 881     $      1 463 942
   Interest on investment securities:
       Taxable                                                              42 788              67 870                  - -
       Nontaxable                                                           15 000              15 000                  - -
   Interest and dividends on securities available for sale:
       Taxable                                                              16 559              13 452              123 143
       Nontaxable                                                              - -                 - -               15 000
       Dividends                                                            13 060               5 404                3 374
   Interest on federal funds sold                                           66 829              25 641               19 683
                                                                   ---------------    ----------------     ----------------
          Total interest income                                    $     2 940 310    $      2 251 248     $      1 625 142
                                                                   ---------------    ----------------     ----------------

Interest expense:
   Interest on deposits (Note 7)                                   $     1 203 143    $        801 614     $        661 920
   Interest on mortgage payable                                             38 949              40 550               54 742
   Interest on capital lease obligation                                      8 610               2 816                  - -
   Interest on federal funds purchased                                       1 536               3 933                  430
                                                                   ---------------    ----------------     ----------------
          Total interest expense                                   $     1 252 238    $        848 913     $        717 092
                                                                   ---------------    ----------------     ----------------
          Net interest income                                      $     1 688 072    $      1 402 335     $        908 050

Provision for loan losses (Note 4)                                         113 419             151 533               12 100
                                                                   ---------------    ----------------     ----------------

          Net interest income after
             provision for loan losses                             $     1 574 653    $      1 250 802     $        895 950
                                                                   ---------------    ----------------     ----------------
Other income:
   Service charges on deposit accounts                             $       227 776    $        112 899     $         56 264
   Commissions and fees                                                     45 207              31 725               27 062
   Gain on redemption of investment securities                                 - -              19 125                  - -
   Settlement of legal disputes                                                - -              58 847                  - -
   Other                                                                     8 346              19 393               10 098
                                                                   ----------------    ----------------     ----------------
          Total other income                                       $        281 329    $        241 989     $         93 424
                                                                   ----------------    ----------------     ----------------


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                        Consolidated Statements of Income

                                   (Continued)

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                  1993
                                                                   ----------------    ----------------     ----------------

Other expenses:
  Salaries and employee benefits                                   $        675 948    $        523 017     $        385 230
  Net occupancy expense of premises                                         110 478              91 624               75 701
  Furniture and equipment                                                    98 969              57 100               75 632
  Other (Note 12)                                                           550 046             502 574              372 292
                                                                   ----------------    ----------------     ----------------
          Total other expenses                                     $      1 435 441    $      1 174 315     $        908 855
                                                                   ----------------    ----------------     ----------------
          Income before income taxes                               $        420 541    $        318 476     $         80 519

  Provision for income taxes (Note 8)                                           - -                 - -                  - -
                                                                   ----------------    ----------------     ----------------

          Net income                                               $        420 541    $        318 476     $         80 519
                                                                   ================    ================     ================

  Earnings per common and equivalent share (Note 1)                $            .35    $            .30     $            .08
                                                                   ================    ================     ================


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

           Consolidated Statements of Changes in Stockholders' Equity

                  Years Ended December 31, 1995, 1994 and 1993

                                                                                                Unrealized
                                                                                                   Gain
                                                                                                 (Loss) on
                                                                                  Retained      Securities         Total
                                       Capital Stock              Capital         Earnings       Available      Stockholders'
                                 Preferred         Common         Surplus         (Deficit)      for Sale          Equity
                            --------------    -------------   -------------    -------------    ------------   ---------------

Balance, December 31,
  1992                      $    1 003 440    $     992 335   $   3 854 036    $  (4 352 800)   $        - -   $     1 497 011
   Net income - 1993                   - -              - -             - -           80 519             - -            80 519
   Sale of common stock
     (71,199 shares)                   - -           71 199         284 796              - -             - -           355 995
   Issuance of common
     stock (5,030 shares)              - -            5 030          20 120          (25 150)            - -               - -
                            --------------    -------------   -------------    -------------    ------------   ---------------
Balance, December 31,
  1993                      $    1 003 440    $   1 068 564   $   4 158 952    $  (4 297 431)   $        - -   $     1 933 525
   Net income - 1994                   - -              - -             - -          318 476             - -           318 476
   Issuance of common
      stock (10,037 shares)            - -           10 037          40 148          (50 185)            - -               - -
   Unrealized gain
      (loss) on securities
      available for sale               - -              - -             - -              - -          (8 032)           (8 032)
                            --------------    -------------   -------------    -------------    ------------   ---------------
Balance, December 31,
 1994                       $    1 003 440    $   1 078 601   $   4 199 100    $  (4 029 140)   $     (8 032)  $     2 243 969
  Net income - 1995                    - -              - -             - -          420 541             - -           420 541
  Issuance of common
    stock (15,045 shares)              - -           15 045          60 180          (75 225)            - -               - -
  Issuance of common
    stock - stock dividend
    (11,969 shares) (Note 11)          - -           11 969          47 876          (59 845)            - -               - -
  Cash to be paid in lieu
    of fractional shares               - -              - -             - -           (3 209)            - -            (3 209)
  Unrealized gain
    (loss) on securities
    available for sale                 - -              - -             - -              - -          16 449            16 449
  Conversion of
    preferred stock to
    common stock
    (200,688 shares)            (1 003 440)         200 688         802 752              - -             - -               - -
                            --------------    -------------   -------------    -------------    ------------   ---------------
Balance, December 31,
  1995                      $          - -    $   1 306 303   $   5 109 908    $  (3 746 878)   $      8 417   $     2 677 750
                            ==============    =============   =============    =============    ============   ===============


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                      Consolidated Statements of Cash Flows

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                 1993
                                                                   ----------------    ----------------     ---------------

Cash Flows from Operating Activities
   Net income                                                      $        420 541    $        318 476     $        80 519
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Amortization                                                        16 194              34 670              41 428
         Depreciation                                                       103 366              73 710              88 118
         Provision for loan losses                                          113 419             151 533              12 100
         Writedown of other real estate                                      42 581                 - -                 - -
         Gain on redemption of investment securities                            - -             (19 125)                - -
         Accretion of securities discounts, net                              (2 567)             (2 210)             (4 299)
         Changes in assets and liabilities:
           (Increase) decrease in other assets                               21 614              (9 440)             (6 496)
           (Increase) decrease in accrued interest
             receivable                                                      13 668             (68 341)             26 444
           Increase (decrease) in accounts payable
             and accrued expenses                                            35 027              43 672            (112 626)
           Increase (decrease) in interest expense payable                  (74 818)           (143 266)             15 282
                                                                   ----------------    ----------------     ---------------
                   Net cash provided by operating activities       $        689 025    $        379 679     $       140 470
                                                                   ----------------    ----------------     ---------------

Cash Flows from Investing Activities
   Proceeds from maturities, calls and principal
      payments of investments securities                           $         21 240    $        800 362     $           - -
   Proceeds from maturities and principal
      payments of securities available for sale                               4 901              23 648             861 703
   Purchase of investment securities                                            - -            (538 833)                - -
   Purchase of securities available for sale                               (216 806)           (244 336)           (207 000)
   Net (increase) in loans                                               (6 547 846)         (4 620 745)         (7 333 303)
   Purchase of equipment                                                   (128 332)            (56 076)            (80 329)
                                                                   ----------------    ----------------     ---------------
                   Net cash (used in) investing activities         $     (6 866 843)   $     (4 635 980)    $    (6 758 929)
                                                                   ----------------    ----------------     ---------------

Cash Flows from Financing Activities
   Net increase in demand deposits, NOW accounts
     and savings accounts                                          $      2 383 106    $      1 075 894     $     4 742 518
   Net increase in certificates of deposit                                5 634 842           3 922 516           1 185 182
   Net proceeds from issuance of common stock                                   - -                 - -             355 995
   Principal payments on capital lease obligations                          (26 516)            (14 931)                - -
   Proceeds on refinance of mortgage payable                                    - -                 - -             550 000
   Principal payments on mortgage payable                                   (22 234)            (20 632)           (548 648)
                                                                   ----------------    ----------------     ---------------
              Net cash provided by financing activities            $      7 969 198    $      4 962 847     $     6 285 047
                                                                   ----------------    ----------------     ---------------


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                      Consolidated Statements of Cash Flows

                                   (Continued)

                  Years Ended December 31, 1995, 1994 and 1993

                                                                         1995                1994                 1993
                                                                   ----------------    ----------------     ---------------

              Increase (decrease) in cash
                and cash equivalents                               $      1 791 380    $        706 546     $      (333 412)

Cash and Cash Equivalents
   Beginning                                                              2 065 496           1 358 950           1 692 362
                                                                   ----------------    ----------------     ---------------
   Ending                                                          $      3 856 876    $      2 065 496     $     1 358 950
                                                                   ================    ================     ===============

Supplemental Disclosures of Cash Flow
  Information, cash payments for interest                          $      1 327 056    $        992 179     $       701 810
                                                                   ================    ================     ===============

Supplemental Schedule of Noncash
   Investing and Financing Activities:
      Other real estate acquired in
         settlement of loans                                       $        278 704    $            - -     $           - -
                                                                   ================    ================     ===============

      Issuance of common stock                                     $        138 279    $         50 185     $        25 150
                                                                   ================    ================     ===============

      Equipment acquired under capital
         lease obligations                                         $         21 395    $        129 652     $           - -
                                                                   ================    ================     ===============

      Conversion of preferred stock
         to common stock                                           $      1 003 440    $            - -     $           - -
                                                                   ================    ================     ===============

      Unrealized gain (loss) on securities
         available for sale                                        $         16 449    $         (8 032)    $           - -
                                                                   ================    ================     ===============


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Nature of Banking Activities and Significant Accounting Policies

           Marathon Financial Corporation and Subsidiary (the Corporation) grant commercial, financial, agricultural, residential and consumer loans to customers in Virginia. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

           On December 31, 1993, the Marathon Land Trust was merged into the Marathon Bank. The Marathon Bank acquired all assets and assumed all liabilities of the Trust. This transaction had no effect on the consolidated financial statements presented.

           The accounting and reporting policies of the Corporation conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant policies.

                 Principles of Consolidation

                 The consolidated financial statements of the Marathon Financial Corporation and its Subsidiaries, include the accounts of all companies. All material intercompany balances and transactions have been eliminated.

                 Securities

                 The Corporation adopted FASB No. 115, "Accounting for Certain Investment in Debt and Equity Securities" effective beginning January 1, 1994. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified in three categories and accounted for as follows:

                    a. Securities Held to Maturity

                    Securities classified as held to maturity are those debt securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                    b. Securities Available for Sale

                    Securities classified as available for sale are those debt and equity securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

                    c. Trading Securities

                    Trading securities, which are generally held for the short term in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities. The Corporation had no trading securities at December 31, 1995 and 1994.

                 Prior to 1994, the Corporation also classified its securities into three investment categories: trading, available for sale, and held to maturity. The accounting policies for these categories were the same except for securities available for sale, which were carried at the lower of cost or market.

              Derivative Financial Instruments

                 In October, 1994, FASB No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" was issued. It requires various disclosures for derivative financial instruments which are futures, forward, swap, or option contract, or other financial instruments with similar characteristics. The Corporation does not have any derivative financial instruments as defined under this statement.

                 Loans

                 Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are charged off when management believes that the collectibility of the principal is unlikely. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                       On January 1, 1995, the Corporation adopted FASB No. 114,
                 "Accounting by Creditors for Impairment of a Loan." This statement has been amended by FASB No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Statement 114, as amended, requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Statement 114, as amended, also requires certain disclosures about investments in impaired loans and the allowance for credit losses and interest income recognized on loans. The Corporation had no loans subject to FASB 114 at December 31, 1995.

                 Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

                 Allowance for Loan Losses

                 The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

                 Bank Premises and Equipment

                 Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on the straight-line and declining-balance methods. Lease amortization is included in depreciation expense.

                 Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

              Classifications of Amortization on Assets Acquired Under Capital Leases

                 The amortization expense on assets acquired under capital leases is included with the depreciation expense.

                 Earnings Per Share

                 Earnings per share of common stock are based on the weighted average number of common shares outstanding during each year after giving retroactive effect to the stock dividend declared in 1995.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Income Taxes

                 Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carry-forwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                 Cash and Cash Equivalents

                 For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

                 Organization Costs

                 The Marathon Bank was organized under the laws of the State of Virginia and commenced operations as a commercial bank on December 15, 1988. Certain expenses incurred prior to this date were deferred and were amortized using the straight-line method over a 60-month period.

                 In addition, the Marathon Financial Corporation was organized under the laws of the State of Virginia as a bank holding company on October 2, 1990. Certain expenses incurred prior to this date were deferred and were amortized using the straight-line method over a 60-month period.

                 Loan Fees and Costs

                 Loan origination and commitment fees and direct loan origination costs are being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of the loan yield over the life of the related loan.

                 Advertising

                 The Company follows the policy of charging the costs of advertising to expense as incurred.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Use of Estimates

                       The preparation of financial statements in conformity
                 with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.    Securities

           The amortized cost and fair value of the securities available for sale as of December 31, 1995 and 1994, are as follows:


                                                                          Gross            Gross
                                                      Amortized         Unrealized        Unrealized          Fair
                                                       Cost              Gains            (Losses)            Value
                                                                                   1995

              Obligations of U.S.
                 government corporations
                 and agencies                    $      447 801     $        6 636    $          - -     $      454 437

              Mortgage-backed securities                 38 639              1 781               - -             40 420

              Other                                     278 650                - -               - -            278 650
                                                 --------------     --------------    --------------     --------------
                                                 $      765 090     $        8 417    $          - -     $      773 507
                                                 ==============     ==============    ==============     ==============


                                                                                   1994
              U.S. Treasuries and
                 obligations of U.S.
                 government corporations
                 and agencies                    $      289 035     $            8    $      (8 040)     $      281 003

              Other                                     262 750                - -              - -             262 750
                                                 --------------     --------------    -------------      --------------
                                                 $      551 785     $            8    $      (8 040)     $      543 753
                                                 ==============     ==============    =============      ==============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           The amortized cost and fair value of the securities available for sale as of December 31, 1995, by contractual maturity, are shown below.



                                                                        Amortized             Fair
                                                                         Cost                 Value
                 Due in one year or less                             $    246 895            $ 252 500
                 Due after one year through five years                    200 906              201 937
                 Mortgage-backed securities                                38 639               40 420
                 Other                                                    278 650              278 650
                                                                     ------------            ---------
                                                                     $    765 090            $ 773 507
                                                                     ============            =========

           The amortized cost and fair value of securities being held to maturity as of December 31, 1995 and 1994, are as follows:


                                                                       Gross             Gross
                                                      Amortized      Unrealized        Unrealized           Fair
                                                       Cost            Gains            (Losses)            Value

                                                                                 1995

              U.S. Treasuries and
                 obligations of U.S.
                 government corporations
                 and agencies                       $   649 946     $        54    $      (2 625)        $   647 375

              Obligations of state and

                 political subdivisions                 150 000          10 590              - -             160 590

              Corporate securities                       99 819             181              - -             100 000

              Mortgage-backed securities                 26 200             430              - -              26 630
                                                 --------------     -------------     -------------      ------------
                                                 $      925 965     $    11 255       $   (2 625)        $   934 595
                                                 ==============     ==============    =============      ============

                                                                                 1994

              U.S. Treasuries and
                 obligations of U.S.
                 government corporations
                 and agencies                    $      649 290     $          - -    $     (38 322)     $      610 968

              Obligations of state and
                 political subdivisions                 150 000              4 995              - -             154 995

              Corporate securities                       99 686                - -           (2 686)             97 000

              Mortgage-backed securities                 47 062                229           (3 034)             44 257
                                                 --------------     --------------    -------------      --------------
                                                 $      946 038     $        5 224    $     (44 042)     $      907 220
                                                 ==============     ==============    =============      ==============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           The amortized cost and fair value of the securities being held to maturity as of December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the corporate securities and mortgages underlying the mortgage-backed securities may be called or prepaid without any penalties.

                                                                   Amortized             Fair
                                                                     Cost                Value

                 Due in one year or less                      $      199 946           $  200 000
                 Due after one year through five years               450 000              447 375
                 Due after ten years                                 150 000              160 590
                 Corporate securities                                 99 819              100 000
                 Mortgage-backed securities                           26 200               26 630
                                                              --------------           ----------
                                                              $      925 965           $  934 595
                                                              ==============           ==========



           Proceeds from maturities, calls and principal payments of securities available for sale during 1995, 1994 and 1993 were $4,901, $23,648 and $861,703. There were no realized gains or realized losses recognized on these transactions.

           Proceeds from maturities, calls and principal payments of securities being held to maturity during 1995 and 1994 were $21,240 and $800,362. There were no realized gains or realized losses recognized on these transactions.

           Securities having a book value of $702,448 and $686,478 at December 31, 1995 and 1994 were pledged to secure public deposits and for other purposes required by law.

Note 3.       Loans and Related Party Transactions

           The loan portfolio as of December 31, 1995 and 1994, is composed of the following:


                                                                        1995                  1994
                                                                  ---------------       --------------

                    Commercial                                    $    13 315 029       $   11 976 315
                    Real estate - mortgage                              6 133 400            4 923 825
                    Real estate - construction                          3 637 433            2 487 939
                    Installment loans to individuals                    6 081 297            3 529 421
                                                                  ---------------       --------------
                                                                  $    29 167 159       $   22 917 500

                    Less allowance for loan losses                        393 139              299 203
                                                                  ---------------       --------------
                                                                  $    28 774 020       $   22 618 297
                                                                  ===============       ==============


           The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           comparable transactions with others. These persons and firms (exclusive of loans to any such person which in the aggregate did not exceed $60,000) were indebted to the Bank for loans totaling $1,174,885 and $1,294,697 at December 31, 1995 and 1994,
           respectively. During 1995, total principal additions were $839,888 and total principal payments were $959,700.

NOTE 4.       ALLOWANCE FOR LOAN LOSSES

              Changes in the allowance for loan losses are as follows:


                                                                 December 31,
                                                  1995             1994             1993
                                              -------------    -------------     -----------
                 BALANCE, BEGINNING            $  299 203      $   224 758       $  196 476
                   Provision for loan losses      113 419          151 533           12 100
                   Recoveries                      11 185           12 744           20 367
                   Loan losses charged to
                      the allowance               (30 668)         (89 832)          (4 185)
                                              -------------    -------------     -----------
                 BALANCE, ENDING               $  393 139      $   299 203       $  224 758
                                              =============    =============     ===========

           Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $45,445 and $269,314 at December 31, 1995 and 1994,
           respectively. If interest on these loans had been accrued, such income would have approximated $3,679 and $4,770 for 1995 and 1994, respectively.

NOTE 5.       BANK PREMISES AND EQUIPMENT, NET

           Bank premises and equipment as of December 31, 1995 and 1994 consists of the following:

                                                     1995              1994
                                                ------------      ------------

                 Capital leases - computer      $    151 047      $    129 652
                 Bank premises                     1 314 922         1 268 464
                 Furniture and equipment             553 837           472 290
                                                ------------      ------------
                                                $  2 019 806      $  1 870 406
                 Less accumulated depreciation       731 343           628 304
                                                ------------      ------------
                                                $  1 288 463      $  1 242 102
                                                ============      ============

           Depreciation included in operating expense for 1995, 1994, and 1993 was $103,366, $73,710, and $88,118, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.       ORGANIZATION COSTS

              Certain costs incurred by the Bank prior to commencing operations on December 15, 1988, were capitalized and amortized over a 60-month life. These costs totaled $108,361.

              Certain costs incurred by the Corporation prior to commencing operations on October 2, 1990, were capitalized and amortized over a 60-month life. These costs totaled $60,350.

NOTE 7.       DEPOSITS

              Deposits outstanding at December 31, 1995, 1994 and 1993 and the related interest expense for the years then ended, are summarized as follows:


                                                                    Year Ended

                                                    December 31, 1995                 December 31, 1994

                                                   Amount        Expense            Amount        Expense
                 Noninterest bearing            $  5 261 411    $       - -      $  3 759 042   $       - -
                                                ------------    -----------      ------------   -----------

                 Interest bearing:
                   Interest checking            $  1 941 150    $    48 524      $  1 731 740   $    38 974
                   Money market accounts           3 307 328         92 892         2 366 898        86 388
                   Regular savings                 4 980 952        157 793         5 250 054       211 531
                   Certificates of deposit:
                     Less than $100,000           13 870 161        738 106         9 496 559       418 561
                     $100,000 and more             3 261 162        165 828         1 999 923        46 160
                                                ------------    -----------      ------------   -----------
                       Total interest bearing   $ 27 360 753    $ 1 203 143      $ 20 845 174   $   801 614
                                                ------------    -----------      ------------   -----------
                       Total deposits           $ 32 622 164    $ 1 203 143      $ 24 604 216   $   801 614
                                                ============    ===========      ============   ===========


                                                           Year Ended
                                                       December 31, 1993
                                                   Expense       Amount

                 Noninterest bearing             $ 2 480 666   $     - -
                                                 -----------   ---------

                 Interest bearing:
                   Interest checking             $ 1 120 707   $  23 864
                   Money market accounts           2 217 352      81 396
                   Regular savings                 6 213 115     192 527
                   Certificates of deposit:
                     Less than $100,000            6 763 082     321 022
                     $100,000 and more               810 884      43 111
                                                 -----------   ---------
                       Total interest bearing    $17 125 140   $ 661 920
                                                 -----------   ---------
                       Total deposits            $19 605 806   $ 661 920
                                                 ===========   =========
                                      F-17

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.    INCOME TAXES

           Effective January 1, 1993, the Corporation adopted FASB No. 109, "Accounting for Income Taxes". The cumulative effect of the change in accounting principle is deemed immaterial in determining net income for the year ended December 31, 1993.

           Net deferred tax assets consist of the following components as of December 31, 1995, 1994 and 1993:


                                                                1995            1994            1993
                                                            ------------    ------------    ------------
                    Deferred tax assets:
                       Net operating loss carryforward      $ 1 291 762     $ 1 469 716     $ 1 610 105
                       Writedown of other real estate            14 478             - -             - -
                       Less valuation allowance              (1 206 820)     (1 349 715)     (1 450 418)
                                                            ------------    ------------    ------------
                                                            $    99 420     $   120 001     $   159 687
                                                            ------------    ------------    ------------
                    Deferred tax liabilities:
                       Allowance for loan losses            $    99 420     $   120 001     $   155 450
                       Deferred loan fees                           - -             - -           4 237
                                                            ------------    ------------    ------------
                                                            $    99 420     $   120 001     $   159 687
                                                            ------------    ------------    ------------
                                                            $       - -     $       - -     $       - -
                                                            ============    ============    ============


              The provision for income taxes charged to operations for the years ended December 31, 1995, 1994 and 1993, consists of the following:


                                                        1995              1994       1993
                                                     ------------    -----------   --------
                    Current tax effect               $       - -     $      - -    $   - -
                    Deferred tax expense                 142 895        100 703        - -
                    Benefit of net operating loss       (142 895)      (100 703)       - -
                                                     ------------    -----------   --------
                                                     $       - -     $      - -    $   - -
                                                     ============    ===========   ========


              The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended December 31, 1995, 1994 and 1993, due to the following:


                                                                         1995         1994            1993
                                                                    -----------    -----------     ----------
                    Computed "expected" tax expense                 $  142 984     $  108 282      $  29 401
                    Increase (decrease) in income taxes
                      resulting from:
                        Reduction of valuation allowance              (142 895)      (100 703)       (14 451)
                        Tax exempt interest income                      (3 173)        (4 754)        (3 200)
                        Reduced tax due to marginal tax rates              - -           (826)       (11 750)
                        Other                                            3 084         (1 999)           - -
                                                                    -----------    -----------     ----------
                                                                    $      - -     $      - -      $     - -
                                                                    ===========    ===========     ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              Under the provisions of the Internal Revenue Code, the Corporation has available approximately $3,799,300 of net operating loss carryforwards which can be offset against future taxable income. The carryforwards expire December 31, 2006. The full realization of the tax benefits associated with the carryforwards depends predominately upon the recognition of ordinary income during the carryforward period.

              The loss carryforward at December 31, 1995, for financial reporting purposes is approximately $3,529,874. The differences between the loss carryforward for financial reporting and income tax purposes results principally from timing differences in recognizing start-up costs and the provision for loan losses. No deferred taxes are recorded on these timing differences due to the net operating loss carryforward position of the Corporation.

NOTE 9.       LEASES

              CAPITAL LEASE

              During the year ended December 31, 1994, the Corporation entered into a lease agreement on computer equipment and software. Additional equipment and software was added to the lease during 1995 in the amount of $21,395. The balance of the liability under capital leases at December 31, 1995 in the amount of $109,600 represents the present value of the balance due in future years for lease rentals discounted at 7%. The liability is payable in quarterly installments of $9,017 for principal and interest to June 1, 1999. Since the term of the lease is approximately the same as the estimated useful life of the assets, and the present value of the future minimum lease payments at the beginning of the lease approximated the fair value of the leased assets at that date, the leases are considered to be capital leases and have been so recorded. The lease also requires additional maintenance payments of $4,853 per quarter.

              The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 1995:

                    Years ending December 31:

                       1996                                  $       55 480
                       1997                                          55 480
                       1998                                          55 480
                       1999                                          25 821
                                                             --------------
                         Total minimum lease payments        $      192 261
                       Less estimated executory costs
                         (such as maintenance) included in
                         the total minimum lease payments            67 942
                                                             --------------
                       Net minimum lease payments             $     124 319
                       Less the amount representing interest         14 719
                                                                -----------
                          Present value of net minimum

                            lease payments                    $     109 600
                                                              =============

              LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

              During the year ended December 31, 1994, the Corporation entered into a five-year operating lease for the rental of a branch location. The lease expires on September 30, 1999 and has two five-year renewal options. The lease provides that the Corporation pay all property taxes, insurance and maintenance plus an annual rental of $12,000 for the initial lease period commencing on April 1, 1995. The total minimum lease commitment at December 31, 1995 under this lease is $51,000 which is due as follows:

                         1996                            $       12 000
                         1997                                    12 000
                         1998                                    12 000
                         1999                                    12 000
                         2000                                     3 000
                                                         --------------
                                                         $       51 000
                                                         ==============

              There was $9,000 in rental expense resulting from this lease included in the consolidated statements of income for the year ended December 31, 1995.

           FIXED EQUIPMENT ON LAND LEASED WITH RELATED PARTIES

              Fixed equipment with a depreciated cost at December 31, 1995 of $21,904 is located on land leased from a partnership of which the Corporation's president is a partner. The lease expires on June 30, 1996, and includes an option to buy agreement; whereby the Corporation can purchase the property for $150,000 at any time on or before June 30, 1996. The total minimum lease commitment at December 31, 1995, under this lease is $6,600 payable in 1996.

              As of December 31, 1995 the Corporation has invested $36,614 in the construction of a new building on this site. The total estimated cost of the finished building is $225,000. The Corporation has agreed to finance the construction of the building with the understanding that the lessor will reimburse the Corporation for all costs and will lease the building to the Corporation for a rental expense to be determined based on the total cost of the finished building and a land value of $150,000. The estimated date of completion for the project is June 1, 1996 at which time the lease terms will be renegotiated.

NOTE 10.      COMMITMENTS AND CONTINGENT LIABILITIES

           In the normal course of business, there are other outstanding commitments and contingent liabilities which are not reflected in the accompanying financial statements. See Note 13 with respect to financial instruments with off-balance-sheet risk.

           As members of the Federal Reserve System, the Corporation is required to maintain certain average reserve balances. For the final weekly reporting period in the year ended December 31, 1995 this requirement was $65,000. For the final weekly reporting period in the year ended December 31, 1994, there was no daily average required balance.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11.      DIVIDEND RESTRICTIONS

           Federal and state regulations limit the amount of dividends which the Corporation can pay without obtaining prior approval and, additionally, federal regulations require that the Corporation maintain minimum capital requirements. As of December 31, 1995, the Corporation was required to obtain prior approval on any dividend declared.

           The Corporation did obtain approval from the State Corporation Commission to pay a stock dividend and on December 19, 1995, the Board of Directors declared a stock dividend equal to 15% of net income, payable February 8, 1996, to stockholders of record December 19, 1995. This dividend has been reflected in the accompanying financial statements.

           Transfers of funds from the banking subsidiary to the parent corporation in the form of loans, advances and cash dividends are restricted by federal and state regulatory authorities. As of December 31, 1995, no unrestricted funds could be transferred from the banking subsidiary to the parent corporation, without prior regulatory approval.

NOTE 12.      OTHER EXPENSES

           The principal components of "Other expenses" in the Consolidated Statements of Income are:


                                                                           1995              1994                1993
                                                                    --------------    --------------        -----------
                 FDIC assessment                                      $     33 798       $    52 377       $     39 513
                 Other real estate valuation                                42 581               - -                - -
                 Marketing                                                  53 619            32 522             16 193
                 Stationery and supplies                                    48 225            30 486             16 976
                 Other (includes no items in excess
                    of 1% of total revenue)                                371 823           387 189            299 610
                                                                    --------------    --------------     --------------
                                                                     $     550 046       $   502 574       $    372 292
                                                                    ==============    ==============     ==============



NOTE 13.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

           The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

           The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           A summary of the contract or notional amount of the Corporation's exposure to off-balance-sheet risk as of December 31, 1995 and 1994 is as follows:

                                                     1995             1994
                                                  ----------       ---------
              Financial instruments whose
              contract amounts represent
               credit risk:
                 Commitments to extend credit    $ 3 698 658      $ 2 969 252
                 Standby letters of credit            76 812           54 500

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

           Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation holds no collateral supporting those commitments.

           The Corporation has cash accounts in other commercial banks. The amount on deposit at two of these banks at December 31, 1995 exceeded the insurance limits of the Federal Deposit Insurance Corporation by approximately $274,000.

NOTE 14.   DEFINED CONTRIBUTION RETIREMENT PLAN

           The Corporation has a defined contribution retirement plan under Code
           Section 401(k) of the Internal Revenue Service covering employees who have completed six months of service and who are at least 21 years of age. Contributions made to the plan for the year ended December 31, 1995 was $9,601. No contributions were made for the years ended December 31, 1994 and 1993.

NOTE 15.   WRITTEN AGREEMENT

           On January 28, 1992, a written agreement was entered into by the Board of Directors of the Bank with the Federal Reserve Bank of Richmond and the Bureau of Financial Institutions. The written agreement was terminated effective November 23, 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                 CASH AND SHORT-TERM INVESTMENTS

                   For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

                 SECURITIES

                   For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

                 LOAN RECEIVABLES

                   For certain homogeneous categories of loans, such as some residential mortgages, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                 DEPOSIT LIABILITIES

                   The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                 OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

                   The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

                   The fair value of stand-by letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

                   At December 31, 1995, the carrying amounts and fair values of loan commitments and stand-by letters of credit were immaterial.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   The estimated fair values of the Corporation's financial instruments are as follows:


                                                                         1995

                                                               CARRYING             FAIR
                                                                AMOUNT              VALUE

                                                                       (THOUSANDS)
           Financial assets:
              Cash and short-term investments              $      3 857         $     3 857
              Securities                                          1 699               1 708
              Loans                                              29 167              29 716
              Less:  allowance for loan losses                      393                 - -
                                                           ------------         -----------
                   Total financial assets                  $     34 330         $    35 281
                                                           ============         ===========


           Financial liabilities:

              Deposits                                     $     32 622         $    33 136
              Long-term debt                                        617                 634
                                                           ------------         -----------
                   Total financial liabilities             $     33 239         $    33 770
                                                           ============         ===========

NOTE 17.    NEW ACCOUNTING PRONOUNCEMENTS

         FASB No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," establishes standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Statement is effective for fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

         FASB No. 122, "Accounting for Mortgage Servicing Rights," amends FASB No. 65, "Accounting for Certain Mortgage Banking Activities," to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. The Statement is effective for transactions in fiscal years beginning after December 15, 1995. The Statement is not expected to have a material impact on the Corporation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         FASB No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Examples are stock purchase plans, stock options, restricted stock, and stock appreciation rights. This Statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

         This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." The fair value based method is preferable to the Opinion 25 method for purposes of justifying a change in accounting principle under APB Opinion 20, "Accounting Changes." Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in this Statement had been applied.

         The Statement is effective for fiscal years beginning after December 15, 1995. The disclosures must include the pro forma effects of other awards granted in fiscal years beginning after December 31, 1994. The Statement is not expected to have a material impact on the Corporation.

NOTE 18.    STOCK OPTIONS AND WARRANTS OUTSTANDING

         On June 15, 1992 the Corporation issued one stock purchase warrant ("warrant") for each share of preferred stock purchased in a private offering. A total of 200,688 warrants were issued. Warrants were immediately transferable and entitle the holder to purchase one share of common stock at a price of $5.00 per share until June 30, 1997. As of December 31, 1995 all 200,688 warrants were outstanding.

         On April 13, 1992 the Corporation granted 500 stock options to the Corporation's chief executive officer pursuant to his employment agreement with the Corporation. The stock options are exercisable at $5.00 per share and expire on June 1, 1997. As of December 31, 1995 all 500 stock options were outstanding.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19. PARENT CORPORATION ONLY FINANCIAL STATEMENTS



                                             MARATHON FINANCIAL CORPORATION
                                               (PARENT CORPORATION ONLY)

                                                     BALANCE SHEETS
                                               December 31, 1995 and 1994

                                                                        1995                 1994
                                                                   --------------       --------------
               ASSETS
                  Cash                                             $          370       $          370
                  Organization cost, at amortized costs                       - -                5 064
                  Prepaid expenses                                            578                  213
                  Investment in capital stock of subsidiary             2 681 486            2 238 322
                                                                   ---------------      ---------------

                           Total assets                            $    2 682 434       $    2 243 969
                                                                   ==============       ==============

               LIABILITIES, accounts payable                       $        4 684       $          - -
                                                                   --------------       --------------

               STOCKHOLDERS' EQUITY

                  Preferred stock                                  $          - -       $    1 003 440
                  Common stock                                          1 306 303            1 078 601
                  Capital surplus                                       5 109 908            4 199 100
                  Retained earnings (deficit)                          (3 746 878)          (4 029 140)
                  Unrealized gain (loss) on securities
                     available for sale                                     8 417               (8 032)
                                                                   --------------       --------------
                           Total stockholders' equity              $    2 677 750       $    2 243 969
                                                                   --------------       --------------
                           Total liabilities and stockholders'
                              equity                               $    2 682 434       $    2 243 969
                                                                   ==============       ==============


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                         MARATHON FINANCIAL CORPORATION
                           (PARENT CORPORATION ONLY)

                              STATEMENTS OF INCOME
                  Years Ended December 31, 1995, 1994 and 1993


                                                            1995                1994               1993
                                                       -------------       --------------      -----------

         INCOME, miscellaneous                         $         - -       $          - -      $    3 250
                                                       -------------       --------------      -----------
         EXPENSES:
            Amortization                               $       5 064       $       12 072      $   12 072
            Other                                              1 110                  849             776
                                                       -------------       --------------      -----------
               Total expenses                          $       6 174        $      12 921      $   12 848
                                                       -------------       --------------      -----------

               (Loss) before undistributed

                  income of subsidiaries               $      (6 174)      $      (12 921)     $   (9 598)
                                                       -------------       --------------      ------------

            Undistributed income of
              subsidiary                               $     426 715       $      331 397      $   90 117
                                                       -------------       --------------      ------------

               Net income                              $     420 541       $      318 476      $   80 519
                                                       =============       ==============      ============


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARATHON FINANCIAL CORPORATION
                           (PARENT CORPORATION ONLY)

                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1995, 1994 and 1993




                                                            1995                1994                1993
                                                       -------------       --------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $   420 541         $    318 476      $     80 519
  Adjustments to reconcile net income to
    net cash (used in) operating activities:
      Amortization                                           5 064               12 071            12 072
      Undistributed (income) of subsidiary                (426 715)            (331 397)          (90 117)
      (Increase) in prepaid expenses                          (365)                 - -               (71)
      Increase (decrease) in accounts payable,
        subsidiary company                                   1 475                  - -            (3 250)
                                                      -------------         -----------         -----------
               Net cash (used in)
                  operating activities                $        - -         $       (850)     $       (847)
                                                      -------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of common stock          $        - -         $        - -      $    355 995
  Purchase of stock from subsidiary                            - -                  - -          (355 998)
                                                      -------------        ------------       -------------
               Net cash (used in)
                 financing activities                 $        - -         $        - -      $         (3)
                                                      -------------        -------------      -------------

               (Decrease) in cash
                  and cash equivalents                $        - -         $        (850)    $       (850)

CASH AND CASH EQUIVALENTS
  Beginning                                                    370                 1 220            2 070
                                                       -------------       --------------      ------------

  Ending                                              $        370          $        370       $    1 220
                                                      ===============       =============      ============

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

    Issuance of common stock                          $    138 279          $     50 185       $   25 150
                                                       =============       ==============      =============

    Unrealized gain (loss) on securities

      available for sale                              $     16 449          $     (8 032)      $      - -
                                                      =============        ==============      =============

    Conversion of preferred stock to

      common stock                                    $  1 003 440          $        - -       $      - -
                                                     ===============        =============      =============


                                      F-28

                         MARATHON FINANCIAL CORPORATION

                           Consolidated Balance Sheet
                                  (Unaudited)

                                 June 30, 1996

            Assets
Cash and due from banks                                                          $  3 110 122
Securities (fair value: $1,692,099) (Note 2)                                        1 691 345
Federal funds sold                                                                  3 148 000
Loans, net (Notes 3 and 4)                                                         31 596 179
Bank premises and equipment, net (Notes 5 and 9)                                    1 327 924
Accrued interest receivable                                                           199 174
Other real estate                                                                     236 123
Other assets                                                                          301 870
                                                                                 ------------
                                                                                 $ 41 610 737
                                                                                 ============

   Liabilities and Stockholders' Equity

Liabilities
  Deposits:
    Noninterest bearing                                                          $  6 267 152
    Interest bearing                                                               31 598 997
                                                                                 ------------
          Total deposits (Note 7)                                                $ 37 866 149
  Interest expense payable                                                             73 100
  Accounts payable and accrued expenses                                               117 873
  Mortgage payable                                                                    495 377
  Capital lease payable (Note 9)                                                       95 278
  Commitments and contingent liabilities (Notes 10 and 13)                                - -
                                                                                 ------------
          Total liabilities                                                      $ 38 647 777
                                                                                 ------------

Stockholders' Equity
  Preferred stock, Series A, 5% noncumulative, no par
     value; 1,000,000 shares authorized; no shares
     issued and outstanding                                                      $        - -
  Common stock, $1 par value; 20,000,000 shares
     authorized; 1,306,303 shares issued and
     outstanding                                                                    1 306 303
  Capital surplus                                                                   5 109 908
  Retained earnings (deficit)                                                      (3 443 316)
  Unrealized (loss) on securities available for sale                                   (9 935)
                                                                                 ------------
          Total stockholders' equity                                             $  2 962 960
                                                                                 ------------

                                                                                 $ 41 610 737
                                                                                 ============


See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                       Consolidated Statements of Income
                                  (Unaudited)

                For the Six Months Ended June 30, 1996 and 1995


                                                                      1996               1995
                                                                 -------------      -------------
Interest income:
   Interest and fees on loans                                    $   1 696 282      $   1 283 690
   Interest on investment securities:
       Taxable                                                          15 905             19 272
       Nontaxable                                                        8 337              7 500
   Interest and dividends on securities available for sale:
       Taxable                                                          21 239              9 080
       Dividends                                                         4 187              6 833
   Interest on federal funds sold                                       32 403             16 448
                                                                 -------------      -------------
          Total interest income                                  $   1 778 353      $   1 342 823
                                                                 -------------      -------------

Interest expense:
   Interest on deposits (Note 7)                                 $     717 718      $     541 037
   Interest on mortgage payable                                         18 835             19 683
   Interest on capital lease obligation                                  3 712              3 495
   Interest on federal funds purchased                                     414              1 474
                                                                 -------------      -------------
          Total interest expense                                 $     740 679      $     565 689
                                                                 -------------      -------------
          Net interest income                                    $   1 037 674      $     777 134
Provision for loan losses (Note 4)                                      72 500             16 000
                                                                 -------------      -------------
          Net interest income after
             provision for loan losses                           $     965 174      $     761 134
                                                                 -------------      -------------

Other income:
   Service charges on deposit accounts                           $     149 003      $      75 799
   Commissions and fees                                                 35 409             20 028
   Other                                                                 9 450              4 951
                                                                 -------------      -------------
          Total other income                                     $     193 862      $     100 778
                                                                 -------------      -------------



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION
                       Consolidated Statements of Income
                                  (Unaudited)
                                  (Continued)
                For the Six Months Ended June 30, 1996 and 1995


                                                                     1996                1995
                                                                 -------------      -------------
Other expenses:
  Salaries and employee benefits                                 $     408 531      $     324 801
  Net occupancy expense of premises                                     65 756             54 564
  Furniture and equipment                                               56 186             39 053
  Other (Note 12)                                                      320 935            266 801
                                                                 -------------      -------------
          Total other expenses                                   $     851 408      $     685 219
                                                                 -------------      -------------

          Income before income taxes                             $     307 628      $     176 693
  Provision for income taxes (Note 8)                                    4 066                - -
                                                                 -------------      -------------
          Net income                                             $     303 562      $     176 693
                                                                 =============      =============
  Earnings per common and equivalent share (Note 1)              $         .23      $         .16
                                                                 =============      =============



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

           Consolidated Statements of Changes in Stockholders' Equity
                                  (Unaudited)
                For the Six Months Ended June 30, 1996 and 1995



                                                                                 Unrealized
                                                                                   Gain
                                                                                 (Loss) on
                                                                  Retained      Securities        Total
                               Capital Stock        Capital       Earnings       Available    Stockholders'
                         Preferred      Common      Surplus       (Deficit)       for Sale        Equity
Balance, December 31,
  1994                 $ 1 003 440   $ 1 078 601   $4 199 100    $(4 029 140)   $    (8 032)   $ 2 243 969
   Net income - 1995           - -           - -          - -        176 693            - -        176 693
   Unrealized gain (loss)
     on securities avail-
     able for sale             - -           - -          - -            - -         12 899         12 899
                       -----------   -----------   ----------    -----------    -----------    -----------
Balance, June 30,
  1995                 $ 1 003 440   $ 1 078 601   $4 199 100    $(3 852 447)   $     4 867    $ 2 433 561
                       ===========   ===========   ==========    ===========    ===========    ===========

Balance, December 31,
  1995                 $       - -   $ 1 306 303   $5 109 908    $(3 746 878)   $     8 417    $ 2 677 750
   Net income - 1996           - -           - -          - -        303 562            - -        303 562
   Unrealized gain
      (loss) on securities
      available for sale       - -           - -          - -            - -        (18 352)       (18 352)
                        ----------   -----------   ----------    -----------    -----------    -----------
Balance, June 30,
  1996                 $       - -   $ 1 306 303   $5 109 908    $(3 443 316)   $    (9 935)   $ 2 962 960
                       ===========   ===========   ==========    ===========    ===========    ===========



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                For the Six Months Ended June 30, 1996 and 1995


                                                                     1996               1995
                                                                 ------------       ------------
Cash Flows from Operating Activities
   Net income                                                    $    303 562       $    176 693
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Amortization                                                   5 451             10 576
         Depreciation                                                  56 820             48 223
         Provision for loan losses                                     72 500             16 000
         Accretion of securities discounts, net                        (1 228)            (1 071)
         Changes in assets and liabilities:
           (Increase) in other assets                                (251 322)           (71 083)
           (Increase) decrease in accrued interest
             receivable                                               (40 108)             2 167
           Increase in accounts payable and
             accrued expenses                                          27 862             47 758
           Increase (decrease) in interest expense payable             12 949            (72 536)
                                                                 ------------       ------------
                   Net cash provided by operating activities     $    186 486       $    156 727
                                                                 ------------       ------------

Cash Flows from Investing Activities
   Proceeds from maturities, calls and principal
      payments of investments securities                         $    559 340       $      2 300
   Proceeds from maturities and principal
      payments of securities available for sale                       204 087             11 004
   Purchase of investment securities                                 (299 221)               - -
   Purchase of securities available for sale                         (473 203)           (15 900)
   Net (increase) in loans                                         (2 894 659)        (4 003 977)
   Purchase of equipment                                              (96 281)           (50 592)
                                                                 ------------       ------------
                   Net cash (used in) investing activities       $ (2 999 937)      $ (4 057 165)
                                                                 ------------       ------------

Cash Flows from Financing Activities
   Net increase in demand deposits, NOW accounts
     and savings accounts                                        $  1 055 295       $    589 354
   Net increase in certificates of deposit                          4 188 690          3 851 348
   Cash paid in lieu of fractional shares                              (3 209)               - -
   Principal payments on capital lease obligations                    (14 322)           (11 037)
   Principal payments on mortgage payable                             (11 757)           (10 909)
                                                                 ------------       ------------
              Net cash provided by financing activities          $  5 214 697       $  4 418 756
                                                                 ------------       ------------



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                                  (Continued)
                For the Six Months Ended June 30, 1996 and 1995


                                                                    1996                1995
                                                                 ------------       --------
              Increase in cash and
                cash equivalents                                 $  2 401 246       $    518 318

Cash and Cash Equivalents
   Beginning                                                        3 856 876          2 065 496
                                                                 ------------       ------------
   Ending                                                        $  6 258 122       $  2 583 814
                                                                 ============       ============

Supplemental Disclosures of Cash Flow
  Information, cash payments for interest                        $    727 730       $    638 225
                                                                 ============       ============
Supplemental Schedule of Noncash
   Investing and Financing Activities
      Equipment acquired under capital
         lease obligations                                       $        - -       $     21 395
                                                                 ============       ============
      Unrealized gain (loss) on securities
         available for sale                                      $    (18 352)      $     12 899
                                                                 ============       ============



See Notes to Consolidated Financial Statements.

                         MARATHON FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 1.    Nature of Banking Activities and Significant Accounting Policies

           Marathon Financial Corporation and Subsidiary, The Marathon Bank, (the Corporation) grant commercial, financial, agricultural, residential and consumer loans to customers in Virginia. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

           The accounting and reporting policies of the Corporation conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant policies.

              Principles of Consolidation

                The consolidated financial statements of the Marathon Financial Corporation and its Subsidiary, include the accounts of all companies. All material intercompany balances and transactions have been eliminated.

              Securities

                Securities are classified in three categories and accounted for as follows:

                a. Securities Held to Maturity

                   Securities classified as held to maturity are those debt securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                b. Securities Available for Sale

                   Securities classified as available for sale are those debt and equity securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                c. Trading Securities

                   Trading securities, which are generally held for the short term in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities. The Corporation had no trading securities at June 30, 1996 and 1995.

              Derivative Financial Instruments

                FASB No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" requires various disclosures for derivative financial instruments which are futures, forwards, swaps, or option contracts, or other financial instruments with similar characteristics. The Corporation does not have any derivative financial instruments as defined under this statement.

              Loans

                Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are charged off when management believes that the collectibility of the principal is unlikely. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                On January 1, 1995, the Corporation adopted FASB No. 114, "Accounting by Creditors for Impairment of a Loan." This statement has been amended by FASB No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Statement 114, as amended, requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Statement 114, as amended, also requires certain disclosures about investments in impaired loans and the allowance for credit losses and interest income recognized on loans. The Corporation had no loans subject to FASB 114 at June 30, 1996 and 1995.

                Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

              Allowance for Loan Losses

                The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

              Bank Premises and Equipment

                Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on the straight-line and declining-balance methods. Lease amortization is included in depreciation expense.

                Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

              Classifications of Amortization on Assets Acquired Under Capital Leases

                The amortization expense on assets acquired under capital leases is included with the depreciation expense.

              Earnings Per Share

                Earnings per share of common stock are based on the weighted average number of common shares outstanding during each year after giving retroactive effect to the stock dividend declared in 1995.

              Income Taxes

                Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carry-forwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

              Cash and Cash Equivalents

                For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

              Organization Costs

                The Marathon Financial Corporation was organized under the laws of the State of Virginia as a bank holding company on October 2, 1990. Certain expenses incurred prior to this date were deferred and were amortized using the straight-line method over a 60-month period.

              Loan Fees and Costs

                Loan origination and commitment fees and direct loan origination costs are being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of the loan yield over the life of the related loan.

              Advertising

                The Company follows the policy of charging the costs of advertising to expense as incurred.

              Use of Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 2.    Securities

           The amortized cost and fair value of the securities available for sale as of June 30, 1996, is as follows:


                                                           Gross         Gross
                                           Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         (Losses)         Value

                                                                  1996
           Obligations of U.S.
              government corporations
              and agencies               $   595 744    $     1 862    $   (8 545)    $    589 061
           Mortgage-backed securities        137 134          1 558        (4 810)         133 882
           Other                             302 850            - -           - -          302 850
                                         -----------    -----------    ----------     ------------
                                         $ 1 035 728    $     3 420    $  (13 355)    $  1 025 793
                                         ===========    ===========    ==========     ============


           The amortized cost and fair value of the securities available for sale as of June 30, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because mortgages underlying the mortgage-backed securities may be called or prepaid without any penalties.


                                                        Amortized           Fair
                                                        Cost                Value
              Due after one year through five years   $    595 744      $    589 061
              Mortgage-backed securities                   137 134           133 882
              Other                                        302 850           302 850
                                                      ------------      ------------
                                                      $  1 035 728      $  1 025 793
                                                      ============      ============

           The amortized cost and fair value of securities being held to maturity as of June 30, 1996 is as follows:


                                                           Gross         Gross
                                           Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         (Losses)         Value

                                                                 1996
           U.S. Treasuries and
              obligations of U.S.
              government corporations
              and agencies               $   297 980    $       - -    $   (4 713)    $    293 267
           Obligations of state and
              political subdivisions         251 324          6 330        (1 154)         256 500
           Corporate securities               99 885            115           - -          100 000
           Mortgage-backed securities         16 363            176           - -           16 539
                                         -----------    -----------    ----------     ------------
                                         $   665 552    $     6 621    $   (5 867)    $    666 306
                                         ===========    ===========    ==========     ============


                   Notes to Consolidated Financial Statements
                                  (Unaudited)

           The amortized cost and fair value of the securities being held to maturity as of June 30, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the corporate securities and mortgages underlying the mortgage-backed securities may be called or prepaid without any penalties.


                                                         Amortized          Fair
                                                          Cost              Value
              Due after one year through five years      $ 297 980      $    293 267
              Due after five years through ten years       251 324           256 500
              Corporate securities                          99 885           100 000
              Mortgage-backed securities                    16 363            16 539
                                                         ---------        ----------
                                                         $ 665 552        $  666 306
                                                         =========        ==========


           Proceeds from maturities, calls and principal payments of securities available for sale during 1996 and 1995 were $204,087 and $11,004. There were no realized gains or realized losses recognized on these transactions.

           Proceeds from maturities, calls and principal payments of securities being held to maturity during 1996 and 1995 were $559,340 and $2,300. There were no realized gains or realized losses recognized on these transactions.

           Securities having a book value of $547,589 and $695,655 at June 30, 1996 and 1995 were pledged to secure public deposits and for other purposes required by law.

Note 3.    Loans and Related Party Transactions

           The loan portfolio as of June 30, 1996, is composed of the following:

                Commercial                            $ 15 310 722
                Real estate - mortgage                   5 747 258
                Real estate - construction               4 015 021
              Installment loans to individuals           6 986 771
                                                      ------------
                                                      $ 32 059 772
              Less allowance for loan losses               463 593
                                                      ------------
                                                      $ 31 596 179
                                                      ============

           The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms (exclusive of loans to any such person which in the aggregate did not exceed $60,000) were indebted to the Bank for loans totaling $1,459,760 at June 30, 1996. During 1996, total principal additions were $528,117 and total principal payments were $243,242.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 4.    Allowance for Loan Losses

           Changes in the allowance for loan losses are as follows:

                                                          June 30,
                                                    1996             1995
                                                 -----------     ------------

              Balance, beginning                 $   393 139     $   299 203
                Provision for loan losses             72 500          16 000
                Recoveries                             4 265           2 050
                Loan losses charged to
                      the allowance                   (6 311)         (7 411)
                                                 -------------   ------------
              Balance, ending                    $   463 593     $   309 842
                                                 =============   ============

           Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $63,819 at June 30, 1996. If interest on these loans had been accrued, such income would have approximated $2,518 for 1996.

Note 5.    Bank Premises and Equipment, Net

           Bank premises and equipment as of June 30, 1996 consists of the following:

           Capital leases - computer                       $   151 047
           Bank premises                                     1 222 881
           Furniture and equipment                             742 159
                                                           ------------
                                                           $ 2 116 087
           Less accumulated depreciation                       788 163
                                                           ------------
                                                           $ 1 327 924
                                                           ============

           Depreciation included in operating expense for 1996 and 1995 was $56,820 and $48,223, respectively.

Note 6.    Organization Costs

           Certain costs incurred by the Corporation prior to commencing operations on October 2, 1990, were capitalized and amortized over a 60-month life. These costs totaled $60,350.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 7.    Deposits

           Deposits outstanding at June 30, 1996 and 1995 and the related interest expense for the years then ended, are summarized as follows:


                                                         1996                         1995
                                         ---------------------------------------------------------
                                           Amount         Expense         Amount         Expense
              Noninterest bearing        $ 6 267 152    $       - -    $ 4 348 396    $        - -
                                         -----------    -----------    -----------    ------------

             Interest bearing:
             Interest checkin            $ 2 080 895    $    30 098    $ 1 855 975    $     21 523
             Money market accounts         3 140 621         56 858      2 536 310          38 187
             Regular savings               5 057 468         79 657      4 844 164          79 153
             Certificates of deposit:
                 Less than $100,000       16 971 439        445 950     12 457 447         333 088
                 $100,000 and more         4 348 574        105 155      3 002 626          69 086
                                         -----------    -----------    -----------    ------------
                 Total interest bearing  $31 598 997    $   717 718    $24 696 522    $    541 037
                                         -----------    -----------    -----------    ------------
                 Total deposits          $37 866 149    $   717 718    $29 044 918    $    541 037
                                         ===========    ===========    ===========    ============


Note 8.    Income Taxes

           Net deferred tax assets consist of the following components as of June 30, 1996:

                Deferred tax assets:
                   Net operating loss carryforward               $1 163 263
                   Writedown of other real estate                    14 478
                   Less valuation allowance                      (1 103 668)
                                                                 ----------
                                                                 $   74 073
                                                                 ----------
                Deferred tax liabilities:
                   Allowance for loan losses                     $   74 073
                                                                 ----------
                                                                 $      - -
                                                                 ==========

              The provision for income taxes charged to operations for the years ended June 30, 1996 and 1995, consists of the following:

                                                      1996             1995
                                                    ----------     ----------

                Current tax expense                 $    4 066     $      - -
                Deferred tax expense                   103 152         59 425
                Benefit of net operating loss         (103 152)       (59 425)
                                                    ----------     ----------
                                                    $    4 066     $      - -
                                                    ==========     ==========

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

              The current tax expense incurred in 1996 is related to the alternative minimum tax calculated for the Corporation.

              The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the six months ended June 30, 1996 and 1995, due to the following:

                                                         1996          1995
                                                      ----------    ----------

                Computed "expected" tax expense       $  104 594    $   60 076
                Increase (decrease) in income taxes
                  resulting from:
                    Reduction of valuation allowance    (103 152)      (59 425)
                    Tax exempt interest income            (1 157)       (1 611)
                     Other                                 3 781           960
                                                      ----------    ----------
                                                      $    4 066    $      - -
                                                      ==========    ==========

              Under the provisions of the Internal Revenue Code, the Corporation has available approximately $3,421,362 of net operating loss carryforwards which can be offset against future taxable income. The carryforwards expire December 31, 2006. The full realization of the tax benefits associated with the carryforwards depends predominately upon the recognition of ordinary income during the carryforward period.

              The loss carryforward at June 30, 1996, for financial reporting purposes is approximately $3,225,670. The differences between the loss carryforward for financial reporting and income tax purposes results principally from timing differences in recognizing start-up costs and the provision for loan losses. No deferred taxes are recorded on these timing differences due to the net operating loss carryforward position of the Corporation.

Note 9.    Leases

           Capital Lease

              During the year ended December 31, 1994, the Corporation entered into a lease agreement on computer equipment and software. Additional equipment and software was added to the lease during 1995 in the amount of $21,395. The balance of the liability under capital leases at June 30, 1996 in the amount of $95,278 represents the present value of the balance due in future years for lease rentals discounted at 7%. The liability is payable in quarterly installments of $9,017 for principal and interest to June 1, 1999. Since the term of the lease is approximately the same as the estimated useful life of the assets, and the present value of the future minimum lease payments at the beginning of the lease approximated the fair value of the leased assets at that date, the leases are considered to be capital leases and have been so recorded. The lease also requires additional maintenance payments of $4,853 per quarter.

              The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of June 30, 1996:

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                For the Year Ended December 31:
                    1996                                $    27 740
                    1997                                     55 480
                    1998                                     55 480
                    1999                                     25 821
                                                        -----------
                     Total minimum lease payments       $   164 521
                    Less estimated executory costs
                      (such as maintenance) included in
                      the total minimum lease payments       58 236
                                                        -----------
                   Net minimum lease payments           $   106 285
                   Less the amount representing interest     11 007
                                                        -----------
                      Present value of net minimum
                        lease payments                  $    95 278
                                                        ===========

           Lease Commitments and Total Rental Expense

              During the year ended December 31, 1994, the Corporation entered into a five-year operating lease for the rental of a branch location. The lease expires on September 30, 1999 and has two five-year renewal options. The lease provides that the Corporation pay all property taxes, insurance and maintenance plus an annual rental of $12,000 for the initial lease period commencing on April 1, 1995. The total minimum lease commitment at June 30, 1996 under this lease is $45,000 which is due as follows:

                For the Year Ended December 31:

                             1996                       $     6 000
                             1997                            12 000
                             1998                            12 000
                             1999                            12 000
                             2000                             3 000
                                                        -----------
                                                        $    45 000
                                                        ===========

              There was $6,000 in rental expense resulting from this lease included in the consolidated statements of income for the six months ended June 30, 1996.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

           Fixed Equipment on Land Leased with Related Parties

              As of June 30, 1996 the Corporation has invested $237,365 in the construction of a new building on this site. The Corporation has agreed to finance the construction of the building with the understanding that the lessor will reimburse the Corporation for all costs and will lease the building to the Corporation for a rental expense to be determined based on the total cost of the finished building and a land value of $150,000. The project was completed on June 30, 1996.

Note 10.   Commitments and Contingent Liabilities

           In the normal course of business, there are other outstanding commitments and contingent liabilities which are not reflected in the accompanying financial statements. See Note 13 with respect to financial instruments with off-balance-sheet risk.

           As members of the Federal Reserve System, the Corporation is required to maintain certain average reserve balances. For the final weekly reporting period in the year ended June 30, 1996 this requirement was $72,000.

Note 11.   Dividend Restrictions

           Federal and state regulations limit the amount of dividends which the Corporation can pay without obtaining prior approval and, additionally, federal regulations require that the Corporation maintain minimum capital requirements. As of June 30, 1996, the Corporation was required to obtain prior approval on any dividend declared.

           The Corporation did obtain approval from the State Corporation Commission to pay a stock dividend and on December 19, 1995, the Board of Directors declared a stock dividend equal to 15% of net income, payable February 8, 1996, to stockholders of record December 19, 1995. This dividend has been reflected in the accompanying financial statements.

           Transfers of funds from the banking subsidiary to the parent corporation in the form of loans, advances and cash dividends are restricted by federal and state regulatory authorities. As of June 30, 1996, no unrestricted funds could be transferred from the banking subsidiary to the parent corporation, without prior regulatory approval.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 12.   Other Expenses

           The principal components of "Other expenses" in the Consolidated Statements of Income are:

                                                      1996            1995
                                                   -----------    -----------
              FDIC assessment                      $     1 500    $    27 490
              Marketing                                 32 531         32 100
              Stationery and supplies                   23 894         24 377
              Professional fees                         25 069         26 258
              Postage                                   24 924         12 640
              Other (includes no items in excess
                of 1% of total revenue)                213 017        143 936
                                                   -----------    -----------
                                                   $   320 935    $   266 801
                                                   ===========    ===========


Note 13.   Financial Instruments With Off-Balance-Sheet Risk

           The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

           The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

           A summary of the contract or notional amount of the Corporation's exposure to off-balance-sheet risk as of June 30, 1996 is as follows:

                Financial instruments whose contract
                  amounts represent credit risk:
                    Commitments to extend credit   $ 4 684 904
                    Standby letters of credit           78 000

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

           Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation holds no collateral supporting those commitments.

           The Corporation has cash accounts in other commercial banks. The amount on deposit at two of these banks at June 30, 1996 exceeded the insurance limits of the Federal Deposit Insurance Corporation by approximately $797,183.

Note 14.   Defined Contribution Retirement Plan

           The Corporation has a defined contribution retirement plan under Code
           Section 401(k) of the Internal Revenue Service covering employees who have completed six months of service and who are at least 21 years of age. No contributions were made to the plan for the six months ended June 30, 1996 and 1995.

Note 15.   Stock Options and Warrants Outstanding

           On June 15, 1992 the Corporation issued one stock purchase warrant ("warrant") for each share of preferred stock purchased in a private offering. A total of 200,688 warrants were issued. Warrants were immediately transferable and entitle the holder to purchase one share of common stock at a price of $5.00 per share until June 30, 1997. As of June 30, 1996 all 200,688 warrants were outstanding.

           On April 13, 1992 the Corporation granted 500 stock options to the Corporation's chief executive officer pursuant to his employment agreement with the Corporation. The stock options are exercisable at $5.00 per share and expire on June 1, 1997. As of June 30, 1996 all 500 stock options were outstanding.

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 16.   Parent Corporation Only Financial Statements

                         MARATHON FINANCIAL CORPORATION
                           (Parent Corporation Only)

                                 Balance Sheet
                                  (Unaudited)

                                 June 30, 1996

            Assets
               Cash                                               $        732
               Prepaid expenses                                            690
               Investment in capital stock of subsidiary             2 961 538
                                                                  ------------

                 Total assets                                     $  2 962 960
                                                                  ============

            Liabilities, accounts payable                         $        - -
                                                                  ------------

            Stockholders' Equity
               Preferred stock                                    $        - -
               Common stock                                          1 306 303
               Capital surplus                                       5 109 908
               Retained earnings (deficit)                          (3 443 316)
               Unrealized (loss) on securities
                 available for sale                                     (9 935)
                                                                  ------------
                 Total stockholders' equity                       $  2 962 960
                                                                  ------------

                 Total liabilities and stockholders'
                         equity                                   $  2 962 960
                                                                  ============

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                         MARATHON FINANCIAL CORPORATION
                           (Parent Corporation Only)

                              Statements of Income
                                  (Unaudited)
                For the Six Months Ended June 30, 1996 and 1995

                                                                      1996           1995
                                                                  -------------    ----------
            Income, dividends from subsidiary                     $       6 000    $      - -
                                                                  -------------    ----------

            Expenses:
               Amortization                                       $         - -    $    5 064
               Other                                                        841           425
                                                                  -------------    ----------
               Total expenses                                     $         841    $    5 489
                                                                  -------------    ----------

               Income (loss) before undistributed
                    income of subsidiaries                        $       5 159    $   (5 489)

               Undistributed income of
                 subsidiary                                             298 403       182 182
                                                                  -------------    ----------
               Net income                                         $     303 562    $  176 693
                                                                  =============    ==========



                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                         MARATHON FINANCIAL CORPORATION
                           (Parent Corporation Only)

                            Statements of Cash Flows
                                  (Unaudited)

                For the Six Months Ended June 30, 1996 and 1995


                                                                     1996             1995
                                                                  ------------     ----------
Cash Flows from Operating Activities
  Net income                                                      $    303 562     $  176 693
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Amortization                                                         - -          5 064
      Undistributed (income) of subsidiary                            (298 403)      (182 182)
      (Increase) decrease in prepaid expenses                             (113)           425
      (Decrease) in accounts payable, subsidiary
        company                                                         (1 475)           - -
                                                                  ------------     ----------
        Net cash provided by
               operating activities                               $      3 571     $      - -
                                                                  ------------     ----------

Cash Flows from Financing Activities,
  cash paid in lieu of financial shares                           $     (3 209)    $      - -
                                                                  ------------     ----------

        Increase in cash and
               cash equivalents                                   $        362     $      - -

Cash and Cash Equivalents
  Beginning                                                                370            370
                                                                  ------------     ----------

  Ending                                                          $        732     $      370
                                                                  ============     ==========


        No person has been authorized in connection with this offering to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation or the Underwriter. This Prospectus does not constitute an offer of any securities other than the Common Stock to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                              --------------------

                               TABLE OF CONTENTS

                                        Page

Available Information...............      3
Reports to Stockholders.............      3
Prospectus Summary..................      4
Summary Financial Data..............      7
The Corporation.....................      8
Investment Considerations...........     10
Offering to Stockholders............     11
Use of Proceeds.....................     11
Capitalization......................     12
Market Price and Dividend Data......     13
Selected Financial Data.............     14
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations........................     15
Business............................     32
Management..........................     40
Description of Capital Stock........     45
Underwriting........................     48
Legal Matters.......................     49
Experts.............................     49
Index to Financial Statements.......     F1




                                     [LOGO]

                                 100,000 Shares
                                  Common Stock

                               -----------------

                                   PROSPECTUS

                               -----------------




                            McKinnon & Company, Inc.

                                        , 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.

         The following table sets forth the fees and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the Common Stock being registered hereunder. Except for the SEC registration fee and NASD filing fees, all amounts are estimates.

                                 Expenses                             Amount

   SEC Registration Fee...............................             $1,140.09
   NASD Fees..........................................                830.63
   Nasdaq SmallCap Market Fees........................                     *
   Printing Expenses..................................                     *
   Legal Fees and Expenses............................                     *
   Transfer Agent and Registrar Fees..................                     *
   Accounting Fees and Expenses.......................                     *
   Blue Sky Fees and Expenses.........................                     *
   Miscellaneous Expenses.............................                     *
                                                                   ---------
                     TOTAL............................            $        *
                                                                   =========



*        To be filed by amendment.

Item 14.  Indemnification of Officers and Directors.

         The Corporation was incorporated in Virginia. The Virginia Stock Corporation Act ("Virginia Stock Corporation Act") contains the following provisions with respect to the indemnification of officers, directors, employees and agents and the limitation on liability of officers and directors:

         Section 13.1-692.1. Limitation on liability of officers and directors; exception.

               A. In any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of:

                    1. The monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director; or

                    2. The greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

               B. The liability of an officer or director shall not be limited as provided in this section if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

               C. No limitation on or elimination of liability adopted pursuant to this section may be affected by any amendment of the articles of incorporation or bylaws with respect to any act or omission occurring before such amendment.

         Section 13.1-696.  Definitions. - In this article:

         "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         "Expenses" includes counsel fees.

         "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

         "Official capacity" means, (i) when used with respect to a director, the office of director in a corporation; or (ii) when used with respect to an individual other than a director, as contemplated in Section 13.1-702, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

         "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         Section 13.1-697.  Authority to indemnify.

               A. Except as provided in subsection D of this section, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                    1. He conducted himself in good faith; and

                    2. He believed:

                    a. In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

                    b. In all other cases, that his conduct was at least not opposed to its best interest; and

                    3. In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

               B. A director's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph 2b of subsection A of this section.

               C. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

               D. A corporation may not indemnify a director under this section:

                    1. In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                    2. In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

               E. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         Section 13.1-698. Mandatory indemnification. Unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         Section 13.1-699.  Advance for expenses.

               A. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                    1. The director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 13.1-697;

                    2. The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                    3. A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

               B. The undertaking required by paragraph 2 of subsection A of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

               C. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 13.1-701.

               Section 13.1-700.1. Court orders for advances, reimbursement or indemnification.

               A. An individual who is made a party to a proceeding because he is or was a director of a corporation may apply to a court for an order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. Such application may be made to the court conducting the proceeding or to another court of competent jurisdiction.

               B. The court shall order the corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director's reasonable expenses incurred to obtain the order.

               C. With respect to a proceeding by or in the right of the corporation, the court may (i) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and (ii) also order the corporation to pay the director's reasonable expenses incurred to obtain the order of indemnification.

               D. Neither (i) the failure of the corporation, including its board of directors, its independent legal counsel and its shareholders, to have made an independent determination prior to the commencement of any action permit ted by this section that the applying director is entitled to receive advances and/or reimbursement nor (ii) the determination by the corporation, including its board of directors, its independent legal counsel and its shareholders, that the applying director is not entitled to receive advances and/or reimbursement or indemnification shall create a presumption to that effect or otherwise of itself be a defense to that director's application for advances for expenses, reimbursement or indemnification.

               Section 13.1-701. Determination and authorization of indemnification.

               A. A corporation may not indemnify a director under Section 13.1-697 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 13.1-697.

               B. The determination shall be made:

                    1. By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                    2. If a quorum cannot be obtained under paragraph 1 of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                    3. By special legal counsel:

                    a. Selected by the board of directors or its committee in the manner prescribed in paragraph 1 or 2 of this subsection; or

                    b. If a quorum of the board of directors cannot be obtained under paragraph 1 of this subsection and a committee cannot be designated under paragraph 2 of this subsection, selected by majority vote of the full board of directors, in which selection directors who are parties may participate; or

                    4. By the shareholders, but shares owned by or voted under control of directors who are at the time parties to the proceeding may not be voted on the determination.

               C. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph 3 of subsection B of this section to select counsel.

                    Section 13.1-702. Indemnification of officers, employees and agents. Unless limited by a corporation's articles of incorporation,


                    1. An officer of the corporation is entitled to mandatory indemnification under Section 13.1-698, and is entitled to apply for court-ordered indemnification under Section 13.1-700.1, in each case to the same extent as a director; and

                    2. The corporation may indemnify and advance expenses under this article to an officer, employee, or agent of the corporation to the same extent as to a director.

                    Section 13.1-703. Insurance. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 13.1-697 or Section 13.1-698.

         Section 13.1-704.  Application of article.

                    A. Unless the articles of incorporation or bylaws expressly provide otherwise, any authorization of indemnification in the articles of incorporation or bylaws shall not be deemed to prevent the corporation from providing the indemnity permitted or mandated by this article.

                    B. Any corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provisions for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with Section 13.1-701B. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.

                    C. No right provided to any person pursuant to this section may be reduced or eliminated by any amendment of the articles of incorporation or bylaws with respect to any act or omission occurring before such amendment.

                  Article V of the Corporation's Articles of Incorporation reads as follows:

                                   "ARTICLE V

                    (1) In this Article:

                    "applicant" means the person seeking indemnification pursuant to this Article.

                    "expenses" includes counsel fees.

                    "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                    "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                    "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

               (2) In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages in excess of $0.00 with respect to any transaction, occurrence, or courses of conduct, whether prior or subsequent to the effective date of these Articles, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

               (3) The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of the shareholders of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (b) any Director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

               (4) The provisions of this Article shall be applicable to all proceedings commenced after the effectiveness of these Articles, arising from any act or omission, whether occurring before or after such effectiveness. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such Director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

               (5) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Sections (2) or (3) of this Article.

               (6) Any indemnification under Section (3) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (3).

               The determination shall be made:

                    (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

                    (b) If a quorum cannot be obtained under subsection (a) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

                    (c) By special legal counsel:

                    (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this Section; or

                    (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section and a committee cannot be designated under subsection (b) of this Section, selected by majority vote of the full Board of Directors, in which selected Directors who are parties may participate; or

                    (d) By the shareholders, but share owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

                    Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section (6) to select counsel.

                    Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

               (7) (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section (3) if the applicant furnishes the Corporation;

                    (i) a written statement of his good faith belief that he has met the standard of conduct described in Section (3); and

                    (ii) A written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

                    (b) The undertaking required by paragraph (ii) of subsection
(a) of this Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                    (c) Authorizations of payments under this Section shall be made by the persons specified in Section (6).

               (8) The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Sections (2) or
(3) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section (3). The provisions of Sections (4) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (8).

               (9) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

               (10) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, by-laws, or other arrangements (including without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, by-laws or arrangements); provided, however, that any provision of such agreements, by-laws or other arrangements shall not be effective if an and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

               (11) Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision."

Item 15.  Recent Sales of Unregistered Securities

         On July 1, 1995, the Corporation issued 200,688 shares of unregistered common stock in exchange for all of its outstanding unregistered preferred stock. The 200,688 shares of preferred stock converted in the exchange were originally issued (the "Preferred Stock Offering") as part of a private placement which closed in May of 1992. The Preferred Stock Offering was limited to accredited investors and no more than 35 qualified nonaccredited investors. Accordingly, the Preferred Stock Offering was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Sections 3(b) and 4(2) of the Act and Regulation D promulgated thereunder by the Securities and Exchange Commission.

Item 16.  Exhibits and Financial Statement Schedules

               (a) The following exhibits either are filed as part of this Registration Statement or are incorporated herein by reference:

   Exhibit
   Number   Description of Exhibit
   **1.1   Form of Underwriting Agreement.

     3.1 Articles of Incorporation of Marathon Financial Corporation, as amended (incorporated herein by reference to the Corporation's Registration Statement on Form S-1 filed on August 26, 1992 (File No. 33-51366)).

     3.2   By-Laws of Marathon Financial Corporation, as amended,
           (incorporated herein by reference as to the Corporation's Registration Statement on Form S-1 filed on August 26, 1992 (File No. 33-51366)).

    *4.1   Form of Specimen Stock Certificate.

    *5.1   Opinion of Kaufman & Canoles.

    10.1 401(k) Plan of Marathon Financial Corporation (incorporated herein by reference to the Corporation's Registration Statement on Form S-1 filed on August 26, 1992 (File No. 33-51366)).

    10.2 Employment Agreement between The Marathon Bank and Donald L. Unger (incorporated herein by reference to the Corporation's Registration Statement on Form S-1 filed on August 26, 1992 (File No. 33-51366)).

  **10.3 Lease dated July 1, 1996, between The Marathon Bank and Post Office Plaza Partnership for the branch office at 300 Warren Avenue, Front Royal, Virginia.

    10.4 Lease between The Marathon Bank and the Lessors, Rogers M. Fred and Clifton G. Stoneburner for the branch office at 1041 Berryville Avenue Winchester, Virginia (incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the yeaer ended December 31, 1995 (File No. 0-18868)).

 **21      Subsidiaries of the Corporation.

 **23.1    Consent of Yount, Hyde & Barbour, P.C.

  *23.2    Consent of Kaufman & Canoles, P.C. (included in Opinion filed as
           Exhibit 5).

   24.1    Power of Attorney (included on Signature Page).

  *99.1    Form of Subscription Agreement.

- ------------------
*        To be filed by amendment

**       Filed herewith

         (b) Financial Statement Schedules.

         None

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes the supplement to the Prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the Prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         Insofar as indemnification for liabilities arising out of the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Frederick, Commonwealth of Virginia, on July 23 , 1996.

                                                MARATHON FINANCIAL CORPORATION

                                                By:    /s/ Donald L. Unger
                                                 Donald L. Unger, President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Donald L. Unger and Joseph W. Hollis his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and to any registration statement filed under Security and Exchange Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Witness our hands and common seals on the date set forth below.

        Signature                          Title                  Date

    /s/ Frank H. Brumback     Chairman of The Board, Director    July 23, 1996
- ----------------------------
Frank H. Brumback

    /s/ Donald L. Unger       Director, President and Chief      July 23, 1996
- ----------------------------  Chief Executive Officer
Donald L. Unger               (Principal Executive Officer and
                              Chief Financial Officer)

    /s/ Robert W. Claytor     Director                           July 23, 1996
- ----------------------------
Robert W. Claytor

    /s/ Clifton L. Good       Director                           July 23, 1996
- ----------------------------
Clifton L. Good

    /s/ Joseph W. Hollis      Director                          July 23, 1996
- ----------------------------
Joseph W. Hollis

    /s/ Gerald H. Kidwell     Director                          July 23, 1996
- ----------------------------
Gerald H. Kidwell

    /s/ Lewis W. Spangler     Director                          July 23, 1996
- ----------------------------
Lewis W. Spangler

    /s/ Thomas W. Grove       Director                          July 23, 1996
- ----------------------------
Thomas W. Grove

  /s/ W. Houston Board, III   Director                          July 23, 1996
- ---------------------------
W. Houston Board, III

    /s/ Ralph S. Gregory      Director                          July 23, 1996
- ----------------------------
Ralph S. Gregory

  /s/ George R. Irvin, Jr.    Director                          July 23, 1996
- ----------------------------
George R. Irvin, Jr.